Exhibit 10.1

Execution Version

TERM LOAN CREDIT AGREEMENT

DATED AS OF

APRIL 28, 2017

AMONG

REX ENERGY CORPORATION,

AS BORROWER,

ANGELO, GORDON ENERGY SERVICER, LLC,

AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

AND

THE LENDERS PARTY HERETO

i

v

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C-1	Form of Effective Date Certificate
Exhibit C-2	Form of Section 8.01(c) Certificate
Exhibit D	Security Instruments
Exhibit E	Form of Assignment and Assumption
Exhibit F-1	Form of U.S. Tax Compliance Certificate (Foreign Lender/not Partnership)
Exhibit F-2	Form of U.S. Tax Compliance Certificate (Foreign Participant/not Partnership)
Exhibit F-3	Form of U.S. Tax Compliance Certificate (Foreign Participant/Partnership)
Exhibit F-4	Form of U.S. Tax Compliance Certificate (Foreign Lender/Partnership)
Exhibit G	Swap Intercreditor Agreement
Exhibit H	Form of Increased Facility Activation Notice
Exhibit I	Form of New Lender Supplement

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements
Schedule 9.03	Existing Liens
Schedule 9.05	Investments
Schedule 9.12	Asset Sale
Schedule 9.14	ionsExisting Affiliate Transact

THIS TERM LOAN CREDIT AGREEMENT dated as of April 28, 2017 is among: Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; the Issuing Bank; Angelo, Gordon Energy Servicer, LLC, as administrative agent for the Lenders and the Issuing Bank (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Angelo, Gordon Energy Servicer, LLC, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

R E C I T A L S

The Borrower, Royal Bank of Canada as the administrative agent and the lenders party thereto have heretofore entered into that certain Amended and Restated Credit Agreement, dated as of March 27, 2013 (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).

The Borrower has requested that the Lenders, and the Lenders have agreed, to amend and restate the Existing Credit Agreement and to continue the loans thereunder as Initial Term Loans, subject to the terms and conditions of this Agreement.

The Borrower has also requested that the Lenders, and the Lenders have agreed, to provide Delayed Draw Commitments which may be utilized subject to the terms and conditions herein.

In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Adjusted LIBO Rate” means, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the then effective LIBO Rate multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Term Loan Credit Agreement, as the same may from time to time be amended, amended and restated, modified, or supplemented.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, 8.75% per annum.

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction (a) the numerator of which is the sum of (i) the aggregate outstanding principal amount of the Loans of such Lender and (ii) the unused outstanding Delayed Draw Commitments of such Lender and (b) the denominator of which is the sum of (i) the outstanding principal amount of the Loans of all Lenders and (ii) the total unused outstanding Delayed Draw Commitments of all Lenders.

“Approved Counterparty” means (a) BP Energy Company, (b) Macquarie Bank Limited, (c) EDF Trading North America, (d) Morgan Stanley Capital Group Inc., (e) J. Aron and Company or (f) any Person whose (or guarantor of such Person whose) long term senior unsecured debt rating at the time a particular Swap Agreement transaction is entered into is A- or A3 by S&P or Moody’s (or their equivalent), respectively, or higher or (g) any other Person agreed by the Administrative Agent or the Majority Lenders.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank revolving loans and similar extensions of credit in the ordinary course of its business and that is affiliated with a Lender and administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) DeGolyer and MacNaughton, and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the date that is five (5) days prior to the earlier of (a) the one year anniversary of the Effective Date and (b) the Delayed Draw Commitment Termination Date.

“Backstop Letter of Credit” means that certain Letter of Credit issued by the Issuing Bank in the original face amount of $48,655,242.85 to secure the outstanding letters of credit issued by Royal Bank of Canada and reduced by the amount of each such letter of credit upon its expiration or termination by the beneficiary thereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person or its direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower’s Swap Policy” means, a policy which provides that (a) the notional volumes for swaps added after the Effective Date shall constitute no less than 40% of Reasonably Anticipated Projected Production, (b) the notional volumes for two-way collars added after the Effective Date shall constitute no more than 30% of Reasonably Anticipated Projected Production (subject to the additional requirement that the floor prices on such collars shall in the aggregate be no less than 90% of the then current corresponding monthly quoted NYMEX futures contract price for such period); and (c) the notional volumes for swaptions, three-way collars and other hedging structures shall constitute no more than 30% of Reasonably Anticipated Projected Production.

“Borrowing Base” means, for the purpose of compliance with any applicable intercreditor agreement, an amount equal to the sum of (a) $300,000,000, (b) the amount of the Yield Maintenance Amount calculated as of the Effective Date on a principal amount equal to the amount in clause (a) and (c) the amount of the Call Protection Amount calculated as of the Effective Date on a principal amount equal to the amount in clause (a).

“Borrowing Request” means a request by the Borrower for a Loan in accordance with .Section 2.03

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and if such day relates to LIBOR, any such day on which dealings in dollar deposits are conducted between banks in the London interbank Eurodollar market.

“Call Protection Amount” means (a) during the period commencing on the Effective Date and ending on the date that is 30 months thereafter, an amount equal to 3.0% of (i) any payment, refinancing, substitution or replacement of principal of the Loans, including any payment made in accordance with Section 3.01, Section 3.04 or Section 10.02(a) (or in the case of an acceleration of any Loans pursuant to Section 10.02(a), in the principal amount of the Loans accelerated) and (ii) the principal amount of any termination or reduction of a Delayed Draw Commitment pursuant to Section 2.07(b) and (b) during the period commencing on the date that is 30 months and 1 day after the Effective Date and ending on the date that is 36 months after the Effective Date, an amount equal to 1.0% of (i) any payment, refinancing, substitution or replacement of principal of the Loans, including any payment made in accordance with Section 3.01, Section 3.04 or Section 10.02(a) (or in the case of an acceleration of any Loans pursuant to Section 10.02(a), in the principal amount of the Loans accelerated) and (ii) the principal amount of any termination or reduction of a Delayed Draw Commitment pursuant to Section 2.07(b). If any acceleration occurs prior to such dates, the applicable Call Protection Amount shall be due and payable, regardless of when any payment is made on the Loans. For the avoidance of doubt, the Call Protection Amount shall not be payable with respect to any Delayed Draw Loan that was made in connection with the acceleration of the Loans pursuant to Section 10.02(a) to Cash Collateralize outstanding Letters of Credit to the extent the Call Protection Amount was or is paid on the Delayed Draw Commitment for such Delayed Draw Loan at the time the Loans were accelerated pursuant to Section 10.02(a).

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that are capital in nature and any other cash expenditures that are capitalized on the financial statements of such Person in accordance with GAAP.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateralization Cap” means, with regard to the Delayed Draw Lenders’ obligation to Cash Collateralize Letters of Credit, Letters of Credit with a face amount of $46,338,326.52.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank in an amount not less than the Minimum Collateral Amount, for the benefit of the Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means any Investment of the types described in Section 9.05(c) through Section 9.05(g).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, automated clearinghouse transactions, overdraft, credit or debit card, stored value cards, electronic funds transfer and other cash management services.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $5,000,000 in the aggregate for any calendar year.

“Change in Control” means any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934) of 51% or more of the equity securities of the Borrower entitled to vote for members of the board of directors of the Borrower; provided that a Debt Equitization Event and any resulting change in the holders of the equity securities of the Borrower as a result thereof shall not be a “Change in Control”.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, issued or implemented.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means with respect to (a) each Lender, the sum of such Lender’s Initial Term Loan Commitment and Delayed Draw Commitment, as applicable, in effect at such time and each such Lender’s obligation to acquire participations in Letters of Credit hereunder and (b) the Issuing Bank, its LC Commitment in effect at such time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Balance” means, at any time, the aggregate amount of unrestricted cash and Cash Equivalents, in each case held by the Borrower and its Subsidiaries.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for Taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries; (d) the net income of any Consolidated Subsidiary that is not a Guarantor; (e) any extraordinary gains or losses during such period; (f) non-cash gains, losses or adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives; (g) any gains or losses attributable to writeups or writedowns of assets and (h) any cancellation of debt income; and provided further that if the Borrower or any Consolidated Subsidiary shall make a Material Acquisition or Material Divestiture during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such Material Acquisition or Material Divestiture, as if such Material Acquisition or Material Divestiture had occurred on the first day of such period.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, at any time with respect to any Lender, the sum of the outstanding principal amount of such Lender’s Loans and 106.7% of its LC Exposure at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank or any Lender.

“Debt” means, for any Person, each of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all (i) accounts payable and (ii) accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations of such Person under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of such Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations of such Person to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements, take or pay arrangements for the gathering, processing or transportation of production, or other similar arrangements, in each case in the ordinary course of business; (j) obligations of such Person to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock of such Person; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; provided however, the term “Debt” shall not include accruals for plugging and abandonment costs. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Debt Equitization Event” means the repayment, retirement and extinguishment of existing Second Lien Notes that results in a reduction of the outstanding aggregate principal amount of Second Lien Notes to no more than $287,950,000.

“Dedicated Cash Receipts” means all cash received by or on behalf of the Borrower or any Guarantor with respect to the following: (a) any amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the Borrower or any Guarantor; (c) proceeds from Loans; and (d) any other cash received by the Borrower or any Guarantor from whatever source (including amounts received in respect of the Liquidation of any Swap Agreement) other than (i) liability insurance proceeds required to be paid directly to third parties, (ii) payments made to the Borrower or any Guarantor for the account of third parties under or in connection with joint operating agreements or similar joint development agreements and (iii) amounts described in the definition of “Excluded Deposit Accounts” which are deposited in Excluded Deposit Accounts.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has become the subject of a Bail-In Action.

“Delayed Draw Amount” means with respect to each Delayed Draw Lender, the amount set forth opposite such Delayed Draw Lender’s name on Annex I under the caption “Delayed Draw Commitment”, as the same may be (i) reduced by the amount of any reductions of the Delayed Draw Commitments pursuant to Sections 2.01(b), 2.01(c) and 2.07(b) or (ii) reduced or increased from time to time by the amount of reductions or increases in the Delayed Draw Commitments pursuant to assignments thereof by or to any Delayed Draw Lender pursuant to Section 12.04(b).

“Delayed Draw Applicable Percentage” means, with respect to any Delayed Draw Lender, a percentage equal to a fraction (a) the numerator of which is the sum of (ii) the aggregate outstanding principal amount of the Delayed Draw Loans of such Delayed Draw Lender and (ii) the unused outstanding Delayed Draw Commitments of such Delayed Draw Lender and (b) the denominator of which is the sum of (i) the outstanding principal amount of the Delayed Draw Loans of all Delayed Draw Lenders and (ii) the total unused outstanding Delayed Draw Commitments of all Delayed Draw Lenders; provided, however, that if all of the Delayed Draw Commitments have terminated, then each Lender’s Delayed Draw Applicable Percentage shall mean such Lender’s Delayed Draw Applicable Percentage as in effect immediately before such termination.

“Delayed Draw Cap” means, as of any date of determination, an amount equal to the difference between (a) clause (a) of the definition of “Borrowing Base” and (b) the sum of (i) outstanding Initial Term Loans and (ii) 106.7% of, without duplication, the (A) available LC Commitment and (B) LC Exposure, each on such date; provided that such amount shall not be less than the Threshold Amount as of such date.

“Delayed Draw Commitment” means with respect to each Delayed Draw Lender, the commitment of such Delayed Draw Lender to make Delayed Draw Loans hereunder in an aggregate amount not to exceed its Delayed Draw Amount. The aggregate amount of the Delayed Draw Lenders’ Delayed Draw Commitments on the Effective Date is $156,500,000.

“Delayed Draw Commitment Termination Date” means the earlier of (a) April 28, 2018 and (b) the date of termination of all remaining Delayed Draw Commitments pursuant to Section 2.07(b); provided that the date in clause (a) above may be extended up to 12 months with the consent of all of the Delayed Draw Lenders.

“Delayed Draw Credit Exposure” means, at any time with respect to any Delayed Draw Lender, the sum of the outstanding principal amount of such Delayed Draw Lender’s Delayed Draw Loans and 106.7% of its LC Exposure at such time.

“Delayed Draw Lenders” means the Persons listed on Annex I with a Delayed Draw Commitment and any Person with a Delayed Draw Commitment that shall have become a party hereto pursuant to an assignment and assumption.

“Delayed Draw Loans” means term loans made by the Delayed Draw Lenders pursuant to Section 2.01(b).

“Delayed Draw Note” means a note of the Borrower payable to any Delayed Draw Lender in substantially the form of Exhibit A hereto, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Deposit Account Control Agreement” means a deposit account control agreement providing for the Collateral Agent’s exclusive control of a Deposit Account after an Event of Default, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the Borrower or a Guarantor, as applicable, the Collateral Agent, and the applicable financial institution at which such relevant Deposit Account is maintained, as the same may be amended, modified or supplemented from time to time.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which, mandatorily or at the option of the holder, it is convertible or for which it is exchangeable) or upon the happening of any event, (i) matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or (ii) is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, in either case, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposures or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“EBITDAX” means, as of any date of determination, the sum of Consolidated Net Income for the most recently ended four fiscal quarters (including any such quarter ending on such date of determination) plus the following expenses or charges to the extent deducted from Consolidated Net Income in such four fiscal quarter period: Interest Expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash charges (including non-cash expenses associated with the granting of stock-based compensation to employees and directors of the Borrower or its Subsidiaries, non-recurring non-cash losses (or minus any gains), and non-cash impairments or accounting adjustments with respect to any disposition of assets permitted hereby), minus all non-cash income added to Consolidated Net Income.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with .(Section 12.02

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “Release” (or “threatened Release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall mean those waste that are excluded from the definition of “hazardous waste”

pursuant to 40 C.F.R. Section 261.4(b)(5) (“Section 261.4(b)(5)”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 261.4(b)(5) is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “Release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 261.4(b)(5), such broader meaning shall apply.

“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder (other than an award for which the 30-day notice period is waived), (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan in a distress termination under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned such term in .Section 10.01

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution for any other purpose; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Collateral Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Cash Flow” means, for any fiscal year, the amount of EBITDAX for such fiscal year including any realized gain on Swaps, less, without duplication and to the extent not already included in EBITDAX, each of the following for such year: (a) Capital Expenditures made in cash for such year, (b) any optional repayment or scheduled amortization of the Secured Obligations permitted or required hereunder including Yield Maintenance Amounts and Call Protection Amounts on such prepayment, (c) repayments of other Debt made in cash permitted hereunder (provided that if such Debt is revolving, a permanent reduction in the commitments for such Debt in an equal amount occurs), (d) Investments permitted by Section 9.05(i) and Section 9.05(j) made in cash, (e) Restricted Payments made in reliance on Section 9.04(a)(iv), (f) Interest Expense paid in cash for such year, (g) federal and state income taxes paid in cash during such year, and (h) any non-cash gains or expenses, plus (i) any non-cash losses included in EBITDAX.

“Excess First Lien RBL Obligations” has the meaning assigned to such term in the Second Lien Intercreditor Agreement as in effect on the date hereof.

“Excluded ACH Account” means a Deposit Account of the Borrower with a Secured Cash Management Provider to be used by the Borrower to pay ordinary course expenses through automated clearing house disbursements.

“Excluded Deposit Account” means (a) any Deposit Account the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the Borrower or any Subsidiary and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of the Borrower or any Subsidiary, (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Subsidiary, (c) the Excluded ACH Account and (d) any Deposit Account used solely as collateral for the Loan Parties’ obligations in respect of their corporate credit card program.

“Excluded Swap Obligation” has the meaning assigned to such term in the Guaranty Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 5.03), any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.03(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.02, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.02(f), and (d) any U.S. withholding Tax that is imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned such term in the Recitals to this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Five-Year Strip Price” means, as of the date that is five days prior to delivery of a Reserve Report or other information and materials required to be delivered pursuant to the terms of this Agreement, (a) for the 60-month period commencing with the month in which such date occurs, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by the Administrative Agent (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 0–60 and (b) for periods after such 60 month period, the average corresponding monthly quoted futures contract price for months 49–60, and in each instance of (a) and (b) shall reflect the price of the monthly future contract prices for each appropriate Hydrocarbon category included in the Reserve Report for the volumes of each type of Hydrocarbon produced and delivered at a particular location, adjusted for the basis differential between the actual delivery location and the reference price delivery location, and adjusted for any price differentials between the actual product delivered and the reference product, in each case using methodology consistent with past practices and in good faith based on observable differentials (which utilized differentials shall be, volume weighted on the basis of current and expected future arrangements for the sale of production, the least of (i) the average actual differentials for the last quarter, (ii) the average actual differentials for the last twelve months and (iii) those future differentials which may be hedged by contract); provided, however, that (A) if the NYMEX no longer provides futures contract price quotes for sixty (60) month periods, the longest period of quotes of less than sixty (60) months shall be used and (B) if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX in this definition; provided further that in the event such average contract prices are not reasonably satisfactory to the Required Lenders, the “Five-Year Strip Price” as of any date of determination shall be such price as the Required Lenders shall reasonably determine.

“Foreign Lender” means any Lender that is not a U. S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in .Section 1.04

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, the Issuing Bank or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means, until it or any of them is released as a Guarantor pursuant to the Loan Documents:

(a)	Rex Energy I, LLC,

(b)	Rex Energy Operating Corp.,

(c)	PennTex Resources Illinois, Inc.,

(d)	Rex Energy IV, LLC,

(e)	R.E. Gas Development, LLC, and

(f)	each other Subsidiary that guarantees the Secured Obligations pursuant to Section 8.14(b).

“Guaranty Agreement” means the Amended and Restated Guaranty and Collateral Agreement listed on Exhibit D, as the same may from time to time be amended, amended and restated, modified or supplemented.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, or radon.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such laws from time to time in effect.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower and/or the Subsidiaries, as the context requires.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Increased Facility Activation Date” means any Business Day on which the Borrower and any Lender shall execute and deliver to the Administrative Agent an Increased Facility Activation Notice pursuant to Section 2.05(a).

“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit H.

“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.

“Incremental Amount” means, as of any date of determination, the lesser of (a) the amount of additional first lien debt permitted by each applicable intercreditor agreement as of such date that would not cause any portion of the Loans, Delayed Draw Commitments, LC

Exposure, Yield Protection Amount or Call Protection Amount as of such date to be classified as Excess First Lien RBL Obligations or any similar or corresponding term under any applicable intercreditor agreement, (b) the amount of additional Net Senior Secured Debt that would not cause the Borrower to be in violation of any covenant hereunder on a pro forma basis as of such date, or (c) $100,000,000.

“Incremental Term Lenders” means (a) on any Increased Facility Activation Date relating to Incremental Term Loans, the Lenders signatory to the relevant Increased Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Term Loan.

“Incremental Term Loans” means any term loans made pursuant to Section 2.05(a).

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Reserve Report” means the report of Netherland, Sewell and Associates, dated as of February 16, 2017, with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of December 31, 2016.

“Initial Term Loan Commitment” means with respect to each Initial Term Loan Lender, the commitment of such Initial Term Loan Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Initial Term Loan Lender’s name on Annex I under the caption “Term Loan Commitment”, as the same may be (a) reduced or increased from time to time pursuant to assignments by or to such Initial Term Loan Lender pursuant to Section 12.04(b). The aggregate amount of the Initial Term Loan Lenders’ Initial Term Loan Commitments on the Effective Date is $143,500,000.

“Initial Term Loans” means term loans made by the Initial Term Loan Lenders pursuant to Section 2.01(a).

“Initial Term Loan Lenders” means the Persons listed on Annex I with an Initial Term Loan Commitment and any Person that shall have become a party hereto pursuant to an assignment and assumption.

“Initial Term Loan Note” means a note of the Borrower payable to any Initial Term Loan Lender in substantially the form of Exhibit A hereto, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Subsidiaries for such period, including to the extent included in interest expense under GAAP: (a) amortization of debt discount, (b) capitalized interest, (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense, (d) all Letter of Credit fees (but only to the extent included in interest expense and not in other expense categories pursuant to the Borrower’s historical accounting practices) and (e) all cash interest paid in connection with Debt permitted hereunder to the extent that such payments are not accounted for as interest expense pursuant to

Accounting Standards Certification 470-60 or another applicable codification, in each instance whether or not the same constitutes interest expense under GAAP; provided, that if the Borrower or any Consolidated Subsidiary shall have a Material Acquisition during such period, then Interest Expense shall be calculated after giving pro forma effect to any Debt associated therewith and permitted hereunder, as if such Material Acquisition had occurred on the first day of such period and provided further, that if the Borrower or any Consolidated Subsidiary shall have a Material Disposition during such period, then Interest Expense shall be calculated after giving pro forma effect to the repayment of any Debt associated therewith and permitted hereunder, as if such Material Disposition had occurred on the first day of such period.

“Interest Payment Date” means the last Business Day of each March, June, September and December.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, the assumption of Debt of, the purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRS” means the U.S. Internal Revenue Service.

“Issuing Bank” means Macquarie Bank Limited, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Keystone Transactions” means those certain 3 waterline agreements with Keystone Clearwater for sale-leaseback-like arrangements in an aggregate amount of $5,100,000.

“LC Commitment” means, on any date of determination, $46,338,326.52, plus, while it remains outstanding, the face amount of the Backstop Letter of Credit on such date, less (a) the amount of any Letter of Credit that is terminated during the term of this Agreement, (b) reductions made pursuant to Section 2.06(k) and (c) the aggregate amount of LC Disbursements during the term of this Agreement.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or converted into a Delayed Draw Loan at such time. The LC Exposure of any Delayed Draw Lender at any time shall be its Delayed Draw Applicable Percentage of the total LC Exposure at such time.

“LC Required Delayed Draw Event” will occur if (a) any outstanding Letter of Credit is not Cash Collateralized on or prior to the date that is five (5) days prior to the Delayed Draw Commitment Termination Date, (b) any modification will be made within five (5) days to the Delayed Draw Commitment or the Delayed Draw Commitment Termination Date, (c) the Delayed Draw Commitments are terminated pursuant to Section 10.02(a)(i)(A) or Section 10.02(a)(ii)(A) or (d) any other event or circumstance occurs that, in the Issuing Bank’s good faith reasonable determination, more than immaterially increases the likelihood that a Letter of Credit will not be Cash Collateralized when required to be hereunder or that no Delayed Draw Loans will be available to Cash Collateralize the LC Exposure when required to be hereunder.

“Lenders” means the Initial Term Loan Lenders, the Delayed Draw Lenders, and the Incremental Term Lenders, if any.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means the greater of (a) 1.00% and (b) as of the date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined on the basis of the rate for deposits in dollars for a period equal to three months appearing on the applicable Bloomberg LIBOR Screen Page as of 11:00 a.m., London time, two Business Days prior to such date. If such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying the Eurodollar rates as may be selected by the Administrative Agent. If such rate is not available at such time for any reason, then the “LIBO Rate” shall be the rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars for delivery on such date in same day funds in the approximate amount of the Loans with a term of three months would be offered by major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to such date.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b)

production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations.

“Liquidate” means, with respect to any Swap Agreement, the sale, assignment, novation (other than a novation of Swap Agreements between the Borrower and/or Guarantors), unwind or termination of all or any part of such Swap Agreement or the creation of an offsetting position against all or any part of such Swap Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the Initial Term Loans, the Delayed Draw Loans and the Incremental Term Loans made by the Lenders to the Borrower pursuant to this Agreement. For the avoidance of doubt, after the funding of each Delayed Draw Term Loan, such Loan shall be on otherwise identical terms as the Initial Term Loans.

“Majority Lenders” means, (a) at any time there are two (2) or fewer Lenders, all of the Lenders and (b) at any time there are more than two (2) Lenders, two (2) or more un-affiliated Lenders having Loans, LC Exposures and unused Commitments, as applicable, representing more than 50% of the sum of the Loans, LC Exposures and unused Commitments at such time.

“Material Acquisition” means any acquisition by the Borrower or its Subsidiaries of Oil and Gas Properties permitted by this Agreement if the consideration therefore exceeds $5,000,000.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender under any Loan Document.

“Material Divestiture” means any sale, assignment, farm-out, conveyance or other transfer of Oil and Gas Properties permitted by Section 9.12 if the consideration therefore exceeds $5,000,000.

“Material Divestiture or Acquisition Date” means, the date of (a) Material Divestiture or (b) Material Acquisition.

“Material Domestic Subsidiary” means, as of any date, any Domestic Subsidiary that together with its Subsidiaries, owns Property having a fair market value of $2,000,000 or more other than RE Disposal, LLC, RW Gathering, LLC, R.E. Ventures Holdings, LLC and Rex Energy Marketing, LLC.

“Material Indebtedness” means any Debt (other than the Loans and Letters of Credit), or net obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries, in either case in principal amount exceeding, on any date of determination, $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value determined under the circumstances and in accordance with the provision of clause (a) of such term “Swap Termination Value”.

“Maturity Date” means the earlier of (a) April 28, 2021 and (b) the date that is six months prior to the maturity of any Second Lien Notes which remain outstanding on the Effective Date; provided that this clause (b) shall not apply if the principal amount of Second Lien Notes outstanding on the date that is six months prior to their maturity is equal to or less than $25,000,000 and no Event of Default exists on such date.

“Minimum Collateral Amount” means, at any time with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103.5% of the LC Exposure at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means any employee pension plan as defined in Section 3(2) of ERISA covered by Title IV of ERISA that is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any issuance or sale of Equity Interest or the sale or incurrence of any Debt, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, investment banking fees, listing fees, discounts or commissions and brokerage, consultant and other fees, expenses and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale; and

(b) with respect to any Transfer of assets, the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of such Transfer (including any cash received upon the sale or other disposition of any non-cash consideration received in any Transfer), net of, without duplication:

(i) the direct costs relating to such Transfer, including legal, title, engineering, environmental, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof;

(ii) taxes paid or reasonably estimated to be payable as a result thereof;

(iii) amounts required to be applied to the repayment of Debt (other than under this Agreement) secured by a Lien on the asset or assets that were the subject of such Transfer; and

(iv) any reserve established in accordance with GAAP against liabilities associated with such Transfer or any amount placed in escrow for adjustment in respect of the purchase price of such Transfer, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Cash Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Borrower or its Subsidiaries from such escrow arrangement, as the case may be.

“Net Senior Secured Debt” means, at any date, (a) the sum of (i) the total Credit Exposures of all Lenders on such date, (ii) the aggregate principal amount of Debt (other than Debt referred to in clause (a)(i) of this definition) of the Borrower and its Consolidated Subsidiaries on such date that is secured by a first priority Lien on any asset or Property of the Borrower or any Consolidated Subsidiary and (iii) any Debt included in the determination of “Maturity Date” in clause (b) thereof rendering such clause (b) inapplicable, minus (b) the sum of (i) all unrestricted cash in accounts subject to a Deposit Account Control Agreement and unrestricted Cash Equivalents of the Borrower and its Consolidated Subsidiaries on such date and (ii) to the extent included in (a)(i), (ii) or (iii) herein, amounts available to be drawn under (A) performance letters of credit and surety bonds issued for the account of the Borrower or a Consolidated Subsidiary to secure obligations under firm transportation contracts or (B) the Backstop Letter of Credit.

“New Lender” has the meaning assigned to such term in Section 2.05(b).

“New Lender Supplement” has the meaning assigned to such term in Section 2.05(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the Initial Term Loan Notes and the Delayed Draw Notes, as applicable.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, pipelines, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower and/or the Subsidiaries, as the context requires.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and limited liability company agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(b)).

“Participant” has the meaning assigned to such term in Section 12.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“PDP Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrower’s and the Guarantors’ Total PDP PV-10 as of such date to (b) Net Senior Secured Debt as of such date.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any accrued and unpaid interest thereon and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt does not have a stated interest rate in excess of the stated interest rate of the Loans (with the LIBOR Rate calculated based upon the forward curve for LIBOR on the date that is three (3) days prior to the date of such Debt); (d) such new Debt does not contain covenants that, taken as a whole are materially more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt (as determined in the good faith judgment of the Borrower); (e) if the Refinanced Debt is contractually subordinated to the Secured Obligations, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent; (f) if the Refinanced Debt is unsecured, such new Debt is unsecured and (g) if the Refinanced Debt is Second Lien Notes, such new Debt is unsecured or secured by Liens having the same or lesser priority thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) the Borrower or a Subsidiary or an ERISA Affiliate may have any liability or obligation, whether known or unknown, asserted or unasserted, determined or determinable, absolute or contingent, accrued or unaccrued and whether due or to become due.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, “Proved Developed Reserves” means the sum of Proved Developed Producing Reserves and Proved Developed Nonproducing Reserves, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

“Reasonably Anticipated Projected Production” means the projected production from total Proved Developed Producing Reserves attributable to Oil and Gas Properties of the Borrower and its Subsidiaries, determined by reference to either (a) the Reserve Report most recently delivered pursuant to Section 8.12, or (b) a Reserve Report with a recent “as of date” delivered to the Administrative Agent for the purpose of Section 9.18 (together with the certificate referred to in Section 8.12(c)), which shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, except as therein disclosed, to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report prepared by an Approved Engineer.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) the Issuing Bank, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“R.E. Gas” means R.E. Gas Development, LLC, a Delaware limited liability company.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” has the meaning assigned such term in the definition of the term “Environmental Laws”.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Amount” has the meaning assigned to such term in Section 2.01(c).

“Required Lenders” means, (a) at any time there are two (2) or fewer Lenders, all of the Lenders and (b) at any time there are more than two (2) Lenders, two or more un-affiliated Lenders having Loans, LC Exposures and unused Commitments, as applicable, representing at least sixty-six and two-thirds percent (66-2/3%) of the sum of the Loans, LC Exposures and unused Commitments at such time.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the applicable dates required pursuant to Section 8.12, the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Loan Parties that, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date based upon the

Five-Year Strip Price on such date of determination, adjusted for any basis differential, quality and gravity, using prices and costs as of the date of estimation without future escalation, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and adjusted to give effect to the Swap Agreements with Approved Counterparties then in effect.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“RW Gathering” means RW Gathering, LLC, a Delaware limited liability company.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Agent” means the trustee under the Second Lien Indenture (together with its successors and permitted assigns in such capacity).

“Second Lien Indenture” that certain Indenture dated as of March 31, 2016 for those certain 1.00/8.00% Senior Secured Second Lien Notes Due 2020, among the Borrower, as issuer, the subsidiary guarantors named therein, and Wilmington, as trustee, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.04(b).

“Second Lien Intercreditor Agreement” means that certain intercreditor agreement dated as of March 31, 2016 among the Administrative Agent, the Second Lien Agent and the Borrower, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“Second Lien Note Documents” means the Second Lien Indenture, and any other note documents entered into in connection therewith, including the Second Lien Intercreditor Agreement, any promissory notes, mortgages, deeds of trust, security agreements and instruments, guarantees, collateral or credit support documents, and any other agreements, instruments consents or certificates executed by the Borrower or any of its Subsidiaries in connection with, or as security for the payment or performance of, the Second Lien Notes, in each case, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.04(b).

“Second Lien Notes” means the Borrower’s Senior Secured Second Lien Notes issued by the Borrower under the Second Lien Indenture, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.04(b).

“Secured Cash Management Agreement” means a Cash Management Agreement between (a) the Borrower or any Subsidiary and (b) a Secured Cash Management Provider entered into in the ordinary course of business.

“Secured Cash Management Obligations” means all amounts and other obligations owing by the Borrower or any Subsidiary to any Secured Cash Management Provider under any Secured Cash Management Agreement.

“Secured Cash Management Provider” means (a) Manufacturers and Traders Trust Company, (b) a Lender, (c) an Affiliate of a Lender or (d) any bank so designated in writing by the Borrower to the Administrative Agent and the Collateral Agent which is organized under the laws of the United States or any state thereof.

“Secured Obligations” means, without duplication, any and all amounts owing or to be owing by the Borrower or any Guarantor whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising: (a) to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Secured Swap Party under any Secured Swap Agreement; (c) to any Secured Cash Management Provider under any Secured Cash Management Agreement; (d) to the Issuing Bank in respect of each Letter of Credit, including, without limitation, all reimbursement obligations in respect of Letters of Credit and (e) all renewals, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Secured Obligations” shall include the unpaid principal of and interest on the Loans and LC Disbursements (including Yield Maintenance Amounts, Call Protection Amounts, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, any of its Subsidiaries or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reimbursement obligations and unpaid amounts (including to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit, payments in respect of an early termination of Secured Swap Agreements and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Borrower, any Subsidiary or any Guarantor, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Secured Swap Agreement, any Letter of Credit or any Secured Cash Management Agreement and for purposes of the Second Lien Intercreditor Agreement, “Secured Obligations” constitute “Indebtedness” under the Second Lien Intercreditor Agreement.

“Secured Parties” has the meaning assigned to such term in the Swap Intercreditor Agreement.

“Secured Swap Agreement” means any Swap Agreement, whether entered into prior to, on or after the date hereof, between the Borrower or any Guarantor and any Secured Swap Party, that is financially settled.

“Secured Swap Obligations” means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement.

“Secured Swap Party” means any Approved Counterparty (other than a Loan Party) that has become party to the Swap Intercreditor Agreement, either by signing the Swap Intercreditor Agreement directly or by entry into a Swap Counterparty Joinder (as defined in the Swap Intercreditor Agreement) pursuant to the terms and conditions of the Swap Intercreditor Agreement.

“Security Instruments” means the Guaranty Agreement, the Second Lien Intercreditor Agreement, the Swap Intercreditor Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit D, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower, any Guarantor or any other Person in connection with, or as security for the payment or performance of the Secured Obligations, the Notes, this Agreement or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Senior Debt” means (a) the Unsecured Senior Notes, (b) the Second Lien Notes, (c) any other secured or unsecured senior or subordinated Debt instruments issued or incurred by the Borrower, and (d) any Permitted Refinancing Debt in respect of any of the foregoing.

“Senior Debt Indenture” means any indenture or other agreement among the Borrower and others pursuant to which the Senior Debt is issued or incurred, as the same may be amended, modified or supplemented in accordance with .(Section 9.04(b

“Series A Preferred Stock” means the Borrower’s Convertible Perpetual Preferred Stock, Series A (as defined in the Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A, of the Borrower) having an aggregate fixed liquidation value of $10,000.00 per share issued pursuant to and in accordance with the Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A, filed for the purpose of amending Borrower’s Certificate of Incorporation, as amended.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal for a major bank reasonably selected by the Administrative Agent prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of said bank, but so long as such bank is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero. Such reserve percentages shall include those imposed pursuant to such Regulation D. The Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swap Agreement” means any agreement (including each confirmation under any master agreements) with respect to any swap, cap, collar, put, call, floor, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and among the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and one or more Approved Counterparties, a copy of which is attached as Exhibit G hereto, as the same may from time to time be amended, amended and restated, modified or supplemented.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a ‘swap’ within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Loans (including an acceleration of the Loans pursuant to Section 10.02) as provided for herein.

“Threshold Amount” means, at any time, an amount equal to the difference between (a) the sum of (i) 106.7% of the available LC Commitment at such time and (ii) 106.7% of the LC Exposure at such time and (b) the amount of Cash Collateral that has been provided in respect of LC Exposure at such time.

“Total PDP PV-10” means, for any Person or group of Persons, the present value of estimated future revenues less severance and ad valorem taxes, operating, gathering, transportation and marketing expenses and capital expenditures from the production of Proved Developed Producing Reserves on such Person’s or such group’s Oil and Gas Properties as set forth in the most recent Reserve Report delivered pursuant hereto, calculated in accordance with the SEC guidelines and using the Five-Year Strip Price without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10% all as reasonably acceptable to the Administrative Agent. Total PDP PV-10 shall be adjusted to give effect to the Secured Swap Agreements then in effect discounted at 10%. The Total PDP PV-10 shall be calculated on a pro forma basis, giving effect to (a) acquisitions and dispositions of Oil and Gas Properties consummated by the Borrower and the Subsidiaries (provided that in the case of any acquisition, the Administrative Agent shall have received a

Reserve Report, in form and substance reasonably satisfactory to it, evaluating the Proved Developed Producing Reserves subject thereto); (b) the Liquidation of any Swap Agreements to which the Borrower or any Subsidiary is a party, in each case, occurring since the date of the Reserve Report most recently delivered pursuant to Section 8.12; and (c) the Proved Developed Producing Reserves attributable to production from any completed and fully paid wells that have commenced and flowed into sales during the 60 day period after the measurement date, subject to such Proved Developed Producing Reserve assessment being prepared by an Approved Petroleum Engineer.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Transfer” has the meaning assigned to such term in Section 9.12.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas.

“unrestricted” means, as of any date of determination, all cash and/or Cash Equivalents on the consolidated balance sheet of the Borrower which is not “restricted” for purposes of GAAP.

“Unsecured Senior Notes” means the Borrower’s (x) 8.875% Senior Notes due 2020 and (y) 6.250% Senior Notes due 2022.

“U.S. Person” means any Person that is a “United States person” as defined in section 7701(a)(30) of the Code.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.02(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Wilmington” has the meaning assigned to such term in Section 6.01(t).

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Maintenance Amount” means, for (a) any payment, refinancing, substitution or replacement of any Loans, including any payment made in accordance with Section 3.01, Section 3.04 or Section 10.02(a) (or in the case of an acceleration of any Loans pursuant to Section 10.02(a), in the principal amount of the Loans accelerated) and (b) any termination of the Delayed Draw Commitment in connection with the acceleration of the Loans in connection with the acceleration of the Loans pursuant to Section 10.02(a), in each case, during the period commencing on the Effective Date and ending on the date that is 30 months thereafter, an amount equal to the interest as determined hereunder (with the Adjusted LIBO Rate used in such determination based upon the LIBO Rate in effect on the Business Day immediately prior to the date of such payment, refinancing, substitution or replacement) on (i) the principal of the Loans paid, refinanced, substituted or replaced (or in the case of an acceleration of any Loans pursuant to Section 10.02(a), in the principal amount of the Loans accelerated) and (ii) the amount of the Delayed Draw Commitment that was terminated in connection with the acceleration of the Loans pursuant to Section 10.02(a) that was to be used to Cash Collateralize outstanding Letters of Credit (assuming the full amount of such Delayed Draw Commitment was drawn to Cash Collateralize outstanding Letters of Credit), in each case, that would have accrued on such amount during the period beginning on the date of such payment, refinancing, substitution or replacement (or in the case of an acceleration of any Loans pursuant to Section 10.02(a), on the date of such acceleration) and ending on the date that is 30 months after the Effective Date. No Yield Maintenance Amount shall be due for any payment made in accordance with Section 3.01, Section 3.04 or Section 10.02(a), or any acceleration pursuant to Section 10.02(a) occurring, after the date that is 30 months after the Effective Date, but the Yield Maintenance Amount shall be due and payable if any acceleration occurs pursuant to Section 10.02(a) prior to such date, regardless of when any payment is made on the Loans. For the avoidance of doubt, the Yield Maintenance Amount shall not be payable with respect to any Delayed Draw Loan that was made in connection with the acceleration of the Loans pursuant to Section 10.02(a) to Cash Collateralize outstanding Letters of Credit to the extent the Yield Maintenance Amount was or is paid on the Delayed Draw Commitment for such Delayed Draw Loan at the time the Loans were accelerated pursuant to Section 10.02(a).

“Yield Maintenance Event” has the meaning assigned to such term in Section 10.02(a).

Section 1.03 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, the word “or” is not exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods; provided further, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Effective Date) that would constitute capital leases in conformity with GAAP on the Effective Date shall be considered capital leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

(a) Initial Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Loan Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrower on the Effective Date in a principal amount equal to such Initial Term Loan Lender’s Initial Term Loan Commitment; provided that the Initial Term Loans shall be issued with an original issue discount of 3.0% of par. Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.

(b) Delayed Draw Loans. Subject to the terms and conditions set forth herein, including Section 2.01(c), each Delayed Draw Lender severally, and not jointly, agrees to make

Delayed Draw Loans to the Borrower from time to time (but in any event with respect to Delayed Draw Loans made pursuant to this Section 2.01(b), limited to fifteen (15) drawings from all Delayed Draw Lenders, each in an aggregate principal amount of at least $5,000,000), on any Business Day until the Delayed Draw Commitment Termination Date, in a principal amount that will not result in (i) the Delayed Draw Loan to be made by a Lender on such date exceeding such Lender’s Delayed Draw Commitment on such date, (ii) the total Delayed Draw Loans exceeding the Delayed Draw Cap, (iii) the total Loans outstanding exceeding the then effective Borrowing Base or (iv) the aggregate Delayed Draw Commitment reducing below the Threshold Amount at such time. The Delayed Draw Loans shall be issued with an original issue discount of 3.0% of par. The Delayed Draw Commitments shall be permanently reduced by the amount of each Delayed Draw Loan when made and amounts paid or prepaid in respect of the Delayed Draw Loans may not be reborrowed.

(c) Delayed Draw Loans to Reimburse LC Disbursements or Cash Collateralize LC Exposure. If an LC Disbursement has not been reimbursed by the Borrower under Section 2.06(e) or an LC Required Delayed Draw Event has occurred, then each Delayed Draw Lender agrees to fund a Delayed Draw Loan in an amount equal to (the “Required Amount”) the sum of (i) its participation interest in such LC Disbursement or other LC Exposure, as applicable, and (ii) its Delayed Draw Applicable Percentage of any accrued and unpaid fees and expenses then owing hereunder by the Borrower to the Issuing Bank (it being understood that the principal amount of each such Loan shall be 103.1% of such LC Disbursement or, if an LC Required Delayed Draw Event has occurred, the amount required to Cash Collateralize the lesser of (A) the undrawn face amount of all outstanding Letters of Credit, and (B) the Cash Collateralization Cap, plus, in each case, the amount of any such unpaid fees and expenses), provided that making such Delayed Draw Loan will not result in (1) the Delayed Draw Loan to be made by a Lender on such date exceeding such Lender’s Delayed Draw Commitment on such date, (2) the total Delayed Draw Loans exceeding the Delayed Draw Cap or (3) the total Loans outstanding exceeding the then effective Borrowing Base. Each Lender’s obligations under this Section 2.01(c) will expire on the Delayed Draw Commitment Termination Date. Such Delayed Draw Loans shall be issued with an original issue discount of 3.0% of par. The Delayed Draw Commitments shall be permanently reduced by the amount of each such Delayed Draw Loan when made and amounts paid or prepaid in respect of the Delayed Draw Loans may not be reborrowed.

Section 2.02 Loans.

(a) Loans; Several Obligations. Each Initial Term Loan and Delayed Draw Loan shall be made by the Lenders ratably in accordance with their respective Initial Term Loan Commitments and Delayed Draw Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Notes. Any Lender may request that the Loans made by it shall be evidenced by a note of the Borrower in substantially the form of Exhibit A dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Delayed Draw Loan, as of the date of such Delayed Draw Loan, or (iii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Initial Term Loan for a Note and its Delayed Draw Commitment for a Note each in the form of Exhibit A as in effect on such date, and otherwise duly completed. The date, amount, and interest rate of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Loans.

(a) To request an Initial Term Loan on the Effective Date, the Borrower shall notify the Administrative Agent of such request not later than 12:00 noon, New York City time, one Business Day before the date of the proposed borrowing. Each such Borrowing Request shall be irrevocable. Each such written Borrowing Request shall be in substantially the form of Exhibit B and signed by the Borrower and shall specify the following information:

(i) the aggregate amount of the requested Loans;

(ii) the date of such borrowing, which shall be a Business Day;

(iii) the total Credit Exposure on the date thereof (i.e., outstanding principal amount of Loans and LC Exposure without regard to the Loans requested);

(iv) pro forma total Credit Exposure (after giving effect to the Loans requested); and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of .Section 2.04

(b) To request a Delayed Draw Loan prior to the Delayed Draw Commitment Termination Date (other than a Delayed Draw Loan under Section 2.01(c)), the Borrower shall notify the Administrative Agent and the Issuing Bank of such request not later than 12:00 noon, New York City time, three Business Days before the date of the proposed borrowing. Each such Borrowing Request shall be irrevocable. Each such written Borrowing Request shall be in substantially the form of Exhibit B and signed by the Borrower and shall specify the following information:

(i) the aggregate amount of the requested Loans;

(ii) the date of such borrowing, which shall be a Business Day;

(iii) the total Credit Exposure on the date thereof (i.e., outstanding principal amount of Loans and LC Exposure without regard to the Loans requested);

(iv) pro forma total Credit Exposure (after giving effect to the Loans requested); and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of .Section 2.04

(c) Each Borrowing Request shall constitute a representation that the amount of the requested Loan shall not cause the total Credit Exposures to exceed the total Commitments.

(d) Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested borrowing.

Section 2.04 Funding of Loans.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Delayed Draw Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner. Each borrowing of the Delayed Draw Term Loans shall be made by the Delayed Draw Lenders pro rata on the basis of their Delayed Draw Commitment.

(b) Funding by the Administrative Agent. Upon verification by the Administrative Agent that each Lender has funded its Loan, the Administrative Agent shall then deposit such Loans into the account of the Borrower specified in the Borrowing Request. The Administrative Agent shall have no obligation to fund to the Borrower any amounts that a Lender shall fail to fund.

Section 2.05 Incremental Facility.

(a) General. The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make Incremental Term Loans by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase, (ii) the applicable Increased Facility Closing Date, (iii) the applicable interest for such Incremental Term Loans and (iv) the maturity date for such Incremental Term Loans, which may not be earlier than the Maturity Date; provided, that if the total yield (calculated for both the Incremental Term Loans and the existing Loans, including the upfront fees, any interest rate floors, Yield Maintenance Amount, Call Protection Amount, and any original issue discount, but excluding any arrangement, underwriting or similar fee paid by the Borrower in respect of any Incremental Term Loans exceeds by more than 0.50% per annum the total yield for the existing Loans (it being understood that any such increase may take the form of original issue discount, with original issue discount being equated to the interest rates in a manner determined by the Administrative Agent equal to the average life to maturity of the Incremental Term Loans), then the interest for the existing Loans shall be increased so that the total yield in respect of such Incremental Term Loans is no more than 0.50% higher than the total yield for the existing Loans. In addition, (1) the aggregate principal amount of borrowings of Incremental Term Loans shall not exceed the Incremental Amount at such time, (2) without the consent of the Administrative Agent, (x) each increase effected pursuant to this Section 2.05(a) shall be in a minimum amount of at least $10,000,000 and (y) no more than three (3) Increased Facility Closing Dates may be selected by the Borrower after the Closing Date, (3) such Incremental Term Loans shall not have (x) a shorter weighted average life to maturity than the Initial Term Loans or (y) provide for any voluntary, or require any mandatory, prepayments other than those set forth in this Agreement and on a pro rata basis, (4) the Incremental Term Loans shall rank pari passu in right of payment and security with the outstanding Loans and (5) the Incremental Term Loans may not be used to Redeem Senior Debt. No Lender shall have any obligation to participate in any increase described in this Section 2.05(a) unless it agrees to do so in its sole discretion.

(b) New Lender Supplement. Any additional bank, financial institution or other entity which elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.05(a) shall be approved by the Administrative Agent (such approval not to be unreasonably withheld) and execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit I, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c) Conditions Precedent. The effectiveness of the Incremental Term Loans shall be subject to the following conditions precedent:

(i) no Default or Event of Default shall have occurred and be continuing on the date of the effectiveness of the Incremental Term Loan and no Default or Event of Default would occur as a result of the effectiveness of the Incremental Term Loan;

(ii) the Administrative Agent shall have received a certificate of a Responsible Officer of Borrower certifying that:

(A) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects immediately prior to, and after giving effect to, the incurrence of the Incremental Term Loan as if made on and as of each such date except to the extent such representations or warranties are made as of a specified date, in which case, such representations and warranties shall be true and correct in all material respects as of such date;

(B) giving pro forma effect to such Incremental Term Loans and the application of the proceeds thereof, the Borrower shall be in compliance with Section 9.01 and have unrestricted cash and/or unused Delayed Draw Commitments, of at least $10,000,000; and

(C) such Incremental Term Loans together with the sum of (I) the aggregate principal amount of all outstanding Loans and LC Exposure, (II) the amount of the Yield Maintenance Amount calculated as of such date on the principal amount of all outstanding Loans, LC Exposure and such proposed Incremental Term Loans and (III) the amount of the Call Protection Amount calculated as of such date on the principal amount of all outstanding Loans, LC Exposure and such proposed Incremental Term Loans does not constitute Excess First Lien RBL Obligations or any similar or corresponding term in any other applicable intercreditor agreements;

(iii) the Administrative Agent shall have received any customary closing documents or information, including legal opinions, board resolutions, officers’ certificates, certificates from independent engineers and reaffirmations agreements, reasonably requested by the Administrative Agent, in a form consistent with those delivered on the Effective Date under Section 6.01 to the extent applicable;

(iv) each New Lender shall have executed and delivered to the Administrative Agent a New Lender Supplement and such other agreements and documentation as the Administrative Agent shall reasonably specify to evidence the New Lender becoming a Lender hereunder, and this Agreement and the other Loan Documents shall have been amended in accordance with Section 2.05(d);

(v) either (A) the Delayed Draw Commitment shall have been fully drawn hereunder or (B) the Delayed Draw Commitment Termination Date shall have occurred; and

(vi) such other conditions, if any, as the Borrower, the Incremental Term Lenders and Administrative Agent may agree.

(d) Amendments. In addition to the foregoing, each of the parties hereto hereby agrees that, on each Increased Facility Activation Date, this Agreement shall be amended to the extent (but only to the extent) appropriate to effectuate the existence and terms of the Incremental Term Loans evidenced thereby. Any such deemed amendment may be effected in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto.

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form acceptable to the Issuing Bank in its sole discretion, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi) specifying the current total Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination; provided however that this provision does not constitute Issuing Bank’s acceptance of such automatic increases.

The Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit if the Issuing Bank receives a notice from the Administrative Agent within four (4) Business Days after the Administrative Agent receives the notice required in Section 2.06(b) stating that any of the Lenders has requested that the Issuing Bank not issue, amend, renew or extend such Letter of Credit and otherwise a Letter of Credit shall be issued, amended, renewed or extended only if (and each notice shall constitute a representation and warranty by the Borrower that), after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (A) the LC Exposure shall not exceed the LC Commitment and (B) the Credit Exposure does not exceed the total Commitments; provided that the Issuing Bank shall be under no obligation to issue any Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank now or hereafter applicable to letters of credit generally.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.

(c) Expiration Date.

(i) Subject to Section 2.06(c)(ii) below, each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), and (B) the date that is five Business Days prior to the Delayed Draw Commitment Termination Date. Each Letter of Credit with a one (1) year term may provide for the renewal thereof, at the request of the Borrower and at the sole discretion of the Issuing Bank, for additional one (1) year periods; provided that, unless Cash Collateral has been provided for such Letter of Credit under Section 2.06(c)(ii), no such period shall extend beyond the date described in clause (B) above.

(ii) A Letter of Credit, at the request of the Borrower and at the sole discretion of the Issuing Bank, may be extended beyond and after the Delayed Draw Commitment Termination Date if the Borrower has provided Cash Collateral for such Letter of Credit in the manner specified in Section 2.06(j) on the date that is five (5) Business Days prior to the earlier of (A) the expiration date of such Letter of Credit or (B) the Delayed Draw Commitment Termination Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or an extension or renewal thereof) and without any further action on the part of the Issuing Bank or the Delayed Draw Lenders, the Issuing Bank hereby grants to each Delayed Draw Lender, and each Delayed Draw Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Delayed Draw Lender’s Delayed Draw Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Delayed Draw Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Delayed Draw Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.06(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Delayed Draw Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.06(d) upon the issuance, amendment, extension or renewal of each Letter of Credit is absolute and unconditional and shall not be affected by the occurrence and continuance of a Default or Event of Default (including any Event of Default described in Section 10.01(h) or Section 10.01(i)), or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that no Delayed Draw Lender shall be obligated to fund any participation under this Section 2.06(d) in an amount in excess of its Delayed Draw Amount.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt.

If, prior to the Delayed Draw Commitment Termination Date, the Borrower fails to make such reimbursement payment when due or an LC Required Delayed Draw Event has occurred, then the Issuing Bank shall notify the Administrative Agent and each Delayed Draw Lender of (i) the LC Disbursement, if applicable, (ii) the amount of payment then due from the Borrower in respect thereof or the amount required to Cash Collateralize the Letters of Credit in respect of such LC Required Delayed Draw Event, and (iii) such Lender’s Delayed Draw Applicable Percentage thereof. The delivery of such notice shall be deemed to be either a demand for the funding of each Delayed Draw Lender’s participation obligation under Section 2.06(d) or a request for a borrowing of a Delayed Draw Loan under Section 2.01(c), in an amount equal to the Required Amount, and the obligation of the Delayed Draw Lenders to fund such participation or Delayed Draw Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever including, the conditions set forth in Section 6.02, the occurrence and continuance of a Default or Event of Default or the reduction or termination of the Commitments; provided that (i) the Delayed Draw Lenders’ obligations to fund their participation obligations or make the Delayed Draw Loans to reimburse the Issuing Bank for an LC Disbursement or to Cash Collateralize Letters of Credit after the occurrence of an LC Required Delay Draw Event shall not apply to any Letter of Credit to the extent it has been Cash Collateralized and (ii) no Delayed Draw Lender shall be obligated to fund any Delayed Draw Loan under this Section 2.06(e) if (A) the amount of such Delayed Draw Loan would exceed its Delayed Draw Amount at such time or (B) the aggregate undrawn face amount of Letters of Credit that are Cash Collateralized would exceed the Cash Collateralization Cap (if such Delayed Draw Loan is to be used to Cash Collateralize Letters of Credit). Each such funding of participation obligations or Delayed Draw Loans shall be made without any offset, abatement, withholding or reduction whatsoever.

If any reimbursement of any LC Disbursement is funded by the Delayed Draw Lenders pursuant to a Delayed Draw Loan, then, to the extent permitted by applicable law, the Borrower’s obligation to reimburse the Issuing Bank and the Lenders’ participation obligations in respect of the applicable Letters of Credit shall be elevated and replaced by the resulting Delayed Draw Loan.

Each Delayed Draw Lender shall pay to the Administrative Agent its Delayed Draw Applicable Percentage of the Required Amount in the same manner as provided in

Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall (i) in the case of an LC Disbursement, promptly pay to the Issuing Bank the amounts so received by it from the Delayed Draw Lenders and (ii) in the case of an LC Required Delayed Draw Event, retain such amounts as Cash Collateral for the outstanding Letters of Credit in accordance with Section 2.06(j) (which amounts shall be deemed to be Cash Collateral provided hereunder by the Borrower) provided that any amounts representing accrued and unpaid fees and expenses owing to the Issuing Bank shall be remitted by the Administrative Agent to the Issuing Bank. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.06(e) with respect to an LC Disbursement, the Administrative Agent shall distribute such payment to the Issuing Bank.

In the event the Issuing Bank shall have been reimbursed by the Delayed Draw Lenders pursuant to this Section 2.06(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Delayed Draw Lender which has paid all amounts payable by it under this Section 2.06(e) with respect to such honored drawing such Delayed Draw Lender’s Delayed Draw Applicable Percentage of all payments subsequently received by the Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.06(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by email) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Delayed Draw Loan under Section 2.06(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to the Loans. Interest accrued pursuant to this Section 2.06(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.06(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding that the Borrower Cash Collateralize the outstanding LC Exposure, (ii) the Borrower is required to Cash Collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(b), (iii) the expiration of a Letter of Credit extends beyond the Delayed Draw Commitment Termination Date pursuant to Section 2.06(c)(ii), (iv) the Borrower is required to Cash Collateralize a Defaulting Lender’s LC Exposure pursuant to Section 4.03(c)(iii)(B), (v) the proceeds of a Delayed Draw Loan are required to be used to Cash Collateralize the outstanding Letters of Credit hereunder due to the occurrence of an LC Required Delayed Draw Event, (vi) at any time the LC Exposure exceeds the LC Commitment, (vii) any other event occurs that requires the Letters of Credit to be Cash Collateralized under the Loan Documents or (viii) at the election of the Borrower, then the Borrower shall Cash Collateralize such LC Exposure (or in the case of clause (ii) above, the amount of the excess) as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on each account in which Borrower has deposited Cash Collateral and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.06(j) shall be absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any Subsidiary may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantors’ obligations under this Agreement and the other Loan Documents. The Administrative Agent shall, subject to the terms of the Loan Documents, have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits of the type described in Sections 9.05c), 9.05)(d), 9.05e), 9.05)f) and 9.05)(g), which investments shall be made at the option of the Administrative Agent and with the consent of the Borrower, but at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, amounts in excess of the foregoing shall be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents. If the Borrower is required to provide Cash Collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 4.03(c)(iii)(B) as a result of a Defaulting Lender, and the Borrower is not otherwise required to Cash Collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(b) or otherwise provide Cash Collateral hereunder, then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within five (5) Business Days after all Events of Default have been cured or waived or the events giving rise to such Cash Collateralization pursuant to Section 4.03(c)(iii)(B) have been satisfied or resolved and such Cash Collateral is no longer required under Section 4.03(c)(iii)(B). If a Letter of Credit that has been Cash Collateralized expires, any Cash Collateral with respect to such Letter of Credit that has not been used to fund an LC Disbursement shall be returned to the Borrower within five (5) Business Days after the expiration of such Letter of Credit.

(k) Optional Termination and Reduction of LC Commitment.

(i) The Borrower may at any time terminate, or from time to time reduce, the LC Commitment; provided that (A) each such termination or reduction thereof shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrower shall not terminate or reduce the LC Commitment if after giving effect to such termination or reduction, the LC Exposure would exceed the LC Commitment.

(ii) The Borrower shall notify the Issuing Bank of any election to terminate or reduce the LC Commitment under Section 2.06(j)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Issuing Bank shall advise the Administrative Agent and the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(j)(ii) shall be irrevocable; provided that a notice of termination of the LC Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or occurrence of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Issuing Bank on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the LC Commitment shall be permanent and may not be reinstated.

(l) Backstop Letter of Credit. Within two (2) Business Days after each reduction or termination of the Backstop Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Borrower in writing of the amount of such reduction or termination and the then current face amount of the Backstop Letter of Credit.

Section 2.07 Termination of Commitments and Reduction of Delayed Draw Commitments.

(a) Scheduled Termination of Commitments. The Initial Term Loan Commitments shall terminate on the funding of the Initial Term Loans and unless previously terminated, the Delayed Draw Commitments shall terminate on the Delayed Draw Commitment Termination Date.

(b) Optional Termination and Reduction of Delayed Draw Commitments.

(i) The Borrower may at any time terminate, or from time to time reduce, the Delayed Draw Commitments; provided that each reduction of the Delayed Draw Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that the Delayed Draw Commitments may not be reduced below an amount equal to the Threshold Amount at such time.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Delayed Draw Commitments under Section 2.07(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(b)(ii) shall be irrevocable; provided that a notice of termination or reduction of the Delayed Draw Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or the consummation of an acquisition or divestiture, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Delayed Draw Commitments shall be permanent and may not be reinstated. Each reduction of the Delayed Draw Commitments shall be made ratably among the Delayed Draw Lenders in accordance with each Delayed Draw Lender’s pro rata share of the Delayed Draw Commitments.

(iii) The Borrower shall pay to the Administrative Agent, for the ratable benefit of each holder of a Delayed Draw Commitment which was terminated or reduced, any Call Protection Amount due as a result of the termination or reduction (but for the avoidance of doubt, other than as a result from the occurrence of the Delayed Draw Commitment Termination Date pursuant to clause (a) of the definition thereof) of such Delayed Draw Commitments by the Borrower pursuant to this Section 2.07(b) on the date such termination or reduction is effective.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender:

(a) Excess Cash Flow. Commencing with (i) the earlier of (A) the tenth (10th) Business Day following the delivery of annual financial statements for the fiscal year ending December 31, 2017 or (B) the tenth (10th) Business Day after the date such annual financial statements are due and (ii) for each fiscal year thereafter, on the earlier of (A) the tenth (10th) Business Day following the delivery of annual financial statements for such fiscal year and (B) the tenth (10th) Business Day after the date such annual financial statements are due:

(i) 75% of Excess Cash Flow until the Borrower has completed a Debt Equitization Event; and

(ii) 50% of Excess Cash Flow thereafter;

Principal amounts prepaid pursuant to this Section 3.01(a) shall be allocated pro rata among Loans outstanding at such time.

The Borrower shall provide the Administrative Agent with written notice of any payment made under this Section 3.01(a) by 12:00 noon at least one (1) Business Day prior to the date of such payment.

(b) Termination Date. The then unpaid principal amount of each Loan on the Termination Date.

(c) Interest, Yield Maintenance and Call Protection Amount. Each payment of principal made pursuant to this Section 3.01, or any refinancing, substitution or replacement of any Loans (including pursuant to any amendment or waiver of this Agreement) that effectuates such a payment, refinancing, substitution or replacement, shall be accompanied by accrued interest on the Loans at such time and, to the extent applicable, the Yield Maintenance Amount and the Call Protection Amount, all of which amounts shall be due and payable on the date of the effectiveness of such payment, refinancing, substitution or replacement.

Section 3.02 Interest.

(a) Interest. The Loans shall bear interest at the Adjusted LIBO Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) Post-Default Rate. If any Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee payable by the Borrower pursuant to Section 3.05 or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then all Loans outstanding, all unreimbursed LC Disbursements, and any overdue amount in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to four percent (4%) plus the respective rates then in effect, but in no event to exceed the Highest Lawful Rate, until such Event of Default has been cured or such amount is fully paid, as the case may be.

(c) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and in each case for the initial Borrowing, including the day of the Borrowing to the Interest Payment Date, and thereafter from the Interest Payment Date to the next Interest Payment Date. The applicable Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate; or

(b) the Administrative Agent is advised in writing by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist the interest rate shall equal an alternative, comparable published interest rate index chosen and determined, as appropriate, by the Administrative Agent in its reasonable discretion.

Section 3.04 Prepayments.

(a) Optional Prepayments. Subject to prior written notice in accordance with Section 3.04(a)(ii), the Borrower shall have the right at any time and from time to time to pay the Loans prior to the Maturity Date, in whole or in part, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof or, if less, the remaining balance of the Loans (for the avoidance of doubt, the terms of this Section 3.04(a) shall apply to any payments made prior to the Maturity Date, irrespective of whether the Loans have been accelerated pursuant to Section 10.02(a) prior to the date of such payment); provided that:

(i) each payment made in accordance with this Section 3.04(a), or any refinancing, substitution, or replacement of any Loans (including pursuant to any amendment or waiver of this Agreement) that effectuates an optional payment pursuant to this Section 3.04(a), shall be accompanied by accrued interest on the Loans at such time and, to the extent applicable, the Yield Maintenance Amount and the Call Protection Amount, all of which amounts shall be due and payable on the date of the effectiveness of such payment, refinancing, substitution or replacement, and

(ii) the Borrower shall have notified the Administrative Agent in writing (which may be by e-mail) of any optional prepayment hereunder not later than 10:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans or portion thereof to be prepaid; provided that a notice of optional prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or the consummation of an acquisition or divestiture, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment shall be applied ratably to the Loans.

(b) Mandatory Prepayments.

(i) If the Borrower or any Guarantor Transfers Oil and Gas Properties (or any Equity Interests in any Guarantor owning such Oil and Gas Properties) or terminates any Swap Agreement, then the Borrower shall either prepay the Loans together with interest on the amount so prepaid, in an amount equal to 100% of the Net

Cash Proceeds of all such Transfers and terminations of Swap Agreements or notify the Administrative Agent that it intends to reinvests such Net Cash Proceeds, each within five (5) Business Days after such Transfer; provided that if the Borrower notifies the Administrative Agent that it plans to reinvest such Net Cash Proceeds in the acquisition or development of Oil and Gas Properties, then it shall do so within ninety (90) days after the date of such Transfer (which 90 day period may be extended by an additional 90 days if the Borrower has entered within such 90 day period into a letter of intent or other binding agreement to acquire additional Oil and Gas Properties); provided further, that (I) such reinvestments do not exceed $20,000,000 in the aggregate during the term of this Agreement and (II) the PDP Coverage Ratio giving pro forma effect to such Transfer and reinvestment exceeds 1.85; if the Borrower fails to make such reinvestment in such period, it shall prepay the Loans together with interest on the amount so prepaid, in amount equal to 100% of such Net Cash Proceeds within five (5) Business Days after the expiration of such period. This Section 3.04(b)(i) shall not apply to Transfers permitted pursuant to Section 9.12(m).

(ii) If the Borrower or any Guarantor issues any Debt for borrowed money not permitted hereunder then the Borrower shall (A) prepay the Loans in amount equal to 100% of the Net Cash Proceeds of such issuance within five (5) Business Days after such issuance and (B) if any excess remains after prepaying all of the Loans as a result of an LC Exposure, Cash Collateralize such excess as provided in Section 2.06(j).

(iii) If the Borrower issues any Equity Interests (other than in connection with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries or in connection with a Debt Equitization Event or to Redeem Series A Preferred Stock in compliance with Section 9.04(a) or Second Lien Notes or Unsecured Senior Notes in compliance with Section 9.04(b)(i)), the Borrower shall either prepay the Loans together with interest on the amount so prepaid, in amount equal to 100% of the Net Cash Proceeds of such issuance or notify the Administrative Agent that it intends to reinvests such Net Cash Proceeds, each within five (5) Business Days after such issuance; provided that:

(A) the Borrower shall not be required to make such prepayment if:

(1) such issuance is in connection with a Debt for Equity Interest exchange; or

(2) such issuance is after a Debt Equitization Event, no Default or Event of Default exists or would occur as a result thereof, the PDP Coverage Ratio after giving pro forma effect to such issuance and any related prepayments of Debt exceeds 1.85, and such proceeds are used within 90 days after such issuance to acquire or develop Oil and Gas Properties; provided if the Borrower has within such 90 day period entered into a letter of intent or other binding agreement to acquire additional Oil and Gas Properties, such period shall be extended for an additional 90 days;

(B) if the Borrower fails to acquire or develop Oil and Gas Properties within the period set forth in Section 3.04(b)(iii)(A)(2), it shall prepay the Loans together with interest on the amount so prepaid, in amount equal to 100% of such Net Cash Proceeds within five (5) Business Days after the expiration of such period.

(iv) If the Borrower or any Guarantor receives a tax refund, insurance proceeds or other recoveries for a Casualty Event, in each case, in excess of $1,000,000 per event, but not more than $5,000,000 in the aggregate for any fiscal year (collectively “Recoveries”), then the Borrower shall either prepay the Loans together with interest on the amount so prepaid, in amount equal to 100% of such excess recoveries or notify the Administrative Agent that it intends to invest such Recoveries, each within five (5) Business Days after such issuance; provided that:

(A) if the Borrower notifies the Administrative Agent it intends to invest such Recoveries, it may invest such Recoveries in assets useful in its business as in effect on the Effective Date if such investment is made within 90 days after its receipt of such Recoveries; provided if the Borrower has within such 90 day period entered into a letter of intent or other binding agreement to acquire assets useful in its business such period shall be extended for an additional 90 days;

(B) if the Borrower fails to invest such Recoveries within the period set forth in Section 3.04(b)(iv)(A), it shall prepay the Loans together with interest on the amount so prepaid, in amount equal to 100% of such Recoveries within five (5) Business Days after the expiration of such period.

(v) All mandatory payments made pursuant to this Section 3.04(b), or any refinancing, substitution or replacement of any Loans (including pursuant to any amendment or waiver of this Agreement) that effectuates a mandatory payment pursuant to this Section 3.04(b), shall be accompanied by accrued interest on the Loans at such time and, other than with respect to those made pursuant to Section 3.04(b)(iv) and to the extent applicable, the Yield Maintenance Amount and the Call Protection Amount, all of which amounts shall be due and payable on the date of the effectiveness of such payment, refinancing, substitution or replacement. (For the avoidance of doubt, the terms of this Section 3.04(b) shall apply to any payments made prior to the Maturity Date, irrespective of whether the Loans have been accelerated pursuant to Section 10.02(a) prior to the date of such payment).

(vi) The Borrower shall have notified the Administrative Agent in writing (which may be by e-mail) of any mandatory prepayment or of its decision to reinvest any Net Cash Proceeds or Recoveries hereunder not later than 10:00 a.m., New York City time, one Business Day before the date a prepayment would be required. Each notice of prepayment or reinvestment shall specify the prepayment date, the principal amount of each Loan (or portion thereof) to be prepaid or the amount to be reinvested, as applicable, and the Section, subsection or clause of this Agreement pursuant to which such prepayment or reinvestment, as applicable, is being made.

(c) If any excess remains after prepaying all of the Loans under this Section 3.04, the Borrower shall Cash Collateralize the LC Exposure with such excess as provided in Section 2.06(j).

(d) Principal amounts prepaid pursuant to this Section 3.04 shall be allocated pro rata among the Loans.

Section 3.05 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Lender a commitment fee, which shall accrue at 3.5% per annum on the average daily amount of the unused amount of the Delayed Draw Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Delayed Draw Commitment Termination Date. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Delayed Draw Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay to the Issuing Bank (i) a fronting fee, which shall accrue at the rate of 2.0% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $500 during any applicable quarter and (ii) its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on the later of (A) the third Business Day following such last day or (B) three Business Days after the Borrower’s receipt of a notice therefore from the Administrative Agent, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All fronting fees shall be computed on the basis of a year of 360 days, unless, if such fees are deemed interest, such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Allocation of Fees. The Borrower, the Administrative Agent and each Lender agree that, with respect to any amendments, waivers, consents or similar matters with respect to this Agreement (each such, an “Amendment”):

(i) each Non-Defaulting Lender shall be offered the opportunity to agree to such Amendment;

(ii) any fees offered for such Amendment shall be offered to all of the Lenders pro rata in respect of their outstanding Loans and unfunded Delayed Draw Term Loan Commitments at the time of such Amendment; and

(iii) paid to each Lender that executes such Amendment in a timely manner.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 5.01, Section 5.02, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in writing by the Administrative Agent from time to time for such purpose, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section ,5.01Section 5.02, and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, Yield Maintenance Amounts, Call Protection Amounts, and fees then due hereunder, such funds shall be applied as set forth in Section 10.02(c).

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements, Yield Maintenance Amounts, or Call Protection Amounts on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest, Yield Maintenance Amounts, and Call Protection Amounts thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest, Yield Maintenance Amount and Call Protection Amount on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Payments and Deductions by the Administrative Agent; Defaulting Lenders.

(a) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), Section 4.02, or Section 12.03(c), then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its sole discretion.

(b) Payments to Defaulting Lenders. If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Credit Exposure which results in its Credit Exposure being less than its Applicable Percentage of the aggregate Credit Exposures, then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with Section 4.03(c) and all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Secured Obligations. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Loan(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Loan(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).

(c) Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Fees shall cease to accrue on the unfunded portion of the Delayed Draw Commitment of such Defaulting Lender pursuant to Section 3.05(a) and the Defaulting Lender shall not be entitled to any Call Protection Amount on any termination of its Delayed Draw Commitment while such Lender is a Defaulting Lender.

(ii) The Delayed Draw Commitment and the Credit Exposure of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender shall require the consent of such Defaulting Lender; and provided further that the Delayed Draw Commitments of a Defaulting Lender may not be increased without the consent of such Defaulting Lender.

(iii) If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(A) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Delayed Draw Applicable Percentages (for the purposes of such reallocation the Defaulting Lender’s Delayed Draw Commitment shall be disregarded in determining the Non-Defaulting Lender’s Delayed Draw Applicable Percentage) but only to the extent (1) the sum of all Non-Defaulting Lenders’ Delayed Draw Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non- Defaulting

Lenders’ Delayed Draw Commitments, and (2) the sum of each Non-Defaulting Lender’s Delayed Draw Credit Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure does not exceed such Non-Defaulting Lender’s Delayed Draw Commitment; provided that, subject to Section 12.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall within one Business Day following notice by the Administrative Agent Cash Collateralize for the benefit of the Issuing Bank such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(C) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 3.05(a) shall be adjusted in accordance with such Non-Defaulting Lenders’ Delayed Draw Applicable Percentages;

(D) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Delayed Draw Commitment that was utilized by such LC Exposure) shall be payable to the Issuing Bank until such LC Exposure is reallocated and/or Cash Collateralized; and

(iv) So long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 106.7% covered by the Delayed Draw Commitments of the Non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 4.03(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.03(c)(iii)(A) (and such Defaulting Lender shall not participate therein).

If the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, and such Lender is no longer a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s LC Exposure and on such date, if necessary, such Lender shall purchase at par such of the Delayed Draw Loans and/or participations in Letters of Credit of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Delayed Draw Applicable Percentage.

Section 4.04 Disposition of Proceeds. The Security Instruments contain a collateral assignment by the Borrower and the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding such assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, the Issuing Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or of the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to make such Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender in connection with any such Loan or the Issuing Bank (whether of principal, interest or otherwise) or the Issuing Bank with respect to such Letter of Credit, then the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the computation of the amount or amounts (as determined reasonably and in good faith) necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or b) shall be delivered to t)he Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. Each such certificate shall contain the representation and warranty of the Person sending it that the Borrower is being treated no less favorably with respect to amounts being charged under Section 5.01(a) and b) than are other similarly situated customers of such ) Lenders or Issuing Bank.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Taxes.

(a) Defined Terms. For purposes of this Section 5.02, the term “Lender” includes any “Issuing Bank” and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an

Indemnified Tax, then the sum payable by the Borrower or a Guarantor, as applicable, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or in connection with any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.02) and any penalties, interest and reasonable expenses respect thereto, whether or not such Indemnified Taxes were arising therefrom or with correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability under this Section 5.02 shall be delivered to the ower by a Lender (with a copy to the Administrative Agent) or by the AdministrativBorre Agent on its own behalf or on behalf of a Lender, and any such certificate shall be conclusive absent manifest error.

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.02(f)(ii)(A), Section 5.02(f)(ii)(B) and Section 5.02(f)(ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI (or any successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender or are effectively connected but are not includible in the Foreign Lender’s gross income for U.S. federal income tax purposes under an income tax treaty (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS W-8BEN-E, as applicable (or any successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form), accompanied by a Form W-8ECI (or any successor form), W-8BEN or W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.02 (including by the payment of additional amounts pursuant to thisSection 5.02), it shall pay to the indemnifying party an amount nly to the extent of indemnity payments made under this Section equal to such refund (but o with respect tothe Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph ther charges imposed g) (plus any penalties, interest or o) by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph be required to pay any amount to an g), in no event will the indemnified party) indemnifying party pursuant to this paragraph g) the payment of which would place the ) Tax position than the indemnified party -indemnified party in a less favorable net after demnification and giving rise to such refund had would have been in if the Tax subject to in not been deducted, withheld orotherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.02(h).

(i) Effect of Failure or Delay in Requesting Indemnification. Failure or delay on the part of the Administrative Agent, any Lender or the Issuing Bank to demand indemnification pursuant to this Section 5.02 shall not constitute a waiver of the Administrative Agent’s, such Lender’s or the Issuing Bank’s right to demand such indemnification; provided that the Borrower shall not be required to indemnify the Administrative Agent, a Lender or the Issuing Bank pursuant to this Section 5.02 for any Indemnified Taxes or Other Taxes incurred more than 180 days prior to the date that the Administrative Agent, such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the event giving rise to such Indemnified Taxes or Other Taxes and of the Administrative Agent’s, such Lender’s or the Issuing Bank’s intention to claim indemnification therefor; provided further that, if the event giving rise to indemnification is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.03 Mitigation Obligations; Replacement of Lenders.

(a) Designation of Different Lending Office. If any Lender or the Issuing Bank requests compensation under Section 5.01, or if the Borrower is required to pay any t to any Lender or any Governmental Authority for the account of any additional amoun Lender pursuant to Section 5.02, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights ,and obligations hereunder to another of its offices, branches or affiliates, if in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.02, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender or the Issuing Bank requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount uthority for the account of any to any Lender, the Issuing Bank or any Governmental A Lender or the Issuing Bank pursuant to Section 5.02, (iii) any Lender becomes a Defaulting Lender or the Issuing Bank defaults in its obligation to issue Letters of Credit hereunder, ny proposed amendment, waiver or modification of or (iv) any Lender does not consent to a any provision of this Agreement or any other Loan Document that requires the consent of “each Lender” or “each Lender directly affected thereby” with respect to which the consent of the Required Lenders has been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender (or the Issuing Bank) and the Administrative Agent, require such Lender (or the Issuing Bank) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to (A) the outstanding principal of its Loans (at the greater of par or market at such time as published by Bloomberg or if Bloomberg is no longer published any successor reasonably chosen by the Administrative Agent) and participations in LC Disbursements, (B) accrued interest thereon, (C) accrued fees, (D) the Yield Maintenance Amount and Call Protection Amounts which would be due if such Loans were prepaid on such date (other than such amounts that would be due on the undrawn Delayed Draw Commitment of a Defaulting Lender) and (E) all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.02, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender or any Affiliate of such Lender is party to an outstanding Swap Agreement with the Borrower or any Subsidiary, unless on or prior thereto, all such Swap Agreements have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation. Each Lender agrees that if it is replaced pursuant to this Section 5.03(b), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the

Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by a Note) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 5.03(b) to execute an Assignment and Assumption or deliver such Note after a period of ten (10) Business Days after having receiving such notice shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Note shall be deemed cancelled upon such failure. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 5.03(b).

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section :(12.02

(a) The Administrative Agent and the Lenders shall have received all commitment, arrangement, upfront and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including the fees and expenses of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent).

(b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the Organizational Documents of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d) The Administrative Agent shall have received an Effective Date certificate which shall be substantially in the form of Exhibit C-1, duly and properly executed by a Responsible Officer and dated as of the Effective Date.

(e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f) The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a note in a principal amount equal to its Initial Term Loan Commitment and Delayed Draw Commitment, as applicable, dated as of the date hereof.

(g) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement and the other Security Instruments described on Exhibit D. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 95% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report (including not less than 95% of such Properties that are classified as Proved Developed Producing) including Liens on the Oil and Gas Properties mortgaged pursuant to the Existing Credit Agreement;

(ii) to the extent such Equity Interests are certificated, have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors; and

(iii) be reasonably satisfied that it has a Lien on all Property of the Borrower and the Guarantors, as contemplated by the parties hereto.

(h) The Administrative Agent and the Collateral Agent shall have received an opinion of (i) Jones Day L.L.P., counsel to the Borrower, in form and substance satisfactory to them, and (ii) local counsel in each state in which a mortgage or deed of trust is filed naming the Collateral Agent as the secured party and any other jurisdictions reasonably requested by the Administrative Agent, substantially in form and substance satisfactory to them.

(i) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with .Section 7.12

(j) The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to 90% of the Oil and Gas Properties evaluated in the Initial Reserve Report (including not less than 94% of such Properties that are classified as Proved Developed Producing).

(k) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(l) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by .Section 7.03

(m) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(n) The Administrative Agent shall have received appropriate UCC search results reflecting no prior Liens encumbering the Properties of the Borrower and the Guarantors, other than those being assigned or released on or prior to the Effective Date or Liens permitted by ..Section 9.03

(o) The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act and a duly executed W-9 (or such other applicable IRS tax form) of the Borrower.

(p) The Administrative shall have completed a satisfactory due diligence review of the Loan Parties including business, management background checks, and the capital structure.

(q) Upon giving effect to the Transactions, the PDP Coverage Ratio shall equal or exceed 2.25 and the Borrower shall be in compliance with the other requirements of Section 9.01.

(r) The Administrative Agent shall be satisfied that the Borrower has entered into, or is concurrently entering into, the Swap Agreements required by Section 8.20 as of the Effective Date.

(s) Immediately after giving effect to the Transactions, the Borrower shall have unrestricted cash of not less than $19,000,000.

(t) The Borrower has delivered a written notice to the Administrative Agent and Wilmington Savings Fund Society, FSB (“Wilmington”), as Second Lien Agent (as such term is defined in the Second Lien Intercreditor Agreement) designating this Agreement as a “Refinancing” of the Existing Credit Agreement for all purposes under the Second Lien Intercreditor Agreement.

(u) The Collateral Agent shall have executed and sent a notice to Wilmington under the Second Lien Intercreditor Agreement pursuant to which the Administrative Agent notifies Wilmington that it replaces Royal Bank of Canada as “First Lien RBL Agent” for all purposes under the Second Lien Intercreditor Agreement and provides notice details to Wilmington for the purposes of Section 8.9 of the Second Lien Intercreditor Agreement.

(v) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 3:00 p.m., New York City time, on April ,and, in the event such conditions are not so satisfied or waived) 2017 ,30the Commitments shall terminate at such time).

Without limiting the generality of the provisions of for purposes of ,1.04Section 1 determining compliance with the conditions specified in thisSection 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan (including the initial funding, but excluding any Delayed Draw Loan made pursuant to Section 2.01(c)), and of the Issuing Bank to issue, increase, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Loan or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(b) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan or the date of issuance, increase, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date and except for purposes of this Section 6.02, the representations and warranties b) shall be deemed to refer to the fiscal year end date of the most )4contained in Section 7.0 .(recent financial statement delivered pursuant to Section 8.01(a

(c) The making of each Loan or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(d) After giving pro forma effect to such Delayed Draw Loans and the application of the proceeds thereof, the Borrower shall be in compliance with Section 9.01 (including 9.01(a) as of the date of the draw even if prior to December 31, 2017) and have unrestricted cash and/or unused Delayed Draw Commitments, of at least $10,000,000.

(e) For any Delayed Draw Loan made prior to the date that is 30 days prior to the Delayed Draw Commitment Termination Date, the Consolidated Cash Balance and the pro forma Consolidated Cash Balance after giving effect to (i) such Delayed Draw Loans, and (ii) if such Delayed Draw Loans will be used to fund the acquisition of additional Oil and Gas Properties for which the Borrower or a Guarantor has executed a binding agreement, such use of the proceeds thereof, as of the end of the Business Day on which such Borrowing will be funded, in each case, shall not exceed $20,000,000.

(f) Such Delayed Draw Loans together with the sum of (i) the aggregate principal amount of all outstanding Loans and LC Exposure, (ii) the amount of the Yield Maintenance Amount calculated as of such date on the principal amount of all outstanding Loans, LC Exposure and such proposed Delayed Draw Loans and (iii) the amount of the Call Protection Amount calculated as of such date on the principal amount of all outstanding Loans, LC Exposure and such proposed Delayed Draw Term Loans does not constitute Excess First Lien RBL Obligations or any similar or corresponding term in any other applicable intercreditor agreements;

(g) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03(b) or a request by the Issuing Bank for a Letter of Credit in each instance the certificate accordance with Section 2.06(b), as applicable, and in .referenced in Section 6.02(h) below

(h) After the Effective Date, the Borrower shall have delivered a certificate to the Administrative Agent and, for the issuance, increase, renewal or extension of a Letter of Credit, the Issuing Bank (excluding any Delayed Draw Loan made pursuant to Section 2.01(c)), representing and warranting on the date thereof to the matters specified in Section 6.02(a), b), ) d), (e) (but only with respect to a Delayed Draw Loan) and).(f)

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all corporate or equivalent requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action including any action required to be taken by any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions. Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require, as a condition thereto, any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, shareholders or any class of directors or managers, whether interested or disinterested, of the Borrower or any other Person) to be obtained or made by the Borrower or any Subsidiary pursuant to any statutory law or regulation applicable to it, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document against the Borrower or any Guarantor as herein provided or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the Organizational Documents of the Borrower or any Subsidiary or any order of any Governmental Authority applicable to the Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture or other material instrument binding upon the Borrower or any Subsidiary or its Properties, give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary or to the extent there is a cap on the amount of first lien loans in any such indenture will not exceed such cap and (d) will not result in the creation or imposition of any consensual Lien by the Borrower or any Subsidiary on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2016, reported on by KPMG LLP or other independent public accountants and (ii) a pro forma consolidated balance sheet as of the Effective Date. The financial statements described in clause (i) of the preceding sentence present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, except as therein provided and subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) Since December 31, 2016, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(c) Neither the Borrower nor any Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements, arising in the ordinary course of business since the date of the Financial Statements or disclosed in any Schedules provided for herein prior to the Effective Date.

Section 7.05 Litigation.

(a) Except as set forth on Schedule there are no actions, suits, ,7.05 ernmental Authority investigations or proceedings by or before any arbitrator or Gov pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Subsidiary (i) not fully covered by insurance (except for normal deductibles), that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule the aggregate, has resulted in, that, individually or in 7.05 .or could be reasonably expected to result in, a Material Adverse Effect

Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule ected to have a or that, individually or in the aggregate, could not reasonably be exp 7.06 :Material Adverse Effect on the Borrower

(a) the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b) the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or to the knowledge of a Responsible Officer of the Borrower threatened against the Borrower or its Subsidiaries or any of their respective Properties or as a result of any operations at the Properties;

(d) none of the Properties of the Borrower or any Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; or (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e) there has been no Release or threatened Release, of Hazardous Materials at, on, under or from any of Borrower’s or its Subsidiaries’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f) neither the Borrower nor its Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or its Subsidiaries’ Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

(g) there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or its Subsidiaries’ Properties that would reasonably be expected to form the basis for a claim for damages or compensation and there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and

(h) the Borrower and its Subsidiaries have provided to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or its Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each of the Borrower and each Subsidiary (i) is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and (ii) possesses all licenses, permits, franchises, exemptions, approvals and other authorizations granted by Governmental Authorities necessary for the ownership of its Property and the conduct of its business, except in either case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Subsidiary to

Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

(c) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien (other than an Excepted Lien of the type in (a) of the definition thereof) has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10 ERISA.

(a) Except for such noncompliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Borrower, the Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated in a distress termination under Section 4041(c) of ERISA since January 1, 2000. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been incurred with respect to any Plan. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no ERISA Event with respect to any Plan has occurred.

(e) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time.

(h) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i) Except for amounts less than $100,000, neither the Borrower, the Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.11 Disclosure; No Material Misstatements. No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished, and taken as a whole) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There are no statements or conclusions in any Reserve Report, taken as a whole, prepared by the chief engineer of the Borrower (and with respect to a Reserve Report prepared by an Approved Petroleum Engineer, to the knowledge of a Responsible Officer of the Borrower), which at the time provided are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein.

Section 7.12 Insurance. The Borrower maintains, and has caused to be maintained for each of its Subsidiaries, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans are endorsed in favor of and made payable to the Administrative Agent and the Collateral Agent as its interests may appear, and such policies name the Administrative Agent, the Collateral Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 10 days prior notice of any cancellation to the Administrative Agent and the Collateral Agent.

Section 7.13 Restriction on Liens. Neither the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement (other than (a) any Senior Debt Indenture and (b) Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Collateral Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents, except, in each case, as provided in .Section 9.16

Section 7.14 Subsidiaries. Except as set forth on Schedule or as disclosed in 7.14 ive Agent (which shall promptly furnish a copy to the Lenders), writing to the Administrat which shall be asupplement to Schedule the Borrower has no Subsidiaries and the ,7.14 -Borrower has no Foreign Subsidiaries. Each Subsidiary on such schedule is a Wholly .Owned Subsidiary

Section 7.15 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Rex Energy Corporation; and the organizational identification number of the Borrower in its jurisdiction of organization is 4313846 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with chief executive Section 12.01). The Borrower’s principal place of business and offices are located at the address specified in) Section 12.01or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule or as set forth ) 7.14 ..((pursuant to Section 8.01(m in a notice delivered

Section 7.16 Properties; Titles, Etc.

(a) Each of the Borrower and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section and s 9.03uch defects in title as could not, individually or in the aggregate, reasonably be expected to materially distract from the value thereof to, or the use thereof in, the business of the Borrower and its Subsidiaries. After giving full effect to the Excepted Liens, the Borrower or the

Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof (other than as result from dispositions permitted hereunder).

(d) All of the personal Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except for such Properties as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) The Borrower and each Subsidiary owns, or possesses the right to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed by the Borrower or its Subsidiaries in a good and workmanlike manner and in conformity with all applicable Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the

Borrower and its Subsidiaries, in each case to which the Borrower or its Subsidiaries are a party. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a condition reasonably adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18 Gas Imbalances, Prepayments. Except as set forth on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 7.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule closed in writing to the and thereafter either dis ,7.19 Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20 Swap Agreements. Schedule as of the date hereof, and after the ,7.20 the Borrower pursuant to Section date hereof, each report required to be delivered by e), sets forth a true and complete list of)8.01 all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used for (a) the payment of fees and expenses hereunder, (b) up to $10,000,000 of the Loans may be used as part of a Debt Equitization Event, (c) general corporate purposes and (d) Delayed Draw Loans may be utilized to Cash Collateralize, or reimburse the Issuing Bank for draws under, Letters of Credit. No proceeds of the Incremental Term Loans may be used to Redeem any Second Lien Notes. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23 International Operations. None of the Borrower and its Subsidiaries own, and have not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States of America.

Section 7.24 Anti-Corruption Laws, Sanctions, OFAC.

(a) Implementation of Policies and Procedures. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(b) Compliance. The Borrower, its Subsidiaries, their respective officers and employees and, to the knowledge of the Borrower, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Group Member being designated as a Sanctioned Person.

(c) Dealings With Sanctioned Persons. None of (i) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower will not directly or, to its knowledge, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any applicable Sanctions.

Section 7.25 Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full and all Letters of Credit shall have expired or terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower commencing December 31, 2017, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than one such exception in not more than one reporting period that is expressly solely with respect to, or expressly resulting solely from either or both: (A) an upcoming maturity date under this Agreement provided for herein that is scheduled to occur within one year from the time such opinion is delivered or (B) any projected inability on a future date or in a future period to satisfy the requirements of Section 9.01(b) or Section 9.01(c)) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of each fiscal quarter of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit C-2 hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.14(a), Section 9.01 and for financial statements delivered pursuant to Section 8.01(a) reasonably detailed calculations of Excess Cash Flow for such year, (iii) listing all Letters of Credit outstanding as of the date of such certificate listing for each the face amount, expiration date and beneficiary and stating whether there has been a drawing thereunder, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04(a) that would affect the preparation of the financial statements most-recently required to be delivered in accordance with Section 8.01(a) and Section 8.01(b) or the computation of any financial ratio in Section 9.01 or the determination of Excess Cash Flow and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d) Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Subsidiaries of the Borrower are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Subsidiaries and the eliminating entries, in such form as would be presentable to the independent accountants of the Borrower. A Financial Officer shall deliver separate financial statements setting forth the balance sheet and related statement of operations, stockholder’s equity and cash flow of each Subsidiary that is not a Guarantor, including the impact on the Borrower’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows.

(e) Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule ,7.19 any margin required or supplied under any credit support document, and the counterparty .to each such agreement

(f) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer or one or more insurance agencies with respect to the insurance required by Section ,in form and substance reasonably satisfactory to the Administrative Agent ,8.07and, if requested by the Administrative Agent, copies of the applicable policies.

(g) Monthly Reports. Within thirty (30) days after the end of each month, a report setting forth, for such month and the year to date for such fiscal year, a report of material operational developments and any material changes from the Borrower’s previously published operational and financial guidance.

(h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its security holders generally, as the case may be.

(i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished by the Borrower to any holder of debt securities of the Borrower or any Subsidiary pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement (including the Second Lien Note Documents), other than this Agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this .Section 8.01

(j) Lists of Purchasers. Promptly following the written request of the Administrative Agent, a list of all Persons, as of a specified date, purchasing Hydrocarbons from the Borrower or any Subsidiary.

(k) Notice of Sales of Oil and Gas Properties and Liquidation of Swap Agreements. In the event the Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.12 (other than Hydrocarbons in the ordinary course of business), prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent. If the Borrower or any Subsidiary receives any notice of early termination of any Swap Agreement to which it is a party from any of its counterparties, or any Swap Agreement to which the Borrower or any Subsidiary is a party is Liquidated, prompt written notice of the receipt of such early termination notice or such Liquidation, as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof requested by the Administrative Agent or any Lender.

(l) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days (or if under the circumstances the Administrative Agent determines a longer period is reasonable, such longer period) following the knowledge thereof by, or the services of process on, (as the case may be) a Responsible Officer of the Borrower, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(m) Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within ten (10) Business Days thereafter (or such longer period as is acceptable to the Administrative Agent, but in no event more than fifteen (15) Business Days)) of any change (i) in the Borrower’s or any Guarantor’s company or corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower’s or any Guarantor’s identity or company or corporate structure or in the jurisdiction in which such Person is incorporated, organized or formed, (iv) in the Borrower’s or any Guarantor’s organizational identification number in its jurisdiction of organization, and (v) in the Borrower’s or any Guarantor’s federal taxpayer identification number.

(n) Production Report and Lease Operating Statements. Within sixty (60) days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then elapsed portion of the fiscal year, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Borrower and the Guarantors, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(o) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to any of the Second Lien Note Documents or to the Organizational Documents, any preferred stock designation or any other organic document of the Borrower or any Subsidiary.

(p) Annual Budget. With the delivery of the annual financial statements pursuant to Section 8.01(a), the Borrower’s budget for the current and following three (3) fiscal years in such detail as the Administrative Agent may reasonably request.

(q) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request.

(r) Material Divestiture or Acquisition. Upon any Material Divestiture or Acquisition Date, the Borrower shall provide to the Administrative Agent and the Lenders written notice thereof.

Documents required to be delivered pursuant to Section 8.01(a), (b), (h), (i) or (j), to the extent any such documents are included in materials otherwise filed with the SEC, may be delivered electronically and shall be deemed to have been delivered to the Administrative Agent and each Lender on the date on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 12.01; or such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which Lender and the Administrative Agent have access.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent) that, in either case, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

(d) the occurrence of any of the events described in Section 10.01(h), i) or)j) ) with respect to any Subsidiary that is not a Guarantor; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(f) Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, conversion, consolidation, liquidation or dissolution permitted under .Section 9.11

Section 8.04 Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate actions, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrower or any Subsidiary.

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Loans in accordance with the terms hereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties. The Borrower will, and will cause each Subsidiary to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including all equipment, machinery and facilities.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except where (i) the validity or amount thereof is being contested in good faith by appropriate actions, (ii) it has set aside adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to so act could not reasonably be expected to result in a Material Adverse Effect or result in the forfeiture of any of its material Property.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except where (i) the validity or amount thereof is being contested in good faith by appropriate actions, (ii) it has set aside adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to so act could not reasonably be expected to result in a Material Adverse Effect or result in the forfeiture of any of its material Property.

(e) to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06; provided, however, in no event shall it be required to expend any amounts, incur any obligations or expose itself to any economic consequences as a requirement to comply with .(this Section 8.06(e

Section 8.07 Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent and the Collateral Agent as its interests may appear and such policies shall name the Administrative Agent and the Collateral Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 10 days prior notice of any cancellation to the Administrative Agent and the Collateral Agent.

Section 8.08 Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent (or any Lender through the Administrative Agent), upon reasonable prior notice and during normal business hours, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case, subject to applicable safety standards, applicable privilege and confidentiality restrictions, and restrictions of owners of such records or properties who are neither the Borrower nor any Subsidiary.

Section 8.09 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where (i) such law, rule, regulation or order is being contested in good faith by appropriate actions diligently conducted or (ii) the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 8.10 Environmental Matters.

(a) The Borrower shall: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such policies of environmental audit and compliance as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened (in writing) action, investigation or inquiry by any Governmental Authority or any threatened (in writing) demand or lawsuit by any landowner or other third party against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not covered by insurance, subject to normal deductibles.

(c) The Borrower will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.11 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12 Reserve Reports.

(a) On or before March 1st, June 1st. September 1st and December 1st of each year, commencing June 1, 2017, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding December 31st, March 31st, June 30th and September 30th respectively. The Reserve Report as of December 31st of each year shall be prepared by one or more Approved Petroleum Engineers, and the other Reserve Reports of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31st Reserve Report.

(b) If the Majority Lenders reasonably determine not more than one time between delivery of a Reserve Report that there has been a material adverse change in the Borrower’s and its Subsidiaries’ Oil and Gas Properties, drilling results, Total PDP PV-10 or cash flows, they may request an interim Reserve Report (each such, an “Interim Reserve Report”), and the Borrower shall furnish to the Administrative Agent such Interim Reserve Report prepared by an Approved Petroleum Engineer. For any Interim Reserve Report so requested, the Borrower shall provide such Reserve Report with an “as of” date as reasonably required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c) With the delivery of each Reserve Report (including any Interim Reserve Report), the Borrower shall provide to the Administrative Agent a certificate from a Responsible Officer certifying that in all material respects: (i) the factual information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in s evaluated in such Section 7.18 with respect to its Oil and Gas Propertie Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule had such agreement 7.19 n effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas been i Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent.

Section 8.13 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 91% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.

(b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions (other than, of a nature or type that constitutes a permitted Lien pursuant to st with respect to such additional Properties, either (i) cure Section 9.03) exi any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute reasonably Mortgaged Properties with no title defects or exceptions except for Excepted acceptable Liens (other thanExcepted Liens described in clauses (e), (g) and (h) of such definition and other than, of a nature or type that constitutes a permitted Lien pursuant to n 9.03) having Sectio an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 91% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

Section 8.14 Additional Collateral; Additional Guarantors.

(a) In connection with the delivery of each Reserve Report, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent (i) at least 95% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production and (ii) any leases that were extended by payment and not production after the delivery of the previous Reserve Report that are not Mortgaged Properties. If the Mortgaged Properties do not represent at least 95% of such total value and all of the leases that were extended by payment and not production after the delivery of the previous Reserve Report that are not Mortgaged Properties, then the Borrower shall, and shall cause its Subsidiaries to, grant (from its available unencumbered Property), within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Collateral Agent as security for the Secured Obligations a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 95% of such total value and all of the leases that were extended by payment and not production after the delivery of the previous Reserve Report that are not Mortgaged Properties. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Collateral Agent and the Borrower and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b) If any Subsidiary is or becomes a Material Domestic Subsidiary, then the Borrower shall promptly (and, in any event, within thirty (30) days after such date) cause such Subsidiary to guarantee the Secured Obligations pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, (i) execute and deliver a supplement to the Guaranty Agreement executed by such Subsidiary, (ii) pledge all of the Equity Interests of such new Subsidiary (including delivery (if applicable) of original certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent and the Collateral Agent.

(c) If the Borrower or any Subsidiary intends to grant any Lien on any Property to secure any Second Lien Notes, then the Borrower will provide at least fifteen (15) days’ prior written notice thereof to the Administrative Agent and the Collateral Agent (or such shorter time as the Collateral Agent may agree in its sole discretion), and the Borrower will, and will cause its Subsidiaries to, first grant to the Collateral Agent to secure the Secured Obligations a prior Lien, on the same Property pursuant to Security Instruments in form and substance satisfactory to the Collateral Agent to the extent a prior Lien has not already been granted to the Collateral Agent on such Property. In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or the Collateral Agent. The Borrower will cause any Subsidiary and any other Person guaranteeing any Second Lien Notes to contemporaneously guarantee the Secured Obligations pursuant to the Guaranty Agreement.

Section 8.15 ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after receipt of a written request by the Administrative Agent, copies of each annual and other report with respect to each Plan or any trust created thereunder, filed with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the Chief Executive Officer or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.16 Marketing Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.17 Deposit Accounts.

(a) At all times, the Borrower shall, and shall cause each of the Guarantors to, deposit or cause to be deposited directly, all Dedicated Cash Receipts into one or more Deposit Accounts (other than Excluded Deposit Accounts, except as permitted under Section 9.22) in which the Collateral Agent has been granted a Lien and in each case is subject to a Deposit Account Control Agreement.

(b) Upon the request of the Administrative Agent the Borrower shall provide to the Administrative Agent, within two (2) Business Days of any such request (or such longer period the Administrative Agent may agree), balance statements, in a form reasonably acceptable to the Administrative Agent, for each Deposit Account of the Borrower and each Subsidiary.

Section 8.18 Acquisition of Oil and Gas Properties – Mortgage Coverage. In connection with the acquisition of any Oil and Gas Property by the Borrower or its Subsidiaries, the Borrower shall, and shall cause its Subsidiaries to, grant within 30 days of such acquisition of such Oil and Gas Properties by the Borrower or such Subsidiary, to the Collateral Agent as security for the Secured Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on 95% of the total proved value of such additional Oil and Gas Properties being acquired. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and the Borrower and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

Section 8.19 Lender Call and Meetings. The Borrower shall schedule a conference call within two (2) Business Days after the delivery of the financial statements pursuant to Sections 8.01(a) and (b) (or such longer period as the Administrative Agent may agree), to go over the results of its operations and other matters concerning the Borrower and its Subsidiaries with the Lenders. At the request of the Majority Lenders, and upon reasonable notice, the Borrower shall meet with the Lenders and provide such information therein that the Majority Lenders reasonably request.

Section 8.20 Swap Agreements.

(a) The Borrower shall enter into and maintain Swap Agreements in accordance with the Borrower’s Swap Policy, with Approved Counterparties, the notional volumes for which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements), as of the date such Swap Agreement is executed, of not less than (i) on the Effective Date, 75% of the Reasonably Anticipated Projected Production from the Oil and Gas Properties with Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, of the Loan Parties for each of crude oil, liquids and natural gas, calculated separately or in the aggregate based upon the relative economic value of each of crude oil, liquids and natural gas, including basis differentials, during the period commencing on the Effective Date through the 24th month thereafter (with no individual month less than 70%), (ii) within fifteen (15) days after the Effective Date, 50% of the Reasonably Anticipated Projected Production from the Oil and Gas Properties with Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, of the Loan Parties for each of crude oil, liquids and natural gas, calculated separately or in the aggregate based upon the relative economic value of each of crude oil, liquids and natural gas, including basis differentials, during the period commencing on the 25th month after the Effective Date through the 36th month after the Effective Date (with no individual month less than 45%), and (iii) within fifteen (15) days after the Effective Date, 35% of the Reasonably Anticipated Projected Production from the Oil and Gas Properties with Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, of the Loan Parties for each of crude oil, liquids and natural gas, calculated separately or in the aggregate based upon the relative economic value of each of crude oil, liquids and natural gas, including basis differentials, during the period commencing on the 37th month after the Effective Date through the 48th month after the Effective Date (with no individual month less than 30%).

(b) Notwithstanding Section 8.20(a), the Borrower may delay entering into one half (1/2) of the Swap Agreements required by Section 8.20(a)(ii) and all of the Swap Agreements required by Section 8.20(a)(iii) until the date that is six (6) months after the Effective Date.

(c) On or before each six (6) month anniversary of the Effective Date the Borrower will enter into and maintain Swap Agreements in accordance with the Borrower’s Swap Policy, with Approved Counterparties, the notional volumes for which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differentials swaps on volumes already hedged pursuant to other Swap Agreements), as of the date such Swap Agreement is executed, of not less than (i) 75% of the Reasonably Anticipated Projected Production from the Oil and Gas Properties with Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, of the Loan Parties for each of crude oil, liquids and natural gas, calculated separately or in the aggregate based upon the relative economic value of each of crude oil, liquids and natural gas, including basis differentials, during the period commencing on the month when such Swap Agreement is executed through the 24th month thereafter (with no individual month less than 70%), (ii) 50% of the Reasonably Anticipated Projected Production from the Oil and Gas Properties with Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, of the Loan Parties for each of crude oil, liquids and natural gas, calculated separately or in the aggregate based upon the relative economic value of each of crude oil, liquids and natural gas, including basis differentials, during the period commencing on the 25th month after such Swap Agreement is executed through the 36th month after such Swap Agreement is executed (with no individual month less than 45%), and (iii) 35% of the Reasonably Anticipated Projected Production from the Oil and Gas Properties with Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, of the Loan Parties for each of crude oil, liquids and natural gas, calculated separately or in the aggregate based upon the relative economic value of each of crude oil, liquids and natural gas, including basis differential, during the period commencing on the 37th month after such Swap Agreement is executed through the 48th month after such Swap Agreement is executed (with no individual month less than 30%).

Section 8.21 EEA Financial Institution. Neither the Borrower nor any other Subsidiary of the Borrower is an EEA Financial Institution.

Section 8.22 Post-Effective Date Requirements.

(a) Within three (3) Business Days after the Effective Date (or such later date as may be reasonably agreed by the Administrative Agent), the Borrower shall cause PennTex Resources Illinois, Inc. to close the Deposit Account number 8891671607 at Manufacturers and Traders Trust Company.

(b) Within fifteen (15) days after the Effective Date, the Borrower shall have obtained a CUSIP number for the Loans and an LXID with IHSMarkit.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents (other than contingent indemnification obligations for which no claim has been made) have been paid in full and all Letters of Credit shall have expired or terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) PDP Coverage Ratio. The Borrower will not permit, as of the last day of any fiscal quarter ending on or after December 31, 2017, the PDP Coverage Ratio to be less than 1.65 to 1.00.

(b) Ratio of Net Senior Secured Debt to EBITDAX. The Borrower will not, as of the last day of any fiscal quarter ending on or after March 31, 2017, permit its ratio of Net Senior Secured Debt as of such date to EBITDAX for the period of four (4) fiscal quarters then ending on such day to be greater than 3.25 to 1.00; provided that EBITDAX for the four (4) fiscal quarters ending on (i) March 31, 2017 shall be EBITDAX for the fiscal quarter then ending multiplied by four (4) and (ii) June 30, 2017 shall be EBITDAX for the two (2) fiscal quarters then ending multiplied by two (2).

(c) Ratio of EBITDAX to Interest Expense. The Borrower will not, as of the last day of any fiscal quarter ending on or after September 30, 2017, permit its ratio of EBITDAX for the four (4) fiscal quarters then ending to cash Interest Expense for such four (4) fiscal quarter period to be less than (i) 1.0 to 1.0 for any fiscal quarter ending on or before December 31, 2017 and (ii) 1.3 to 1.0 for each fiscal quarter thereafter.

Section 9.02 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Secured Obligations or any guaranty of or suretyship arrangement for the Secured Obligations.

(b) Accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(c) Debt under Capital Leases not to exceed $5,000,000 in the aggregate at any one time.

(d) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.

(e) Intercompany Debt between the Borrower and any Subsidiary Guarantor or between Subsidiary Guarantors to the extent permitted by Section 9.05(h); provided that (i) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries that is a Guarantor, (ii) any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guaranty Agreement and (iii) any such Debt shall not have any scheduled amortization prior to 90 days after the Maturity Date.

(f) Endorsements of negotiable instruments for collection in the ordinary course of business.

(g) Guarantees of the Borrower and any Guarantor in respect of Debt otherwise permitted hereunder.

(h) Debt in respect of (i) the Unsecured Senior Notes and any guarantees thereof, in an aggregate stated principal amount which does not exceed at any time outstanding $12,696,000, (ii) the Second Lien Notes and any guarantees thereof in an aggregate principal amount not to exceed $587,950,000 at any time outstanding, and (iii) Debt which constitutes Permitted Refinancing Debt of any of the foregoing or of Permitted Refinancing Debt; provided that any reduction of any of the foregoing as a result of a Debt Equitization Event shall reduce the amount permitted to be outstanding pursuant to this Section 9.02(h) by the amount of such Debt so reduced.

(i) The Keystone Transactions.

(j) Debt in a deemed principal amount not in excess of $10,000,000 resulting from the Transfer contemplated by Section 9.12(m)(i) on terms substantially similar to the prior Keystone Transactions or terms otherwise reasonably acceptable to the Administrative Agent.

(k) Other Debt not to exceed $10,000,000 in the aggregate principal amount at any one time outstanding.

Section 9.03 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens granted under the Loan Documents securing the payment of any Secured Obligations.

(b) Excepted Liens.

(c) Liens securing Capital Leases permitted by Section 9.02(d) but only on the Property under lease.

(d) Liens existing on the date hereof and listed in Schedule 9.03 and any renewals or extensions thereof; provided that (i) neither the property nor the description of the property covered thereby is changed other than as a result of maintenance Capital Expenditures, (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed other than in a transaction that is not prohibited by Section 9.11.

(e) Liens on Property not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $1,000,000 at any time.

(f) Liens on the Property of a Person which becomes a Subsidiary, or Property acquired after the date hereof securing Debt permitted by Section 9.02; provided that (i)such Liens existed at the time such Person becomes a Subsidiary or such Property is acquired, as the case may be, and were not created in anticipation thereof, (ii) no such Lien covers any other Property of the Borrower or a Guarantor, and (iii) the amount of Debt secured thereby is not increased.

(g) Liens on Property securing Second Lien Notes (or Permitted Refinancing Debt in respect thereof) permitted by Section 9.02(i); provided, however, that (i) such Liens are subordinate to the Liens securing the Secured Obligations pursuant to the Second Lien Intercreditor Agreement or another intercreditor agreement reasonably satisfactory to the Administrative Agent and (ii) both before and immediately after giving effect to the incurrence of any such Lien, (A) the Borrower has, or has caused its Subsidiaries to, first grant to the Collateral Agent to secure the Secured Obligations, a prior Lien on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Collateral Agent to the extent a prior Lien has not already been granted to the Collateral Agent on such Property (and in connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or the Collateral Agent); and (B) the Borrower is in compliance with the applicable intercreditor agreement.

Section 9.04 Dividends, Distributions and Redemptions; Senior Debt Redemption and Amendment.

(a) Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except:

(i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;

(iv) the Borrower may declare and pay the cumulative quarterly cash dividend to the holders of the Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock in an aggregate amount not to exceed $2,400,000 if, both before and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom;

(v) the Borrower may make Restricted Payments in respect of the Series A Preferred Stock in an aggregate amount, together with all payments made in reliance on Section 9.04(b)(i)(F), not in excess of $10,000,000; and

(vi) the Borrower may Redeem Series A Preferred Stock with cash proceeds received from an issuance of Equity Interests (other than Disqualified Capital Stock) of the Borrower provided that (A) no Default or Event of Default exists or would exists upon such prepayment or redemption, (B) after giving pro forma effect to such prepayment or redemption the Borrower is (I) in compliance with the covenants hereunder and (II) the Borrower’s PDP Coverage Ratio is at least 1.85 to 1.00.

(b) Redemption or Amendment of Terms of Certain Debt. The Borrower will not, and will not permit any Subsidiary to, prior to the date that is one hundred eighty (180) days after the Maturity Date:

(i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Second Lien Notes, the Unsecured Senior Notes or any Permitted Refinancing Debt in respect of any of the foregoing; provided that the Borrower may:

(A) Unsecured Senior Notes: prepay, repay or Redeem Unsecured Senior Notes with the proceeds of any Permitted Refinancing Debt or exchange any Unsecured Senior Notes for Equity Interests (other than Disqualified Capital Stock) of the Borrower;

(B) Second Lien Notes: in connection with a Debt Equitization Event, exchange Second Lien Notes for Equity Interests (other than Disqualified Capital Stock) of the Borrower and with cash in an amount not to exceed $1,000,000;

(C) Second Lien Notes: prepay, repay or Redeem Second Lien Notes with the proceeds of any Permitted Refinancing Debt or exchange Second Lien Notes for Equity Interests (other than Disqualified Capital Stock) of the Borrower;

(D) Unsecured Senior Notes or Second Lien Notes: prepay, repay or Redeem Unsecured Senior Notes or Second Lien Notes (or any Permitted Refinancing Debt of either) with cash proceeds received from an issuance of Equity Interests (other than Disqualified Capital Stock) of the Borrower provided that (I) no Default or Event of Default exists or would exists upon such prepayment or redemption, (II) after giving pro forma effect to such prepayment or redemption the Borrower is (1) in compliance with the covenants hereunder and (2) the Borrower’s PDP Coverage Ratio is at least 1.85 to 1.00;

(E) Permitted Refinancing Debt. prepay, repay or Redeem Permitted Refinancing Debt with the proceeds of any Permitted Refinancing Debt in respect thereof or exchange such Permitted Refinancing Debt for Equity Interests (other than Disqualified Capital Stock) of the Borrower; and

(F) Unsecured Senior Notes and Second Lien Notes. prepay, repay or Redeem Unsecured Senior Notes or Second Lien Notes in an aggregate cash amount, together with all payments made in reliance on Section 9.04(a)(v), not to exceed $10,000,000; or

(ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Second Lien Documents, the Unsecured Senior Notes or any Permitted Refinancing Debt of any of the foregoing if:

(A) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or premium or fee (other than a consent, amendment or similar fee consistent with market practice at such time in the Borrower’s reasonable good faith determination) with respect thereto or increase the rate (in an amount more than permitted in the definition of “Permitted Refinancing Debt”) or shorten any period for payment of interest thereon or would otherwise (taken as a whole) be materially adverse to the interests of the Lenders; or

(B) such action requires the payment of a consent fee (howsoever described), provided that the foregoing shall not prohibit the execution of other indentures or agreements and fees standard at the time thereunder in connection with the issuance of Permitted Refinancing Debt or the execution of supplemental indentures to add guarantors if required by the terms of any Senior Debt Indenture provided such Person complies with Section 8.14(b).

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule .9.05

(b) accounts receivable arising in the ordinary course of business.

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed or insured by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof.

(d) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s.

(e) deposits maturing within one year from the date of acquisition thereof with, including certificates of deposit issued by, any Lender or any office located in the United

States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f) repurchase obligations with a term of not more than 30 days from the date of acquisition thereof for underlying securities of the type described in Section 9.05(c) and Section 9.05(e).

(g) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d), Section 9.05(e) or Section 9.05(f).

(h) Investments (i) made by the Borrower in or to the Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Guarantor and (iii) made by the Borrower or any Subsidiary in or to all other Subsidiaries which are not Guarantors in an aggregate amount at any one time outstanding not to exceed $2,000,000.

(i) subject to the limits in Section 9.06, Investments (including capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $5,000,000.

(j) subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

(k) loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $2,000,000 in the aggregate at any time outstanding.

(l) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice if the aggregate amount of all Investments held at any one time under this Section 9.05(l) exceeds $5,000,000.

(m) (i) guarantees permitted by Section 9.02, and (ii) guarantees by the Borrower or any Subsidiary for the performance or payment obligations of the Borrower or any Guarantor, which obligations were incurred in the ordinary course of business and do not constitute Secured Obligations.

(n) Investments in any Person to the extent such Investment represents the non-cash portion of consideration received for a disposition of any property that was made pursuant to and in compliance with .Section 9.12

(o) any Investments received solely in exchange for Equity Interests consisting of common stock of the Borrower.

(p) other Investments not to exceed $2,000,000 in the aggregate at any time.

(q) Investments by R.E. Gas in RW Gathering in an aggregate amount not to exceed $30,000,000 in cash and $3,000,000 in Property (and for the avoidance of doubt, such amounts are inclusive of Investments made prior to the Effective Date).

(r) Investments as a result of a debt exchange permitted by Section 9.04.

Section 9.06 Nature of Business. The Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

Section 9.07 Limitation on Leases. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Oil and Gas Properties), under leases or lease agreements which would cause the aggregate amount of all net payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including any residual payments at the end of any lease, to exceed $5,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08 Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not directly or, to the knowledge of the Borrower, indirectly use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not directly or, to the knowledge of such Person, indirectly use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.09 ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, a Subsidiary or any ERISA Affiliate to the PBGC.

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.

(e) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(g) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

(h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11 Mergers, Etc. Other than (i) a merger of the Borrower or a Domestic Subsidiary to effectuate a reincorporation or statutory conversion in another state of the United States or (ii) a statutory conversion in any state of the United States, in either case upon at least 30 days’ prior written notice to the Administrative Agent, the Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; except that (i) any Guarantor may merge with or dissolve into any other Guarantor, (ii) that the Borrower may merge with any Subsidiary (or such Subsidiary may be dissolved into the Borrower) so long as the Borrower is the survivor, (iii) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary, and may thereafter liquidate or dissolve if applicable; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor and (iv) the Borrower or any Subsidiary may dispose of all of the Equity Interests of any Subsidiary in accordance with ..Section 9.12

Section 9.12 Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property (each, a “Transfer”) except for:

(a) the sale of Hydrocarbons in the ordinary course of business;

(b) farmouts in the ordinary course of business of non-proven acreage and assignments in connection with such farmouts on standard industry terms for non-proven acreage at the time, or the abandonment, farm-out, exchange, lease or sublease of Oil and Gas Properties not containing such reserves;

(c) the sale or transfer of equipment that is no longer useful or necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value or use;

(d) the sale or other disposition of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition (if such consideration exceeds $5,000,000, as reasonably determined by the board of directors or other governing body of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), and (iii) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary;

(e) dispositions permitted by ;((Section 9.11 (other than Section 9.11(iv

(f) the trade or exchange of unproved Oil and Gas Properties or Proved Undeveloped Reserves for Oil and Gas Properties of equivalent (as reasonably determined by the Borrower in good faith) value (including any cash or Cash Equivalents necessary to achieve an exchange of equivalent value);

(g) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(h) the granting of any Lien permitted hereunder and dispositions of property subject to any such Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder’s claim;

(i) any disposition of assets pursuant to (i) a condemnation, appropriation, seizure or similar taking or proceeding by a Governmental Authority, (ii) the requirement of, or at the direction of, a Governmental Authority or (iii) a Casualty Event;

(j) dispositions of assets constituting non-cash contributions to a joint venture to the extent such Investment is permitted pursuant to Section 9.05(i) (for the purpose of determining compliance with the limitations of such Section, the assets shall be valued at the value attributable thereto in the joint venture agreement, or, if greater, fair market value);

(k) dispositions of Property to the Borrower or any Guarantor;

(l) sales and other dispositions of Properties having a fair market value not to exceed $5,000,000 during any 12-month period;

(m) the divestiture of (i) the Salineville, Ohio waterline and related assets, including certain impoundments/temporary waterlines used in connection with such waterline for an aggregate amount not in excess of $10,000,000 and (ii) divestiture of assets located in Western Lawrence Area consisting of wells, equipment and all related property and appurtenances on (A) the Patterson Pad and (B) the Kephart Pad for an aggregate amount not in excess of $10,000,000; and

(n) the disposition described on Schedule 9.12; provided that the consideration for such disposition does not exceed $2,500,000.

Section 9.13 Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or perform any action or permit any action which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.14 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors) unless such transactions are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing restriction shall not apply to transactions as follows: (i) transactions between or among the Borrower and any Guarantor or between and among any Guarantors; (ii) any Restricted Payment permitted by Section 9.04(a) or transactions permitted by Section 9.04(b); (iii) Investments permitted under Section 9.05(h), Section 9.05(i) or Section 9.05(j); (iv) loans and advances permitted under Section 9.05(k) and Guarantees permitted under Section 9.05(m); (v) the performance of employment, equity award, equity option or equity appreciation agreements, plans or other similar compensation or benefit plans or arrangements (including vacation plans, health and insurance plans, deferred compensation plans and retirement or savings plans) entered into by the Borrower or any Subsidiary in the ordinary course of its business with its employees, officers and directors; (vi) the performance of any agreement set forth under Schedule and existing on the date hereof or as otherwise in a form as 9.14 provided on such Schedule, together with each extension, renewal, amendment or modification to the extent it does not expand the scope of undertakings provided thereby on more restrictive or onerous terms than as in effect on the date hereof; and (vii) fees and compensation to, and indemnity provided on behalf of, officers, directors, and employees of the Borrower or any Guarantor in their capacity as such, to the extent such fees and compensation are customary.

Section 9.15 Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12. Neither the .Subsidiary shall have any Foreign Subsidiaries Borrower nor any

Section 9.16 Negative Pledge Agreements; Dividend Restrictions. Except for restrictions and conditions:

(a) imposed by law;

(b) of a customary nature contained in agreements relating to the disposition of a Subsidiary otherwise permitted under this Agreement pending such disposition; provided such restrictions and conditions apply only to the Subsidiary that is to be Disposed of;

(c) contained in the Second Lien Note Documents (and any Permitted Refinancing Debt thereof);

(d) contained in joint venture agreements or other similar agreements entered into in the ordinary course of business in respect to the disposition or distribution of assets of such joint venture;

(e) in any negative pledge incurred or provided in favor of any holder of a Lien permitted by clause (g) in the defined term “Excepted Liens” or by Section 9.03(c) or (e) solely to the extent such negative pledge relates to the property the subject of such Debt or Lien;

(f) contained in customary provisions in leases, licenses and similar contracts restricting the assignment, encumbrance, sub-letting or transfer thereof; and

(g) with respect to any Excluded Collateral (as defined in the Guaranty Agreement);

the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.

Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments or Minimum Volume Contracts. The Borrower will not, and will not permit any Subsidiary to, (a) allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one bcf of gas (on an mcf equivalent basis) in the aggregate or (b) enter into additional minimum volume contracts for gathering, processing or transportation of production that require the payment of a fee in the event such minimum volumes are not met which are in areas where such contracts are already in place or for production where such contracts are already in place covering more than the sum of (a) Reasonably Anticipated Projected Production and (b) that production which the Borrower reasonably expects will result from budgeted oil and gas capital expenditures expected to occur within the twelve month period from the date of measurement.

Section 9.18 Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements that would cause it to violate the Borrower’s Swap Policy, or with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 90% of Reasonably Anticipated Projected Production for the 36 months following the date such Swap Agreement is entered into, and 75% of Reasonably Anticipated Projected Production thereafter, for each of crude oil, liquids and natural gas, calculated separately; provided that the Borrower may purchase put or floor options as to which an upfront premium has been paid and which do not require further payment by the Borrower, the notional volumes for which exceed the foregoing percentage limitations (but which, when aggregated with other commodity Swap Agreements then in effect, do not exceed, as of the date such Swap Agreement is executed, 100% of Reasonably Anticipated Projected Production, and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed the greater of $20,000,000 and 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than collateral provided for in, and upon the terms and conditions set forth in, this Agreement and the relevant Security Instruments.

Section 9.19 Amendments to Series A Preferred Stock. The Borrower will not amend, modify or supplement the terms of the Series A Preferred Stock in a manner that could reasonably be expected to be adverse to the Administrative Agent, Issuing Bank, Lenders or the Secured Swap Parties.

Section 9.20 New Deposit Accounts. The Borrower will not, and will not permit any Guarantor to, open or otherwise establish, or deposit or otherwise transfer Dedicated Cash Receipts into, any Deposit Account other than Deposit Accounts listed in which the Collateral Agent has been granted a Lien in each such Deposit Account and each such Deposit Account is subject to a Deposit Account Control Agreement in favor of the Collateral Agent.

Section 9.21 Sale Lease-Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any sale lease-back transactions other than the Keystone Transactions and the Salineville, Ohio waterline and related assets transaction described in 9.12(m).

Section 9.22 Excluded ACH Account, Credit Line and Excluded Accounts.

(a) The Borrower shall only use the Excluded ACH Account to fund anticipated automated clearing house payments to be made by the Borrower which are scheduled to be sent within twenty-four (24) hours after such amounts are deposited in the Excluded ACH Account in an amount equal to the lesser of $5,000,000 or the anticipated payments to be made therefrom. After making each disbursement from the Excluded ACH Account the Borrower shall deposit any remaining amounts in such account in excess of $250,000 in a Deposit Account subject to Deposit Account Control Agreement.

(b) The Borrower will not permit the credit line it maintains for funding of automated clearing house payments to exceed a principal amount of $5,000,000 at any time.

(c) The Borrower shall not allow the amount in any Deposit Account that is an Excluded Deposit Account solely pursuant to clause (d) of the definition thereof to exceed $100,000 at any time.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable and such failure shall continue unremedied for a period of three Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made.

(d) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 3.04(b), Section 8.01(i), Section 8.01(m), Section 8.02, Section 8.03, ,Section 8.14Section 8.15, Section 8.17, Section 8.18 or in Article .IX

(e) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document (i) with respect to Section 8.04 with respect to Taxes, Section 8.07, Section 8.12 or Section 8.20 and such failure shall continue unremedied for a period of 10 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default or (ii) with respect to any other provisions of this Agreement and such failure shall continue unremedied for a period of 30 days after the earlier to occur of

(A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof provided that this Section 10.01(g) shall not apply to Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and the Borrower repays such Debt in full upon receipt of the Net Cash Proceeds from such sale or transfer.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j) the Borrower or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by independent third party insurance provided by financially sound and reputable insurers as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect, shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment.

(l) any material provision of any Loan Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto as represented and warranted pursuant to Section 7.02 or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Guarantor shall so state in writing.

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(n) a Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default:

(i) other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:

(A) terminate the Commitments (provided that, before such termination, Delayed Draw Commitments in an amount necessary to Cash Collateralize each Delayed Draw Lender’s Delayed Draw Applicable Percentage of the lesser of (I) the then current LC Exposure and (II) the Cash Collateralization Cap, will be funded pursuant to Section 2.06 as Delayed Draw Loans by the Delayed Draw Lenders to the Issuing Bank to secure the reimbursement obligations of the Borrower with respect to such Letters of Credit), and thereupon the Commitments shall terminate immediately and the Yield Maintenance Amount, Call Protection Amount and other similar amounts on such terminated Commitments (including any Commitments that were utilized to secure the reimbursement obligations of the Borrower with respect to Letters of Credit) shall be due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor, and/or

(B) declare the principal amount of the Notes and the Loans then outstanding, and accrued interest, fees, Yield Maintenance Amount, Call Protection Amount and other similar amounts thereon, to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of Cash Collateral to secure the LC Exposure as provided in Section 2.06(j)) shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and

(ii) described in Section 10.01(h), Section 10.01(i) or Section 10.01(j):

(A) the Commitments shall automatically terminate (provided that Delayed Draw Commitments in an amount necessary to Cash Collateralize each Delayed Draw Lender’s Delayed Draw Applicable Percentage of the lesser of (I) the then current LC Exposure and (II) the Cash Collateralization Cap, will be funded pursuant to Section 2.06 as Delayed Draw Loans by the Delayed Draw Lenders (in an amount not to exceed each such Lender’s Delayed Draw Amount) to the Issuing Bank to secure the reimbursement obligations of the Borrower with respect to such Letters of Credit) and the Yield Maintenance Amount, Call Protection Amount and other similar amounts on such terminated Commitments (including any Commitments that were utilized to secure the reimbursement obligations of the Borrower with respect to Letters of Credit) shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and

(B) the principal amount of the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees, Yield Maintenance Amount, Call Protection Amount and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of Cash Collateral to secure the LC Exposure as provided in Section 2.06(j)) shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

Without limiting the generality of the foregoing, it is understood and agreed that if, prior to the Maturity Date, the Loans are accelerated or otherwise become due, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law) (a “Yield Maintenance Event”)), the Call Protection Amount and Yield Maintenance Amount that would have applied if, at the time of such acceleration, the Borrower had (i) paid, refinanced, substituted or replaced any or all of the Loans as contemplated in Sections 3.01 and/or 3.04 will also be due and payable as though a Yield Maintenance Event had occurred and the Call Protection Amount and Yield Maintenance Amount shall constitute part of the Secured Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders’ lost profits as a result thereof. Any Call Protection Amount and Yield Maintenance Amount payable above shall be presumed to be the liquidated damages sustained by the Lenders as the result of payment or acceleration, as applicable, prior to the Maturity Date and the Borrower and Guarantors agree that the Call Protection Amount and Yield Maintenance Amount are reasonable under the circumstances currently existing. The Call Protection Amount and Yield Maintenance Amount shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. THE BORROWER AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING CALL PROTECTION AMOUNT AND YIELD MAINTENANCE AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower and each Guarantor expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Call Protection Amount and Yield Maintenance Amount are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Call Protection Amount and Yield Maintenance Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower and Guarantors giving specific consideration in this transaction for such agreement to pay the Call Protection Amount and Yield Maintenance Amount; and (D) the Borrower and each Guarantor shall each be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower and each Guarantor expressly acknowledges that its agreement to pay the Call Protection Amount and Yield Maintenance Amount to the Lenders as herein described is a material inducement to the Lenders to provide the Commitments and make the Loans. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Borrower or any Guarantor with the intention of avoiding payment of the Call Protection Amount and Yield Maintenance Amount that the Borrower would have had to pay if the Borrower then had elected to pay the Loans prior to the Maturity Date pursuant to Section 3.01 and/or 3.04(a), an equivalent premium, without duplication, will become and be immediately due and payable to the extent permitted by law upon the acceleration of the Loans.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent, the Collateral Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent, the Collateral Agent and the Issuing Bank in their capacities as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Secured Obligations (other than the Secured Cash Management Obligations) constituting fees, expenses and indemnities payable to the Lenders and any Secured Swap Parties (to the extent not paid pursuant to (i) above);

(iii) third, pro rata to payment of accrued interest on the Loans and LC Disbursements and any Yield Maintenance Amount and Call Protection Amount then due other than any Excess First Lien RBL Obligations;

(iv) fourth, pro rata to payment of (A) principal outstanding on the Loans other than Excess First Lien RBL Obligations, (B) reimbursement obligations in respect of Letters of Credit pursuant to Section 2.06 other than Excess First Lien RBL Obligations (and Cash Collateralization of LC Exposure hereunder, but not Letters of Credit in an undrawn face amount in excess of the Cash Collateralization Cap), (C) Secured Swap Obligations owing to Secured Swap Parties (other than fees, expenses and indemnities paid pursuant to (ii) above), and (D) Secured Cash Management Obligations owed to a Secured Cash Management Provider;

(v) fifth, to the payment of Excess First Lien RBL Obligations;

(vi) sixth, pro rata to any other Secured Obligations; and

(vii) seventh, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligation (it being understood, that in the event that any amount is applied to Secured Obligations other than any Excluded Swap Obligation as a result of this this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligation are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

ARTICLE XI

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 11.01 Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent as its agent and authorizes the Administrative Agent and/or the Collateral Agent, as applicable, to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent or the Collateral Agent, as applicable, by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Collateral Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions (other than the provisions of Section 11.06). Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04) hereby authorizes and directs the Collateral Agent to enter into the Security Instruments on behalf of such Lender, in each case, as the Collateral Agent deems appropriate and agrees that the Collateral Agent may take such actions on its behalf as is contemplated by the terms of any such applicable Security Instrument. Without limiting the provisions of Sections 11.02 and 12.03, each Lender hereby consents to the Administrative Agent and the Collateral Agent and any successor serving in either such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, the Collateral Agent or any such successor, arising from the role of the Administrative Agent, the Collateral Agent or such successor under the Loan Documents so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct.

Section 11.02 Duties and Obligations of Administrative Agent and Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, neither the Administrative Agent nor the Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or Collateral Agent or any of their Affiliates in any capacity. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent or Collateral Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, or effectiveness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in uired Article VI or elsewhere herein, other than to confirm receipt of items expressly req to be delivered to the Administrative Agent, the Collateral Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be to, approved or accepted or to be satisfied with, each deemed to have consented document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03 Action by Administrative Agent and Collateral Agent.

(a) Neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent and/or the Collateral Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent and/or the Collateral Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless (i) it shall receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in tion 12.02) specifying the action Sec to be taken (ii) such instructions do not conflict with the provisions of this Agreement or any other Loan Document or any applicable law, (iii) the Administrative Agent and/or the Collateral Agent determines, in its sole and absolute discretion, that such instructions are not ambiguous, inconsistent or in conflict with previously received instructions or otherwise insufficient to direct the actions of the Administrative Agent and/or the Collateral Agent (provided that the Administrative Agent and/or the Collateral Agent explains the grounds for a refusal based on a deficiency of instructions) and (iv) it shall be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent and/or the Collateral Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent and/or the Collateral Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03; provided that, unless and until the Administrative Agent and the Collateral Agent shall have received such directions, the Administrative Agent and/or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent or the Collateral Agent be required to take any action which exposes the Administrative Agent or the Collateral Agent, as applicable, to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in ent Section 12.02), and otherwise neither the Administrative Ag nor the Collateral Agent shall be liable for any action taken or not taken by them hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

(b) Nothing in this Section 11.03 shall impair the right of the Administrative Agent and/or the Collateral Agent in its discretion to take any action authorized under this Agreement or the Security Instruments, to the extent that the consent of any Secured Party is not required or to the extent such action is not prohibited by the terms hereof or thereof, which it deems proper and consistent with the instructions given by the Secured Parties as provided for herein or otherwise in the best interest of the Secured Parties.

Section 11.04 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s or the Collateral Agent’s, as applicable, record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent or the Collateral Agent, as applicable. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. Each of the Administrative Agent and the Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such agent and to-sub the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent.

Section 11.06 Resignation of Administrative Agent and Collateral Agent. The Administrative Agent may at any time give notice of its resignation (which will also include its resignation as the Collateral Agent) to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with (and, absent the occurrence and continuation of an Event of Default, approval of) the Borrower, to appoint a successor, which shall be an institution with an office in New York. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent (and Collateral Agent) meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the

Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly by the Borrower, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section 11.06. Upon the acceptance of a successor’s appointment as Administrative Agent (and Collateral Agent) hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (and Collateral Agent), and the retiring Administrative Agent (and Collateral Agent) shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s (and Collateral Agent’s) resignation hereunder and under the other Loan Documents, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, Collateral Agent, their sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent or the Collateral Agent was acting as the Collateral Agent.

Section 11.07 Administrative Agents and Collateral Agent as Lenders. Each Person serving as an Administrative Agent or Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent and/or Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent and/or Collateral Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent and the Collateral Agent shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Collateral Agent or any of their Affiliates. In this regard, each Lender acknowledges that Simpson Thacher and Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent and the Collateral Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Administrative Agent and Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent and/or the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent and/or the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and/or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and/or the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and the Collateral Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, the Collateral Agent and their agents and counsel, and any other amounts due the Administrative Agent and/or the Collateral Agent under .Section 12.03

Each Secured Party agrees that only the Collateral Agent, and none of them, shall be entitled to credit bid all or any of the Secured Obligations, provided that the Secured Parties agree, solely for their own benefit, that any credit bid of Secured Obligations will be made ratably for the ratable benefit of the creditors in respect thereof.

Nothing contained herein shall be deemed to authorize the Administrative Agent and/or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent and/or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Collateral Agent to Release Collateral, Liens and Guarantors. Each Lender and the Issuing Bank hereby authorizes the Collateral Agent to release any collateral that is permitted to be sold or released and release any Guarantor that is permitted to be released from its obligations under the Loan Documents, in each case pursuant to the applicable terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Collateral Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments, release of guarantees or Guarantors (as the case may be) or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property or any one or more Guarantors to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Borrower, to it at:

Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

Email: trajan@rexenergycorp.com

(the Borrower’s website for electronic delivery is www.rexenergy.com);

with a copy to:

Jennifer McDonough, Senior Vice President, General

Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814-278-7286

(ii) if to the Administrative Agent or the Collateral Agent, to it at:

Angelo, Gordon Energy Servicer, LLC, as Administrative

Agent and Collateral Agent

c/o Cortland Capital Market Services LLC

225 W. Washington St. 21st Floor

Chicago, Illinois 60606

Attn: Agency Services – Angelo, Gordon and Legal Department

Email: AngeloGordonAgency@cortlandglobal.com and

legal@cortlandglobal.com

Tele: 312-564-5078

Fax: 312-376-0751

with a copy to:

AG Energy Funding, LLC

245 Park Ave

26th Floor

NYC, NY 10167

Attn: Scott McMurtry

Email: smcmurtry@angelogordon.com;

(iii) if to the Issuing Bank, to it at:

Macquarie Bank Limited - Representative Office

125 West 55th Street, 22nd Floor

New York, NY 10019

Attn: Anthony Lennon, Senior Managing Director

Tele: 212-231-2083

Fax: 212-231-2177

Email: anthony.lennon@macquarie.com

with a copy to:

Macquarie Bank Limited – Representative Office

500 Dallas Street, Suite 3300

Houston, Texas 77002

Attn: Michael Sextro, Division Director

Tele: 713-275-6207

Fax: 713-275-6222

Email: MECLoansHouston@macquarie.com; and

(iv) the Administrative Agent will forward all relevant notices from the Borrower to the Lenders.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, ,Article III ,Article IVArticle V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its accept notices and other communications to it hereund discretion, agree toer by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, the Collateral Agent the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders, or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender;

(ii) waive or amend Section 10.02(c) without the consent of each Lender and, to the extent such waiver, amendment or modification would adversely affect the rights of a Secured Swap Party or Secured Cash Management Provider, such Secured Swap Party or Secured Cash Management Provider;

(iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Yield Maintenance Amount, Call Protection Amount or fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the meaning of “default rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit fees at such default rate;

(iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby;

(v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(vi) waive or amend Section 3.04(b), Section 6.01, Section 6.02, Section 8.14 or Section 12.14, without the written consent of each Lender affected ;thereby

(vii) release any Guarantor (except as set forth in the Guaranty Agreement or in any other Loan Document), release all or substantially all, or subordinate the Liens on any, of the collateral (other than as provided in Section 11.10), ;nderwithout the written consent of each Le

(viii) change any of the provisions of this Section 12.02(b) or Section 12.04(a) or the definition of “Majority Lenders”, “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender;

(ix) without the prior written consent of each Secured Swap Party if such amendment, restatement, supplement, modification, termination, consent, waiver, replacement or refinancing would:

(A) amend or otherwise change the definition of “Approved Counterparty”, “Loan Documents”, “Secured Obligations”, “Secured Swap Agreement”, “Secured Swap Obligations”, “Secured Swap Party”, “Security Instruments”, “Swap Agreement”, or “Swap Intercreditor Agreement”;

(B) provide for any of the Secured Swap Obligations to cease to be secured by the Security Instruments;

(C) cause the Security Instruments to secure obligations other than the Secured Obligations;

(D) cause the Secured Swap Obligations (other than fees, expenses and indemnities) to cease to be (I) secured on a first priority, pari passu basis with principal on the Loans and reimbursement obligations under Letters of Credit in respect of the Collateral (other than Excess First Lien RBL Obligations) or (II)

guaranteed on a pari passu basis with the Loan Obligations (as defined in the Swap Intercreditor Agreement), or cause the fees, expenses and indemnities of the Secured Swap Parties constituting Secured Obligations to cease to be secured on a first priority, pari passu basis with the fees, expenses and indemnities of the Administrative Agent, the Collateral Agent and the Issuing Bank constituting Secured Obligations;

(E) have a material detrimental effect on the rights or obligations of any Secured Swap Party under any Security Instrument;

(F) restrict any recoupment, netting or setoff rights or rights as an unsecured creditor of a Secured Swap Party under its Secured Swap Agreements; or

(G) release or permit the release of (I) any Guarantor from any of its obligations under any Loan Documents or (II) any Collateral, in either case, if such release is not permitted under the Loan Documents as of the Effective Date; or

(x) amend Section 2.01(c), Section 2.06, or the definition of “Threshold Amount” or lower the Delayed Draw Commitment below the Threshold Amount without the consent of the Issuing Bank; or

(xi) without the prior written consent of each Secured Swap Party or the Issuing Bank, amend the definition of “Borrowing Base” in any manner that would result in Loan Obligations (as defined in the Swap Intercreditor Agreement) constituting Excess First Lien RBL Obligations ; or

(xii) without the prior written consent of the Secured Cash Management Provider,

(A) amend or otherwise change the definition of “Secured Cash Management Agreement”, “Secured Cash Management Obligations”, “Secured Cash Management Provider” or “Secured Obligations”;

(B) provide for any of the Secured Cash Management Obligations to cease to be secured by the Security Instruments; or

(C) cause the Secured Cash Management Obligations to cease to be (I) secured on a first priority, pari passu basis with principal on the Loans and reimbursement obligations under Letters of Credit in respect of the Collateral or (II) guaranteed on a pari passu basis with the Loan Obligations (as defined in the Swap Intercreditor Agreement);

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Issuing Bank, as applicable.

Notwithstanding the foregoing, (a) any supplement to Schedule 7.14 diaries) shall be effective upon delivery by the Borrower toSubsi) the Administrative

Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (b) any Security Instrument may be supplemented to add additional collateral with the consent of the Administrative Agent and the Collateral Agent and (c) this Agreement and the other Loan Documents may be amended by the Borrower and Administrative Agent to (i) cure ambiguities, omissions, mistakes or defects or to cause such guarantee or other Loan Document to be consistent with this Agreement and (ii) to give effect to Section 2.05(d), in each case, as reasonably determined by the Borrower and the Administrative Agent, without the consent of the Lenders.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, their Affiliates and the Issuing Bank, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent (including reasonable and documented out of pocket costs associated with the valuation reports the Administrative Agent is required to perform on behalf of its investors in an amount not to exceed $50,000 per year) and the Collateral Agent, the costs to the Administrative Agent of a third party servicer or data servicer in the course of its administration of the Loans and the Loan Documents on its behalf, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent and the Collateral Agent as to the rights and duties of the Administrative Agent, the Collateral Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR

ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE

LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR VIOLATION OF LAW BY, SUCH INDEMNITEE. NOTWITHSTANDING THE FOREGOING, NO INDEMNIFICATION SHALL BE GIVEN TO THE EXTENT IT ARISES (y) BY REASON OF A CLAIM BY ONE OR MORE INDEMNITEES AGAINST ONE OR MORE OTHER INDEMNITEES, OR (z) FROM A CLAIM BROUGHT BY THE BORROWER AGAINST AN INDEMNITEE FOR (1) SUCH INDEMNITEE’S BREACH OF ITS OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT OR (2) BAD FAITH OF SUCH INDEMNITEE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IN EITHER CASE IF THE BORROWER HAS OBTAINED A FINAL NON NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. SO LONG AS NO DEFAULT IS CONTINUING AND THE BORROWER IS FINANCIALLY SOLVENT, NO INDEMNITEE MAY SETTLE ANY CLAIM TO BE INDEMNIFIED HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE BORROWER, WHICH CONSENT WILL NOT BE UNREASONABLY OR UNTIMELY WITHHELD. THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under Section 12.03(a) or (b) (and provided that such failure is not due to the Administrative Agent’s or Issuing Bank’s gross negligence or willful misconduct), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable within 30 .days following receipt by the Borrower of a reasonably detailed statement therefor

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section and in no event may any Lender assign to the Borrower, an Affiliate of the ) 12.04 aulting Lender all or any portion of Borrower, a Defaulting Lender or an Affiliate of a Def such Lender’s rights and obligations under this Agreement or all or any portion of its Commitments or the Loans owing to it hereunder). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of

(A) if prior to the Delayed Draw Commitment Termination Date, the Borrower; provided that (1) no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business days after having received notice thereof,

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignee that is a Lender immediately prior to giving effect to such assignment, and

(C) with respect to an assignment of Delayed Draw Commitments, the Issuing Bank.

(ii) Assignments shall be subject to the following conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 unless the Administrative Agent otherwise consent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that a Lender may assign its rights and obligations under its Initial Term Loans, its Delayed Draw Commitment and outstanding Delayed Draw Loans separately;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all such documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(E) no such assignment shall be made to the Borrower, any Affiliate of the Borrower, a Defaulting Lender (or any entity who, upon becoming a Lender hereunder, would constitute a Defaulting Lender), any Affiliate of a Defaulting Lender, a natural person or any holder of Second Lien Notes (or any Affiliate of such holder).

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in .(such rights and obligations in accordance with Section 12.04(c

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed documents required of the assignee under 12.04(b)(ii)(D) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits ofSection 5.01 and Section 5.02 erein, including the requirements undersubject to the requirements and limitations th) Section 5.02 (it being understood that the documentation required under Section 5.02(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant agrees to be subject to the provisions of Section 5.03 as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided such Participant agrees to be subject to Section 4.01(c) as though it were .a Lender

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). Any such Participant Register shall be available for inspection by the Administrative Agent, the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice; provided that the applicable Lender shall have no obligation to show such Participant Register to the Borrower except to the extent such disclosure is necessary to establish that such Loan, commitment, letter of credit or other obligation is in registered form under Section 5f.l03-l(c) of the Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04(e), no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any

Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, and Section 12.03 and Article XI guaranteed basis, and remain in full force and -on an unsecured and non ,shall survive effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters ofCredit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender or Issuing Bank now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender and the Issuing Bank under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank or their Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED (AND IN SUCH EVENT, SUCH FEDERAL LAWS SHALL PERTAIN SOLELY TO SUCH LENDER).

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS (AND THE BORROWER SHALL CAUSE EACH LOAN PARTY TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY INSTRUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS .SECTION 12.09

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank, the Lenders and each other party hereto or to any other Loan Document, agrees to maintain, and agrees to cause each of its Affiliates to maintain, the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, partners and investors and their directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and in each such case, such Person shall, if permitted by law, notify the Borrower of such occurrence as soon as reasonably practicable following the service of any such process on such Person), (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan

Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or other party hereto on a nonconfidential basis from asource other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank, any Lender or any other party hereto on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) if the maturity of the Notes or any other Secured Obligations is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this .Section 12.12

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Collateral Matters; Swap Agreements; Secured Cash Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available to the Secured Swap Parties and the Secured Cash Management Providers (but subject to the terms of the Loan Documents, including provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any Secured Swap Obligations and Secured Cash Management Obligations. Except as expressly provided herein or in the Swap Intercreditor Agreement, no Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of Secured Swap Obligations owed to it. Except as expressly provided herein, no Secured Cash Management Provider shall have any voting or other rights (including any rights to direct remedies) under any Loan Document as a result of the existence of Secured Cash Management Obligations owed to it. By accepting the benefits of the Security Instruments, each Secured Cash Management Provider agrees to the foregoing sentence and to the terms of, and to be bound by, the Swap Intercreditor Agreement and the Second Lien Intercreditor Agreement.

Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries, other than to the extent contemplated by Section 12.02(b) and the last sentence of Section 12.04(a), and (a) each Secured Swap Party is entitled to rely on the agreements of the Lenders in Section 12.18(a)(IV) and the agreements of the Secured Swap Parties and Secured Cash Management Providers in Section 12.14 and (b) each Secured Cash Management Provider is entitled to rely on the agreements of the Lenders in Section 12.18(a)(IV) and the agreements of the Secured Swap Parties and Secured Cash Management Providers in Section 12.14.

Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the US Patriot Act.

Section 12.17 Amendment and Restatement of Existing Credit Agreement. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein. This Agreement and any Notes issued hereunder have been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Existing Credit Agreement and the notes and other documents related thereto. This Agreement does not constitute a novation of the obligations and liabilities under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities. All Liens, deeds of trust, mortgages, assignments and security interests securing the Existing Credit Agreement and the obligations relating thereto are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Secured Obligations. None of the Liens and security interests created pursuant to the Existing Credit Agreement are released. Additionally, the substantive rights and obligations of the parties hereto shall be governed by this Agreement, rather than the Existing Credit Agreement. Without limitation of any of the foregoing, (a) this Agreement shall not in any way release or impair the rights, duties, Indebtedness (as defined in the Existing Credit Agreement) or Liens (as defined in the Existing Credit Agreement) created pursuant to the Existing Credit Agreement or any other Loan Document (as defined therein) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Indebtedness and Liens are assumed, ratified and affirmed by the Borrower and each of the Guarantors; (b) all indemnification obligations of the Borrower and each of the Guarantors under the Existing Credit Agreement and any other Loan Documents (as defined therein) shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Administrative Agent, the Issuing Bank, and any other Person indemnified under the Existing Credit Agreement or any other Loan Document (as defined therein) at any time prior to the Effective Date; (c) the Indebtedness incurred under the Existing Credit Agreement shall, to the extent outstanding on the Effective Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Indebtedness or any of the other rights, duties and obligations of the parties hereunder, and the terms “Guaranteed Obligations” and “Secured Obligations” or similar terms as such terms are used in the Loan Documents shall include the Indebtedness as increased, amended and restated under this Agreement; (d) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent or the Issuing Bank (as defined therein) under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement, default or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement, default or obligation is no longer set forth herein or is modified hereby; (e) any and all references to the Existing Credit Agreement in any Security Instrument or other Loan Document shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time, and any and all references to the Security Instruments or Loan Documents in any such Security Instruments or any other Loan Documents shall be deemed a reference to the Security Instruments or Loan Documents under the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time; and (f) the Liens granted pursuant to the Security Instruments to which each of the Borrower or any Subsidiary is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Effective Date. The Borrower hereby designates this Agreement as a “Refinancing of First Lien RBL Obligations” pursuant to the definition of Discharge of First Lien Priority RBL Obligations in the Second Lien Intercreditor Agreement.

Section 12.18 INTERCREDITOR AGREEMENTS.

(a) EACH LENDER HEREBY (I) INSTRUCTS AND AUTHORIZES THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO EXECUTE AND DELIVER THE SECOND LIEN INTERCREDITOR AGREEMENT AND THE SWAP INTERCREDITOR AGREEMENT (FOR PURPOSES OF THIS SECTION 12.18, COLLECTIVELY, THE “INTERCREDITOR AGREEMENTS”) ON ITS BEHALF, (II) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO EXERCISE ALL OF THE ADMINISTRATIVE AGENT’S AND THE COLLATERAL AGENT’S RIGHTS AND TO COMPLY WITH ALL OF ITS OBLIGATIONS UNDER THE INTERCREDITOR AGREEMENTS, (III) AGREES THAT THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT MAY TAKE ACTIONS ON ITS BEHALF AS IS CONTEMPLATED BY THE TERMS OF THE INTERCREDITOR AGREEMENTS, AND (IV) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT AT ALL TIMES FOLLOWING THE EXECUTION AND DELIVERY OF THE INTERCREDITOR AGREEMENTS SUCH LENDER (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE TERMS THEREOF.

(b) EACH LENDER ACKNOWLEDGES THAT IT HAS REVIEWED AND IS SATISFIED WITH THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENTS AND ACKNOWLEDGES AND AGREES THAT SUCH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENTS AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENTS.

Section 12.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 12.20 ORIGINAL ISSUE DISCOUNT. THE LOANS ARE BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT ITS ADDRESS SPECIFIED HEREIN.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	REX ENERGY CORPORATION

	By:	/s/ Thomas C. Stabley
Thomas C. Stabley
President and Chief Executive Officer

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

ADMINISTRATIVE AGENT	ANGELO, GORDON ENERGY SERVICER, LLC

	By:	/s/ Todd Dittman
	Name:	Todd Dittmann
	Title:	Authorized Person

COLLATERAL AGENT	ANGELO, GORDON ENERGY SERVICER, LLC

	By:	/s/ Todd Dittman
	Name:	Todd Dittmann
	Title:	Authorized Person

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

LENDER:	AG ENERGY FUNDING, LLC, in respect of Series 2, 3, 6, 7, 8, 10, 11, 12 and 16 as a Lender

	By:	/s/ Todd Dittman
	Name:	Todd Dittmann
	Title:	Authorized Person

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

LENDER:	AB ENERGY OPPORTUNITY FUND, L.P., as a Lender

By: AB Energy Opportunity Management LLC, its General Partner

	By:	/s/ Daniel Posner
	Name:	Daniel Posner
	Title:	Co-Chief Investment Officer

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

LENDER:	AB PRIVATE CREDIT INVESTORS MIDDLE MARKET DIRECT LENDING FUND, L.P., as a Lender

By: AB Private Credit Investors Middle Market Direct Lending Fund G.P. L.P., its General Partner

	By:	/s/ Kevin Alexander
	Name:	Kevin Alexander
	Title:	Vice President

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

LENDER:	CANYON VALUE REALIZATION FUND L.P., as a Lender

	By:	/s/ Jonathan M. Kaplan
	Name:	Jonathan M. Kaplan
	Title:	Authorized Signatory

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

LENDER:	MSD CREDIT OPPORTUNITY FUND, L.P., as a Lender

	By:	/s/ Marcello Liguori
	Name:	Marcello Liguori
	Title:	Managing Director

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

LENDER:	TAO TALENTS, LLC, as a Lender

	By:	/s/ Steven S. Pluss
	Name:	Steven S. Pluss
	Title:	Vice President

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

LENDER:	TPG SPECIALTY LENDING, INC., as a Lender

	By:	/s/ Michael Fishman
	Name:	Michael Fishman
	Title:	Co-Chief Executive Officer

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

ISSUING BANK	MACQUARIE BANK LIMITED

	By:	/s/ Darren Muller
	Name:	Darren Muller
	Title:	Executive Director

	By:	/s/ Sarah K S Danne
	Name:	Sarah K S Danne
	Title:	Associate Director
Legal Risk Management

POA Ref: #2090 dated 26 November 2015 expiring 30 November 2017, signed in Sydney

Signature Page to Term Loan Credit Agreement

Rex Energy Corporation

ANNEX I

LIST OF COMMITMENTS

Name of Lender	Initial Term Loan Commitments	Delayed Draw Commitments
AG Energy Funding, LLC	$54,530,000	$59,470,000
Canyon Value Realization Fund L.P.	$20,090,000	$21,910,000
MSD Credit Opportunity Fund, L.P.	$20,090,000	$21,910,000
TAO Talents, LLC	$14,350,000	$15,650,000
TPG Specialty Lending, Inc.	$14,350,000	$15,650,000
AB Private Credit Investors Middle Market Direct Lending Fund, L.P.	$13,632,500	$14,867,500
AB Energy Opportunity Fund, L.P.	$6,457,500	$7,042,500

TOTAL	$143,500,000	$156,500,000

Annex I to Term Loan Credit Agreement

Rex Energy Corporation

EXHIBIT A

FORM OF NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, Rex Energy Corporation, a Delaware corporation (the “Borrower”) hereby promises to pay to [            ] or its registered assigns (the “Lender”), at the principal office of Angelo, Gordon Energy Servicer, LLC (the “Administrative Agent”) designated in Section 4.01(a) of the Credit Agreement, as hereinafter defined, the principal sum of [            ] Dollars ($[        ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Term Loan Credit Agreement dated as of April 28, 2017 among the Borrower, the Administrative Agent and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

REX ENERGY CORPORATION

By:
Name:
Title:

Exhibit A - 1

EXHIBIT B

FORM OF BORROWING REQUEST

[            ], 20[    ]

Rex Energy Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Term Loan Credit Agreement dated as of April 28, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, the Lenders, the Issuing Bank and Angelo, Gordon Energy Servicer, LLC, as Administrative Agent for the Lenders and the Issuing Bank and as Collateral Agent for the Secured Parties (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Loan as follows:

(i)	Aggregate amount of the requested Loan is $[ ];

(ii)	Date of such Loan is [ ], 20[ ];

(iii)	Total Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and LC Exposure without regard to the Loan requested hereby) is $[ ]; and

(iv)	Pro forma total Credit Exposures (giving effect to the requested Loan) is $[ ]; and

(v)	Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04 of the :Credit Agreement, is as follows:

[ ]
[ ]
[ ]
[ ]
[ ]

Exhibit B - 1

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Loan under the terms and conditions of the Credit Agreement.

REX ENERGY CORPORATION

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C-1

FORM OF

EFFECTIVE DATE CERTIFICATE

April [    ], 2017

The undersigned hereby certifies that he is the President and Chief Executive Officer of Rex Energy Corporation, a Delaware corporation (the “Borrower”), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Term Loan Credit Agreement dated as of even date herewith (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, the Lenders from time to time thereto, the Issuing Bank party thereto and Angelo, Gordon Energy Servicer, LLC, as Administrative Agent for the Lenders and the Issuing Bank and as Collateral Agent for the Secured Parties, which are party thereto, the undersigned represents and warrants, on behalf of the Borrower and not individually, as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a) The representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct as of such specified earlier date.

(b) On the date hereof, immediately after giving effect to any Loan or the issuance, amendment, renewal or extension of any Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Borrower has received all consents and approvals required by Section 7.03 of the Credit Agreement.

(d) Immediately after giving effect to the Transactions, the PDP Coverage Ratio equals or exceeds 2.25 and the Borrower is in compliance with the other requirements of Section 9.01 of the Credit Agreement.

(e) Immediately after giving effect to the Transactions, the Borrower has unrestricted cash of not less than $19,000,000.

[Signature page follows]

Exhibit C-1 - 1

EXECUTED AND DELIVERED as of the first date written above.

REX ENERGY CORPORATION

By:
	Name:	Thomas C. Stabley
	Title:	President Chief Executive Officer

Exhibit C-1 - 2

EXHIBIT C-2

FORM OF SECTION 8.01(C) CERTIFICATE

The undersigned hereby certifies that he/she is the [            ] of Rex Energy Corporation, a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Term Loan Credit Agreement dated as of April 28, 2017 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, Angelo, Gordon Energy Servicer, LLC, as Administrative Agent and the lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a) There exists no Default or Event of Default [or specify Default and describe].

(b) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01(a), (b) and (c) as of the end of the [fiscal quarter][fiscal year] ending [            ].

(c) [Attached hereto are detailed calculations of the Excess Cash Flow for the fiscal year ending December 31, 20[    ].]1

(d) Attached hereto is a listing of all outstanding Letters of Credit as of the date of this certificate listing for each the face amount, expiration date and beneficiary and stating whether there has been a drawing thereunder.

(e) [Select one of the following as applicable:] [There has been no change in GAAP or in the application thereof, in each case as GAAP was applied in the Financial Statements, (i) in the preparation of the Borrower’s financial statements most-recently required to be delivered in accordance with Section 8.01(a) or (b), or (ii) that would affect the computation of any financial ratio in Section 9.01] or [There has been one or more changes in GAAP or in the application thereof, in each case as GAAP was applied in the Financial Statements, (i) in the preparation of the Borrower’s financial statements most-recently required to be delivered in accordance with Section 8.01(a) or (b), or (ii) that would affect the computation of any financial ratio in Section 9.01, as follows and with the following effects: [specify].

EXECUTED AND DELIVERED this [            ] day of [    ].

REX ENERGY CORPORATION

By:
Name:
Title:

[1]	To be used only with the annual financials.

Exhibit C-2 - 1

EXHIBIT D

SECURITY INSTRUMENTS

1) Amended and Restated Guaranty and Collateral Agreement dated as of April 28, 2017 made by the Borrower and each of the other Grantors (as defined therein) in favor of the Collateral Agent.

2) Financing Statements in respect of item 1, by:

a)	the Borrower

b)	Rex Energy I, LLC

c)	Rex Energy Operating Corp.

d)	PennTex Resources Illinois, Inc.

e)	R.E. Gas Development, LLC

f)	Rex Energy IV, LLC

3) Stock Powers delivered in respect of item 1.

a)	PennTex Resources Illinois, Inc., a Delaware corporation

b)	Rex Energy Operating Corp., a Delaware corporation

4) Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and R.E. Gas Development, LLC (Ohio).

5) Financing Statements in respect of item 4.

6) Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and R.E. Gas Development, LLC (Ohio).

7) Financing Statements in respect of item 6.

8) Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and R.E. Gas Development, LLC (Pennsylvania).

9) Financing Statements in respect of item 8.

10) Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and R.E. Gas Development, LLC (Pennsylvania).

Exhibit D - 1

11) Financing Statements in respect of item 10.

12) Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and Rex Energy I, LLC (Pennsylvania).

13) Financing Statements in respect of item 12.

14) Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and Rex Energy I, LLC (Pennsylvania).

15) Financing Statements in respect of item 14.

16) Blocked Account Agreement by and among Manufacturers and Traders Trust Company, Rex Energy Corporation and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 015004221769465.

17) Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, R.E. Gas Development, LLC and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000009847503548.

18) Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy I, LLC and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000008890765889.

19) Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy Operating Corp. and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account nos. 015004219154503 and 000008891671508.

Exhibit D - 2

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate of [identify Lender] ]

3.	Borrower:	Rex Energy Corporation

4.	Administrative Agent:	Angelo, Gordon Energy Servicer, LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Term Loan Credit Agreement dated as of April 28, 2017 among Rex Energy Corporation, the Lenders parties thereto and Angelo, Gordon Energy Servicer, LLC, as Administrative Agent]

Exhibit E - 1

6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$		%
	$	$		%
	$	$		%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit E - 2

[Consented to and] Accepted:

ANGELO, GORDON ENERGY SERVICER, LLC, as Administrative Agent

By
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By
Title:

Exhibit E - 3

ANNEX 1

REX ENERGY CORPORATION CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (v) it has independently and without reliance upon the Administrative Agent or any other Lender and base on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit E - 4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit E - 5

EXHIBIT F-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rex Energy Corporation, a Delaware corporation (the “Borrower”); each of the Lenders from time to time party hereto; and Angelo, Gordon Energy Servicer, LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with a U.S. trade or business conducted by the undersigned or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:

Exhibit F-1 - 1

EXHIBIT F-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rex Energy Corporation, a Delaware corporation (the “Borrower”); each of the Lenders from time to time party hereto; and Angelo, Gordon Energy Servicer, LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with a U.S. trade or business conducted by the undersigned or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished the participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

Exhibit F-2 - 1

EXHIBIT F-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rex Energy Corporation, a Delaware corporation (the “Borrower”); each of the Lenders from time to time party hereto; and Angelo, Gordon Energy Servicer, LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with a U.S. trade or business conducted by the undersigned or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

Exhibit F-3 - 1

EXHIBIT F-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of April 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rex Energy Corporation, a Delaware corporation (the “Borrower”); each of the Lenders from time to time party hereto; and Angelo, Gordon Energy Servicer, LLC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 5.02 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with a U.S. trade or business conducted by the undersigned or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:

Exhibit F-4 - 1

EXHIBIT G

SWAP INTERCREDITOR AGREEMENT

Exhibit G - 1

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of April 28, 2017 by and among Rex Energy Corporation, a Delaware corporation (the “Borrower”), each other Subsidiary of the Borrower that is a Guarantor under the Credit Agreement referred to below (the “Guarantors,” and together with Borrower collectively referred to as the “Loan Parties”), BP Energy Company (“BP”), Macquarie Bank Limited (“Macquarie”), and Morgan Stanley Capital Group Inc., a Delaware corporation (“MSCGI”) and together with BP and Macquarie, the “Initial Swap Counterparties”), any other Person that hereafter becomes a party to this Agreement as a “Swap Counterparty” in accordance with the terms hereof, and Angelo, Gordon Energy Servicer, LLC (“AGES”), in its capacity as administrative agent for the Lenders and the Issuing Bank under the Credit Agreement (in such capacity, together with its successors and assigns, the “Administrative Agent”) and in its capacity as the Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).

R E C I T A L S:

WHEREAS, pursuant to that certain Term Loan Credit Agreement, dated as of April 28, 2017 (as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among Borrower, the various financial institutions and entities from time to time parties thereto as lenders (collectively referred to as the “Lenders”), the Issuing Bank party thereto (the “Issuing Bank”), and the Administrative Agent, the Lenders have made, and may on or after the date hereof make Loans (as defined in the Credit Agreement), to the Borrower and the Issuing Bank may issue Letters of Credit for the account of the Borrower and its subsidiaries;

WHEREAS, pursuant to (a) the Amended and Restated Guaranty and Collateral Agreement, dated as of April 28, 2017 (as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time, the “Guaranty and Collateral Agreement”) and (b) certain of the other Security Instruments, the Borrower and each Guarantor party thereto has granted a first priority (subject to Liens permitted under Section 9.03 of the Credit Agreement) security interest in the Collateral to secure the Total Obligations;

WHEREAS, (a) Borrower and BP have entered into that certain ISDA Master Agreement, dated as of November 1, 2016, including the schedules, exhibits and annexes thereto, and all confirmations and transactions now or hereafter entered into or novated thereunder, other than in respect of the delivery of physical products (in each case, as amended, restated, supplemented or otherwise modified from time to time, the “BP ISDA”), (b) Borrower and Macquarie have entered into that certain ISDA 2002 Master Agreement dated as of April 28, 2017, including the schedules, exhibits and annexes thereto and all confirmations and transactions now or hereafter entered into or novated thereunder, other than in respect of the delivery of physical products (in each case, as amended, restated, supplemented or otherwise modified from time to time, the “Macquarie ISDA”), and (c) Borrower and MSCGI have entered into that certain ISDA 2002 Master Agreement dated as of November 24, 2014, including all schedules and all exhibits and annexes thereto and all confirmations and transactions now or

Exhibit G - 2

hereafter entered into or novated thereunder, other than in respect of the delivery of physical products (in each case, as amended, restated, supplemented or otherwise modified from time to time, the “MSCGI ISDA” and together with the BP ISDA and the Macquarie ISDA, the “Approved ISDAs”);

WHEREAS, the Credit Agreement and the Swap Agreements provide or will provide, among other things, that the parties thereto shall enter into this Agreement to, among other things, define the rights, duties, authorities and responsibilities of the Collateral Agent and the Administrative Agent and the respective rights and remedies among the Secured Parties with respect to the Collateral; and

WHEREAS, Collateral Agent, Administrative Agent (on behalf of itself and the Lenders and the Issuing Bank), and each Swap Counterparty desire to enter into this Agreement to (i) establish the relative priorities of the Secured Parties with respect to the Collateral, (ii) agree with respect to the exercise of certain remedies with respect to the Collateral, and (iii) appoint the Collateral Agent to serve, and have the Collateral Agent agree to serve, as Collateral Agent for the Secured Parties under the Security Instruments for the purposes of holding and enforcing the Liens created by and existing under the Security Instruments to secure the Total Obligations and apportioning Proceeds among the Secured Parties, and for the other purposes set forth herein.

A G R E E M E N T S:

In consideration of the mutual covenants and promises of this Agreement, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement (including the preamble and recitals hereto):

Administrative Agent is defined in the preamble.

AGES is defined in the preamble.

Agreement is defined in the preamble.

Approved ISDA is defined in the recitals to this Agreement.

as in effect on the date hereof means, with respect to any provision of a Principal Agreement, such provision as is in effect on the date of this Agreement without giving effect to any amendment, waiver or other modification thereto.

Borrower is defined in the preamble.

BP is defined in the preamble.

BP ISDA is defined in the recitals to this Agreement.

Exhibit G - 3

Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Collateral means, all personal, real or mixed property of the Loan Parties and rights thereto described in and subject to a Lien under the Security Instruments and the Rights under letters of credit, if any, posted as collateral support for the Swap Obligations, but excluding any Excluded Collateral (as defined in the Guaranty and Collateral Agreement as in effect on the date hereof).

Collateral Agent is defined in the preamble.

Controlling Party means, prior to the Discharge of Loan Obligations, the Majority Lenders, and from and after the Discharge of Loan Obligations, the Swap Counterparties holding a majority of the Outstanding Amount of all Swap Obligations.

Credit Agreement is defined in the recitals to this Agreement.

Credit Parties means Administrative Agent, each Lender, the Issuing Bank, and each Secured Cash Management Provider.

Debtor Relief Law means Title 11 of the United States Code entitled “Bankruptcy” and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

Discharge of Loan Obligations means, subject to Section 20, the occurrence of all of the following: (a) termination of all commitments to extend credit that would constitute Loan Obligations (other than Secured Cash Management Obligations), (b) termination or cancellation of or entry into arrangements satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion with respect to all Letters of Credit issued and outstanding under the Credit Agreement, and (c) payment in full in cash of all Loan Obligations (other than Secured Cash Management Obligations and contingent indemnification obligations for which no claim has been asserted); provided, that, upon the Discharge of Loan Obligations, any Secured Cash Management Obligations that remain outstanding on such date shall no longer constitute “Loan Obligations” hereunder or “Secured Obligations” under and as defined in any other Security Instrument or be secured by any Liens granted or purported to be granted under any Security Instruments, and Secured Cash Management Providers shall no longer constitute “Secured Parties” hereunder or under any other Security Instrument.

Discharge of Swap Obligations means, subject to Section 20, the occurrence of all of the following: (a) termination of all Swap Agreements and (b) payment in full in cash of all Swap Obligations (other than with respect to contingent indemnification obligations for which no claim has been asserted) under each Swap Agreement (other than any Swap Agreement with respect to which other arrangements satisfactory in the sole discretion of the Swap Counterparty that is party to such Swap Agreement have been made and communicated by such Swap Counterparty in writing to the Collateral Agent).

Exhibit G - 4

Early Termination Event means, with respect to any Swap Agreement, the termination of all transactions or affected transactions thereunder as a result of the occurrence of an event of default or a termination event (however defined) thereunder.

Event of Default means (a) an “Event of Default” as defined in the Credit Agreement or (b) an event of default or a termination event (however defined) under any Swap Agreement where a Loan Party is the “defaulting party” or an “affected party”, in each case, however defined.

Excess Loan Obligations has the meaning assigned to the term “Excess First Lien RBL Obligations” in the Second Lien Intercreditor Agreement.

Governmental Authority means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, the Issuing Bank, any Swap Counterparty or any Lender.

Guarantors is defined in the preamble.

Guaranty and Collateral Agreement is defined in the recitals to this Agreement.

Hydrocarbons means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

Initial Swap Counterparties is defined in the preamble.

Issuing Bank is defined in the recitals to this Agreement.

Lenders is defined in the recitals to this Agreement.

Letter of Credit means any letter of credit issued pursuant to the Credit Agreement.

Lien means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations.

Loan Documents means the “Loan Documents” as defined in the Credit Agreement.

Exhibit G - 5

Loan Obligations means, subject to the proviso in the definition of “Discharge of Loan Obligations” above, Secured Obligations described in clause (a), (c) and (d) (and for the avoidance of doubt, clause (e) with respect to each of the foregoing) of the definition thereof in the Credit Agreement as in effect on the date hereof, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including Call Protection Amounts and Yield Maintenance Amounts (each, as defined in the Credit Agreement as in effect on the date hereof)), interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Loan Parties is defined in the preamble.

Majority Lenders means the “Majority Lenders” as defined in the Credit Agreement.

Macquarie is defined in the preamble.

Macquarie ISDA is defined in the recitals to this Agreement.

MSCGI is defined in the preamble.

MSCGI ISDA is defined in the recitals to this Agreement.

Outstanding Amount means with respect to any Swap Agreement, (a) at any time prior to the occurrence of an Early Termination Event under such Swap Agreement, at the election of the Swap Counterparty party thereto, either (i) the amount of all Swap Obligations that would be payable to such Swap Counterparty under such Swap Agreement if there occurred at such time an Early Termination Event under such Swap Agreement, or (ii) the mark-to-market valuation of all transactions under such Swap Agreement, in either case, as reasonably determined by such Swap Counterparty, or (b) at any time from and after the occurrence of an Early Termination Event under such Swap Agreement, the amount of all Swap Obligations then due and owing to such Swap Counterparty under such Swap Agreement.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Principal Agreements means the Loan Documents and the Swap Agreements, collectively.

Proceeds includes any and all proceeds from any sale, exchange, destruction, condemnation, foreclosure, liquidation or other disposition of any of the Collateral, including, but not limited to, under any Debtor Relief Law, and in the case of a successful credit bid, any Collateral that is the subject of such credit bid and any and all proceeds from any guarantee under the Loan Documents; provided, however, except for during the

Exhibit G - 6

existence of a Triggering Event, such term will not include sales of any Hydrocarbons produced from or attributable to the Collateral in the ordinary course of the Loan Parties’ business or sales, leases or other dispositions of other Collateral permitted under the Loan Documents.

Property means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

Ratably or Ratable means, with respect to any amount to be allocated between the Credit Parties and the Swap Counterparties as of any date of determination, the allocation of a portion of such amount to (a) the Credit Parties such that the ratio that the amount allocated to the Credit Parties bears to the total amount to be so allocated equals the ratio of the amount of Loan Obligations to the amount of Total Obligations as of such date and (b) Swap Counterparties such that the ratio that the amount allocated to Swap Counterparties bears to the total amount to be so allocated equals the ratio of the amount of Swap Obligations to the amount of Total Obligations as of such date (and with such amount allocated to each individual Swap Counterparty under this clause (b) being equal to its Swap Counterparty Ratable Share of such amount).

Required Consent has the meaning assigned to such term in Section 2(g).

Right or Rights means rights, remedies, powers, privileges and benefits.

Second Lien Intercreditor Agreement has the meaning assigned to such term in the Credit Agreement as in effect on the date hereof.

Secured Cash Management Obligations has the meaning assigned to such term in the Credit Agreement as in effect on the date hereof.

Secured Cash Management Provider has the meaning assigned to such term in the Credit Agreement as in effect on the date hereof.

Secured Parties means, collectively, the Collateral Agent, the Administrative Agent, each Lender, the Issuing Bank, each Swap Counterparty, and subject to the proviso in the definition of “Discharge of Loan Obligations” set forth above, each Secured Cash Management Provider.

Security Instruments means the “Security Instruments” as defined in the Credit Agreement and includes, without limitation, those documents listed in Schedule 1 attached hereto and incorporated herein by this reference.

Standstill Period means a period equal to ninety (90) days after the occurrence of a Triggering Event, extended by each day that the Collateral Agent is pursuing the enforcement of the Rights of the Secured Parties in, to and under all or substantially all of the Collateral in accordance with the terms of this Agreement; which period will be tolled during any period in which the Collateral Agent is not entitled, on behalf of the Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (a) any injunction issued by a court of competent jurisdiction or (b) the automatic stay or any other stay in any Debtor Relief Law.

Exhibit G - 7

Swap Agreement means (a) each Approved ISDA and (b) each other “Secured Swap Agreement” under and as defined in the Credit Agreement.

Swap Counterparty means (a) each Initial Swap Counterparty and (b) each other Person that is a “Secured Swap Party” under and as defined in the Credit Agreement.

Swap Counterparty Joinder means an agreement substantially in the form of Exhibit A.

Swap Counterparty Ratable Share means, with respect to the portion of the Swap Counterparties’ Ratable share of any amount to be allocated to an individual Swap Counterparty as of any date of determination, a percentage equal to a fraction, the numerator of which is the amount of Swap Obligations owing to such Swap Counterparty as of such date and the denominator of which is an amount equal to the total Swap Obligations as of such date.

Swap Obligations means, with respect to each Swap Counterparty, all amounts owed or to become owing by a Loan Party to such Swap Counterparty under any Swap Agreement, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, together with all costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof, and interest thereon after the commencement of any proceedings under any Debtor Relief Laws; provided, however, that for purposes of (a) the definitions of “Ratable”, “Ratably”, “Outstanding Amount”, and “Swap Counterparty Ratable Share”, and to the extent used in the definitions of “Ratable”, “Ratably”, “Outstanding Amount”, or “Swap Counterparty Ratable Share”, “Total Obligations”, and (b) Section 5(c) of this Agreement, “Swap Obligations” means the amounts due to such Swap Counterparty under the applicable Swap Agreements following the netting of the transactions pursuant to the terms of the applicable Swap Agreements to the extent permitted under applicable law and the applicable Swap Agreements.

Total Obligations means (a) the Loan Obligations, and (b) the Swap Obligations.

Triggering Event means any of the following:

(i) The Collateral Agent shall have received from any Swap Counterparty written notice that (A) an event of default or a termination event (however defined) exists under one or more Swap Agreements to which such Swap Counterparty is a party, where a Loan Party is the “defaulting party” or an “affected party”, in each case, however defined, (B) an early termination date has been designated as a result thereof, (C) specifies the sum (which may be an estimate pending actual determination of such amounts) of all unpaid amounts and settlement payments then due to such Swap Counterparty as the result of the designation of such early termination date and the amount of interest and other amounts then due and payable by the applicable Loan Party in respect thereof, and (D) the amount set forth in clause (C) has not been paid in full or discharged to the reasonable satisfaction of such Swap Counterparty; or

(ii) Each Swap Counterparty, Collateral Agent and the Borrower shall have received from the Administrative Agent (acting at the direction of the Majority Lenders) written notice that (A) an Event of Default (as defined in the Credit Agreement) exists and (B) the unpaid principal amount of the Loans (as defined in the Credit Agreement) under the Credit Agreement and all interest accrued and unpaid thereon have been declared to be then due and payable.

Exhibit G - 8

UCC means the Uniform Commercial Code as adopted and in effect in New York from time to time, or when the laws of any other jurisdiction govern the perfection or priority of any Lien, the Uniform Commercial Code of such jurisdiction.

2. Obligations and Liens Pari Passu.

(a) Subject to the terms and conditions of this Agreement, the Loan Obligations and Swap Obligations shall be secured on a first priority, pari passu basis by the Liens on the Collateral granted to the Collateral Agent for the benefit of the Secured Parties under the Security Instruments. Substantially contemporaneously with the execution of this Agreement, the Loan Parties shall execute the Security Instruments or amendments to the Security Instruments in effect at the time of execution of this Agreement to cause any Lien granted in any Collateral to or for the benefit of Administrative Agent or the Collateral Agent under such Security Instruments to be granted in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Loan Obligations and the Swap Obligations in accordance with the terms of this Agreement.

(b) Each Swap Counterparty agrees that, without the prior written consent of the Collateral Agent (acting at the explicit written direction of Majority Lenders), such Swap Counterparty will not seek or accept credit support from any Loan Party (excluding any netting or setoff rights of such Swap Counterparty, which are acknowledged to be for the sole benefit of such Swap Counterparty, notwithstanding Section 4 or Section 5 hereof) for any Swap Obligation other than its Rights under the Security Instruments. Notwithstanding the preceding sentence, to the extent that a Swap Counterparty, with or without the written consent of Collateral Agent (acting at the explicit written direction of Majority Lenders), hereafter obtains any Lien on assets of the Borrower or any Guarantor to secure all or any portion of its Swap Obligations (excluding any netting or setoff rights of such Swap Counterparty, which are acknowledged to be for the sole benefit of such Swap Counterparty, notwithstanding Section 4 or Section 5 hereof or any other provision to the contrary herein), the Lien held by such Swap Counterparty on such assets shall secure both the Loan Obligations and the Swap Obligations notwithstanding (i) the date, manner or order of any grant, attachment or perfection of any such Lien, (ii) any provision of the UCC, other applicable law, the Loan Documents or the Swap Agreements or (iii) any manner of enforcement of any Lien or other Rights. Similarly, each Credit Party agrees that, without the prior written consent of each Swap Counterparty, it will not seek or accept credit support from any Loan Party (excluding

Exhibit G - 9

cash collateral pledged for the benefit of the Issuing Bank pursuant to Section 2.06(j) or any other provision of the Credit Agreement as in effect on the date hereof in respect of Letters of Credit and netting or setoff rights of any Secured Cash Management Provider) for any Loan Obligation other than its Rights under the Security Instruments. Notwithstanding the preceding sentence, to the extent any Credit Party, with or without the written consent of the Swap Counterparties, hereafter obtains any Lien on assets of the Borrower or the Guarantors intended to secure all or any portion of the Loan Obligations, the Lien held by such Credit Party on such assets shall secure both the Loan Obligations and the Swap Obligations, notwithstanding (i) the date, manner or order of any grant, attachment or perfection of any such Lien, (ii) any provision of the UCC, other applicable law, the Loan Documents or the Swap Agreements or (iii) any manner of enforcement of any Lien or other Rights.

(c) The Administrative Agent (for itself and on behalf of the other Credit Parties) consents to entry by the Loan Parties into the Approved ISDAs and agrees that each Approved ISDA is a “Secured Swap Agreement” permitted under the terms of the Credit Agreement, each Initial Swap Counterparty is an Approved Counterparty (as defined in the Credit Agreement), the Liens securing the Swap Obligations are permitted Liens under the Credit Agreement, and that this Agreement is the Swap Intercreditor Agreement (as defined in the Credit Agreement). Each Swap Counterparty and the Administrative Agent (for itself and on behalf of the other Credit Parties) acknowledges and agrees that upon execution of this Agreement (or of a Swap Counterparty Joinder), each Swap Counterparty will become a Secured Party under the Security Instruments. All parties hereto agree that, notwithstanding any provision of this Agreement to the contrary, each Swap Counterparty and each Secured Cash Management Provider is entitled to exercise, solely for its benefit, any right of multiple transaction netting or setoff it may hold with respect to any of its respective Swap Obligations or Secured Cash Management Obligations, as applicable.

(d) The amounts payable by Borrower or any Guarantor to each Secured Party at any time under any of the Principal Agreements shall be separate and independent debts, and each Secured Party shall be entitled to enforce any right arising out of the applicable Principal Agreement to which it is a party, subject to the terms thereof and of this Agreement. Subject to Sections 2(n) and 2(o), both before and during an insolvency or liquidation proceeding, any Secured Party may take any actions and exercise any and all rights that they would have as an unsecured creditor which are not inconsistent with this Agreement, including the commencement of an insolvency or liquidation proceeding against the Loan Parties in accordance with applicable law and the termination of any Principal Agreement in accordance with the terms thereof; provided, that if any Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Swap Obligations or the Loan Obligations, as the case may be, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Total Obligations are subject to this Agreement and the proceeds thereof shall be applied as provided in Section 5(c). Each of the Credit Parties and each of the Swap Counterparties hereby agrees that none of them (whether as the mortgagee or secured party, as the case may be, under the Security Instruments) shall have any right individually to realize upon any

Exhibit G - 10

Liens granted to the Administrative Agent or the Collateral Agent under any Security Instrument, it being understood and agreed that such remedies may be exercised only by Collateral Agent (as the mortgagee or the secured party, as the case may be, under the Security Instruments) for the benefit of the Secured Parties, subject to the terms and conditions of this Agreement.

(e) Each Secured Party (other than Secured Cash Management Providers) agrees to endeavor to deliver to the other Secured Parties (other than Secured Cash Management Providers) (i) as soon as practicable after it makes delivery to Borrower, a copy of any notice of default, notice of intent to accelerate or notice of acceleration with respect to any of the Loan Obligations or the Swap Obligations, as applicable, and (ii) as soon as practicable after it makes delivery to any other Person, a copy of any notice of the commencement of any judicial proceeding and a copy of any other notice with respect to the exercise of remedies with respect to any of the Loan Obligations or the Swap Obligations, as applicable. Any failure by a party hereto to furnish a copy under this Section 2(e) shall not limit or affect the rights or obligations hereunder.

(f) Each of the Swap Counterparties, the Collateral Agent and the Administrative Agent (acting at the written direction of Majority Lenders) hereby agrees that it shall endeavor to furnish Borrower as soon as practicable after receipt or provision thereof, as applicable, with a copy of any notice provided or received, as applicable, by it which notice would, pursuant to clause (i) or (ii) of the definition of Triggering Event in Section 1 above, establish a Triggering Event. Each of the Borrower and the Administrative Agent (acting at the written direction of Majority Lenders) hereby agrees that it shall endeavor to furnish to each Swap Counterparty as soon as practicable after receipt or provision thereof, as applicable, a copy of any notice received or provided, as applicable, by it which notice would, pursuant to clause (ii) of the definition of Triggering Event in Section 1 above, establish a Triggering Event. Any failure by a party hereto to furnish a copy under this Section 2(f) shall not limit or affect the rights or obligations hereunder.

(g) No amendment, restatement, supplement, modification, termination, consent, waiver, replacement or refinancing of or to the Credit Agreement or any other Loan Document may be effectuated without the prior written consent of each Swap Counterparty if such amendment, restatement, supplement, modification, termination, consent, waiver, replacement or refinancing would:

(i) amend or otherwise change the definition of “Approved Counterparty”, “Loan Documents”, “Secured Obligations”, “Secured Swap Agreement”, “Secured Swap Obligations”, “Secured Swap Party”, “Security Instruments”, “Swap Agreement”, or “Swap Intercreditor Agreement” (as each term is defined in the Credit Agreement as of the date hereof);

(ii) provide for any of the Swap Obligations to cease to be secured by the Security Instruments;

Exhibit G - 11

(iii) cause the Security Instruments to secure obligations other than the Loan Obligations and the Swap Obligations;

(iv) cause the Swap Obligations to cease to be (A) secured on a first priority, pari passu basis with principal on the Loans (as defined in the Credit Agreement as in effect on the date hereof) and reimbursement obligations under Letters of Credit in respect of the Collateral (other than Excess Loan Obligations) or (B) guaranteed on a pari passu basis with the Loan Obligations, or cause the fees, expenses and indemnities of the Swap Counterparties constituting Swap Obligations to cease to be secured on a first priority, pari passu basis with the fees, expenses and indemnities of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank constituting Loan Obligations;

(v) have a material detrimental effect on the Rights or obligations of any Swap Counterparty under any Security Instrument or under this Agreement;

(vi) restrict any recoupment, netting or setoff rights or rights as an unsecured creditor of a Swap Counterparty under any of its Swap Agreements;

(vii) release or permit the release of (A) any Guarantor under and as defined in the Credit Agreement from any of its obligations under any Loan Documents or (B) any Collateral, in either case, if such release is not permitted under the Loan Documents as in effect on the date hereof; or

(viii) amend the definition of “Borrowing Base” in the Credit Agreement in any manner that would result in Loan Obligations constituting Excess First Lien Obligations under the Second Lien Intercreditor Agreement,

(each of the foregoing, a “Required Consent”). Any such amendment, supplement, modification, consent, waiver, replacement, or refinancing executed without such consent shall be null and void.

(h) Borrower hereby agrees to provide written notice to each Swap Counterparty no less than seven days prior to effectiveness of any amendment, restatement, material supplement or other material modification to each Loan Document, any termination of any material Loan Document, or any consent or waiver under any Loan Document, including with such notice a copy of the proposed amendment, restatement, supplement, modification, supplement, termination, consent, or waiver if such amendment, restatement, supplement, modification, termination, consent, or waiver constitutes a Required Consent. Without limiting the Rights of the Swap Counterparties under Section 2(g), Borrower hereby agrees to provide written notice to each Swap Counterparty (which notice may be revoked by Borrower) no less than seven days prior to the earliest to occur of (i) the date of (A) signing or (B) closing of any replacement financing or any refinancing of the Credit Agreement, or (ii) the date of any payment in full and retirement of the Credit Agreement, including with such notice a copy of the proposed replacement financing, refinancing or retirement of the Credit Agreement, as applicable.

Exhibit G - 12

(i) Borrower hereby agrees that each Swap Counterparty may provide to the Administrative Agent (for distribution to the Lenders), and each Swap Counterparty hereby agrees to provide to the Administrative Agent (for distribution to the Lenders), within ten (10) Business Days following receipt of a written request therefor from the Administrative Agent, (i) a report of the marked-to-market positions of the transactions under any or all of the Swap Agreements to which it is a party, and (ii) a copy of any trade confirmation relating to any transaction under any Swap Agreement to which it is a party that has not been previously provided to the Administrative Agent; provided that the foregoing shall not require any Swap Counterparty to disclose to any Person any information relating to pricing under any Swap Agreement.

(j) Each Swap Counterparty hereby acknowledges and consents to Loan Parties’ grants of security interests to Collateral Agent in all rights of Loan Parties under the Swap Agreements, including all payments owing to Loan Parties thereunder, notwithstanding any restrictions on assignment in any Swap Agreement.

(k) The Collateral Agent shall have the right to release Collateral or Guarantors solely to the extent such release is permitted under Sections 9.12 or 11.10 of the Credit Agreement, in each case, as in effect on the date hereof; provided that the Collateral Agent may not release any Collateral if, upon giving effect thereto, the Loan Parties would not be in compliance with Section 9.18 of the Credit Agreement (as in effect on the date hereof and as measured as if all Swap Agreements (as defined in the Credit Agreement) are being entered into immediately after giving effect to such release of Collateral). Any other release of Collateral or any Guarantor shall require the consent of each Swap Counterparty.

(l) Each Secured Party hereby agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceedings (including any insolvency or liquidation proceedings), the priority, validity or enforceability of a Lien held by or on behalf of the Collateral Agent in any Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Secured Party to enforce this Agreement as provided herein.

(m) Each Secured Party agrees that (i) it will not (and hereby waives any right to) challenge or question in any proceeding the validity or enforceability of any of the Total Obligations or any Security Instrument or the validity, attachment, perfection or priority of any Lien under any Security Instrument or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by Collateral Agent in accordance with the terms of this Agreement, (iii) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and none of Collateral Agent or any other Secured Party shall be liable for any action taken or omitted to be taken by Collateral Agent or any other Secured Party, with respect to any Collateral

Exhibit G - 13

in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any of Collateral Agent or any other Secured Party to enforce this Agreement.

3. Appointment of AGES as Collateral Agent. Each Swap Counterparty hereby appoints AGES to (a) act as Collateral Agent, in its name and on its behalf, in and under the Security Instruments, (b) be the beneficiary of the guarantees provided under the Loan Documents, (c) hold the Liens on the Collateral, with power of sale, in its name for the benefit and security of the Secured Parties and for enforcement and payment of the Total Obligations, (d) take such action on behalf of the Secured Parties under the terms and provisions of the Security Instruments and to exercise such rights and remedies under the Security Instruments as are specifically delegated to or required of AGES, in its capacity as Collateral Agent, under the terms and provisions of this Agreement and (e) to act as its agent under the Second Lien Intercreditor Agreement and perform as the “First Lien RBL Agent” (as defined in the Second Lien Intercreditor Agreement) thereunder. Subject to the terms hereof, Collateral Agent agrees to administer and enforce this Agreement, the Second Lien Intercreditor Agreement, and the Loan Documents to which it is a party as Collateral Agent, and to foreclose upon, collect and dispose of the Collateral, within a commercially reasonable time, distribute all Proceeds in accordance with Section 5(c) below, and otherwise perform its duties and obligations as the Collateral Agent hereunder and under the Second Lien Intercreditor Agreement in accordance with the terms hereof and thereof.

4. Collateral Agent’s Authority. (a) Notwithstanding anything herein or in the Security Instruments to the contrary, if no Triggering Event exists, Collateral Agent shall be authorized by the Secured Parties to act hereunder and under the Security Instruments at the direction of the Controlling Party. During the existence of a Triggering Event, Collateral Agent shall, upon request of the Controlling Party, and subject to this Agreement and the terms of the Loan Documents, take any and all actions provided for in the Security Instruments relating to the exercise of rights and remedies under the Security Instruments, including, but not limited to, the foreclosure of Liens or other disposition of the Collateral; provided, however, that following the expiration of the Standstill Period, if the applicable Triggering Event still exists, (i) neither the Administrative Agent nor any Lender shall have any right to require the Collateral Agent to exercise, or decline to exercise, any rights or remedies granted to the Secured Parties pursuant to the Security Instruments, such right to belong exclusively to the Swap Counterparties even if no Swap Counterparty constitutes the Controlling Party, and (ii) each Swap Counterparty shall have the right to require the Collateral Agent to exercise, or decline to exercise, any rights or remedies granted to the Collateral Agent or the other Secured Parties pursuant to the Security Instruments (provided, that, if in the reasonable determination of the Collateral Agent, instructions given to the Collateral Agent by more than one Swap Counterparty conflict, the Collateral Agent shall only accept instruction from the Swap Counterparty holding a majority of the Outstanding Amount of the Swap Obligations held by the Swap Counterparties making such conflicting instructions). Notwithstanding

Exhibit G - 14

the foregoing, if any event of default occurs (x) under Section 5(a)(vii) of a Swap Agreement, (y) under any Principal Agreement as a result of any proceeding under any Debtor Relief Law in respect of Borrower or any Guarantor, or Borrower or any Guarantor admits in writing its inability to meet its debts or (z) as a result of the Loan Obligations being accelerated, and in each instance of (x), (y) and (z), the Collateral Agent is not actively attempting to collect the Total Obligations through the realization of the Collateral, any Swap Counterparty shall have the right to require the Collateral Agent to exercise, or decline to exercise, any rights or remedies granted to the Secured Parties pursuant to the Security Instruments immediately even if such Swap Counterparty is not the Controlling Party (provided, that, if in the reasonable determination of the Collateral Agent, (x) instructions given to the Collateral Agent by more than one Swap Counterparty conflict, the Collateral Agent shall only accept instruction from the Swap Counterparty holding a majority of the Outstanding Amount of the Swap Obligations held by the Swap Counterparties making such conflicting instructions, or (y) instructions given to the Collateral Agent by any Swap Counterparty conflicts with instructions given by the Administrative Agent (acting at the direction of the Majority Lenders), the Collateral Agent shall only accept instruction from the Administrative Agent (acting at the direction of the Majority Lenders)).

(c) All funds received in any deposit account of any Loan Party subject to an account control agreement in favor of the Collateral Agent (for the benefit of the Secured Parties) during the existence of any Triggering Event in excess of amounts reasonably determined in good faith by the Loan Parties and reasonably agreed by the Administrative Agent and the Collateral Agent as necessary or appropriate to fund the operation of the Loan Parties’ business during such Triggering Event shall be maintained in such deposit account and held for the benefit of the Secured Parties until such time as either (i) no Triggering Event exists, in which case such amounts shall be freely available to the Loan Parties, or (ii) Collateral Agent has (x) given a notice of exclusive control with respect thereto and (y) begun to distribute Proceeds in accordance with Section 5(c) of this Agreement, in which case such amounts shall be distributed in accordance with Section 5(c) of this Agreement.

(d) Collateral Agent shall not be obligated to follow any instructions of any Swap Counterparty if: (i) such instructions conflict with the provisions of this Agreement, any Principal Agreement, any Security Instrument or any applicable law, (ii) except as set forth in Section 4(b) and without limiting the rights of any Swap Counterparty to instruct the Collateral Agent following the expiration of the Standstill Period, Collateral Agent determines, in its sole and absolute discretion, that such instructions are ambiguous, inconsistent, in conflict with previously received instructions or otherwise insufficient to direct the actions of Collateral Agent, provided that Collateral Agent explains the grounds for a refusal based on a deficiency of instructions, or (iii) Collateral Agent has not been adequately indemnified to its satisfaction. Nothing in this Section 4 shall impair the right of Collateral Agent in its discretion to take any action authorized under this Agreement or the Security Instruments, to the extent that the consent of any Secured Party is not required or to the extent such action is not prohibited by the terms hereof or thereof, which it deems proper and consistent with the instructions given by the Secured Parties as provided for herein or otherwise in the best interest of the

Exhibit G - 15

Secured Parties. In the absence of written instructions from a Swap Counterparty or the Administrative Agent (acting at the direction of the Majority Lenders) for any particular matter, Collateral Agent shall have no duty to take or refrain from taking any action unless such action or inaction is explicitly required by the terms of this Agreement, the Security Instruments or applicable law. Collateral Agent shall have no duty with respect to a Triggering Event unless it first receives notice that a Triggering Event has occurred.

(e) If a Triggering Event of the type referred to in clause (ii) of the definition of Triggering Event exists, at the request of the Administrative Agent (acting at the written direction of the Majority Lenders), each Swap Counterparty shall (subject to the netting and setoff rights of such Swap Counterparty) make payments of any amounts due and owing from such Swap Counterparty to any Loan Party under the applicable Swap Agreements to Collateral Agent to be held until such time that either (i) no Triggering Event exists, in which case such payments shall be released by Collateral Agent immediately to the Borrower, or (ii) Collateral Agent has begun to distribute Proceeds in accordance with Section 5(c) of this Agreement, in which case such payments shall be distributed in accordance with Section 5(c) of this Agreement; provided, however, that nothing in this Section 4(e) shall limit the rights of any Swap Counterparty under any Swap Agreement from withholding payments to any Loan Party or exercising other rights and remedies in accordance with the terms of such Swap Agreement. Unless and until a Swap Counterparty is notified in writing by Administrative Agent (acting at the written direction of the Majority Lenders) to pay to Collateral Agent, in accordance herewith due to the existence of a Triggering Event, amounts due and owing by such Swap Counterparty to the applicable Loan Party under the applicable Swap Agreements, such Swap Counterparty may continue to make such payments to the applicable Loan Party; provided, the Loan Parties release each Swap Counterparty from any and all liability resulting from such Swap Counterparty making any such payments to Collateral Agent after receipt of such notice from Administrative Agent (acting at the written direction of the Majority Lenders) and the Loan Parties hereby consent to such payment to Collateral Agent.

(f) Each Secured Party agrees that only the Collateral Agent shall be entitled to credit bid all or any of the Total Obligations; provided that the Secured Parties agree, solely for their own benefit, that any credit bid of Total Obligations will be made ratably for the ratable benefit of the creditors in respect thereof.

5. Proceeds.

(a) The Secured Parties hereby agree among themselves that (i) if no Triggering Event exists, each Secured Party shall be entitled to receive and retain for its own account, and shall never be required to disgorge to the Collateral Agent or any other Secured Party or acquire direct or participating interests in the Loan Obligations or the Swap Obligations owing to such Secured Party, scheduled payments or voluntary prepayments, payments of principal, interest, fees, settlement payments, termination payments, setoff amounts and any other payments in respect of the Principal Agreements, all in compliance with the terms thereof, and (ii) during the existence of a Triggering Event, all such amounts (other than amounts resulting from the exercise of netting or

Exhibit G - 16

setoff rights by any Swap Counterparty or any Secured Cash Management Provider, which are acknowledged to be for the sole benefit of the applicable Swap Counterparty or Secured Cash Management Provider, as applicable, and cash collateral pledged to the Administrative Agent for the benefit of the Issuing Bank with respect to Letters of Credit) shall be treated as if constituting Proceeds and paid to the Collateral Agent for application in accordance with Section 5(c) of this Agreement.

(b) To the extent any Secured Party (including the Collateral Agent) shall obtain or receive any amount or payment in respect of any Loan Obligations or Swap Obligations owed to such Secured Party (other than amounts resulting from the exercise of netting or setoff rights by any Swap Counterparty or any Secured Cash Management Provider, which are acknowledged to be for the sole benefit of the applicable Swap Counterparty or Secured Cash Management Provider, as applicable, and cash collateral pledged to the Administrative Agent for the benefit of the Issuing Bank with respect to Letters of Credit) other than in accordance with this Section 5, such Secured Party shall notify each other Secured Party and shall promptly pay (in the case of the Collateral Agent, to the extent in its possession) such amount (less reasonable costs and expenses incurred by such Secured Party in obtaining such amount) to the Collateral Agent for application in accordance with Section 5(c) of this Agreement.

(c) All Proceeds received by any Secured Party (including the Collateral Agent) during the existence of a Triggering Event (other than amounts resulting from the exercise of netting or setoff rights by any Swap Counterparty or any Secured Cash Management Provider, which are acknowledged to be for the sole benefit of the applicable Swap Counterparty or Secured Cash Management Provider, as applicable, and cash collateral pledged to the Administrative Agent for the benefit of the Issuing Bank with respect to Letters of Credit) shall be paid to the Collateral Agent for the account of the Secured Parties and applied by the Collateral Agent in the following order:

(i) First, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent, the Collateral Agent and the Issuing Bank, in each case in their capacities as such;

(ii) Second, pro rata to payment or reimbursement of that portion of the Total Obligations (other than Secured Cash Management Obligations) constituting fees, expenses and indemnities payable to the Secured Parties (to the extent not addressed in priority First);

(iii) Third, pro rata to payment of accrued interest on the Loans and LC Disbursements (as defined in the Credit Agreement as in effect on the date hereof) and any Yield Maintenance Amount and Call Protection Amount (as such terms are defined in the Credit Agreement as in effect on the date hereof), other than Excess Loan Obligations, then due;

(iv) Fourth, pro rata to payment of (A) principal outstanding on the Loans (as defined in the Credit Agreement as in effect on the date hereof), other than Excess Loan Obligations, (B) reimbursement obligations in respect of Letters of Credit, other

Exhibit G - 17

than Excess Loan Obligations (and cash collateralization of LC Exposure (as defined in the Credit Agreement as in effect on the date hereof) in an amount equal to 103.5% of the aggregate undrawn amount of such Letters of Credit, in a manner reasonably satisfactory to the Administrative Agent and the Issuing Bank), (C) outstanding Swap Obligations owing to Swap Counterparties and (D) until the Discharge of Loan Obligations has occurred, Secured Cash Management Obligations owed to Secured Cash Management Providers;

(v) Fifth, to payment of Loan Obligations constituting Excess Loan Obligations; and

(vi) Sixth, pro rata to any other Total Obligations; and

(vii) Seventh, any excess, after all of the Total Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement (as defined in the Credit Agreement).

Notwithstanding the foregoing, amounts received from any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (as such terms are defined in the Credit Agreement as in effect on the date hereof); it being understood, that if any amount is applied to any Total Obligations other than Excluded Swap Obligations as a result of this clause, Collateral Agent shall make such adjustments as it reasonably determines are appropriate to distributions pursuant to priority Fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Total Obligations described in priority Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Total Obligations pursuant to priority Fourth above.

(d) Notwithstanding any other provision of this Agreement or any other Principal Agreement to the contrary, nothing contained herein shall be construed to impair the rights of the Administrative Agent or Issuing Bank to exercise its rights and remedies in respect of any cash collateral pledged to the Administrative Agent for the benefit of the Issuing Bank under Section 2.06(j) or any other provision of the Credit Agreement as in effect on the date hereof, and each of the parties hereto acknowledges and agrees that the Lien of the Administrative Agent or Issuing Bank in respect of such cash collateral or any account established and funded to cash collateralize any Letters of Credit issued by the Issuing Bank and all funds on deposit therein or credited thereto shall be for the benefit of the Issuing Bank and such cash collateral, accounts or funds on deposit therein shall not be distributed to any other Secured Party hereunder, in each case until all obligations in respect of such Letters of Credit have terminated or have been paid in full in cash, at which point, if a Triggering Event exists, such cash collateral, accounts and funds on deposit shall be applied pursuant to Section 5(c).

Exhibit G - 18

6. Limitation of Liability – Collateral Agent. Neither Collateral Agent nor any of its representatives shall be liable for any action taken or omitted to be taken by it or them hereunder or under the Security Instruments in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by this Agreement and the Security Instruments or be responsible for the consequences of any error of judgment, except to the extent arising solely from its gross negligence, willful misconduct or material breach of agreement. Collateral Agent shall not be responsible in any manner to any other party for the effectiveness, enforceability, genuineness, validity or the due execution of the Security Instruments or for any representation, warranty, document, certificate, report or statement made in or in connection with the Security Instruments or be under any obligation to any other party to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents or the Swap Agreements on the part of the Borrower or any other Loan Party. Notwithstanding anything else provided herein, Collateral Agent shall have no obligation or liability to the Credit Parties, Swap Counterparties or to any other Person, (i) with respect to the perfection, recording, re-recording, filing, refiling, monitoring, or maintaining in effect of any Security Instruments or other instruments, documents, mortgages, deeds of trust, financing statements or continuation statements or (ii) with respect to the effectiveness, enforceability, genuineness, validity or the due execution of the Security Instruments or for any representation, warranty, document, certificate, report or statement made in or in connection with the Security Instruments. EACH OF THE LENDERS, THE ISSUING BANK AND SWAP COUNTERPARTIES AGREES TO RATABLY INDEMNIFY COLLATERAL AGENT AND HOLD IT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND/OR REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY COLLATERAL AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE SECURITY INSTRUMENTS OR ANY ACTION TAKEN OR OMITTED BY COLLATERAL AGENT UNDER THIS AGREEMENT OR THE SECURITY INSTRUMENTS, EXCEPT TO THE EXTENT ANY OF THE SAME RESULTS SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF AGREEMENT BY COLLATERAL AGENT. Collateral Agent shall give prompt written notice to the indemnifying party or parties (provided that later notice shall not relieve indemnifying party(ies) of its liability and obligations under this Section 6 unless and to the extent the indemnifying party(ies) is/are prejudiced by such notice not being promptly provided) after any applicable claim is initiated against Collateral Agent and allow the indemnifying party(ies) to have sole control and authority of the defense and settlement of the claim; provided that Collateral Agent shall approve any settlement of a claim to which Collateral Agent is an actual party or could reasonably be expected to be a potential party and in respect of which indemnity may be sought hereunder, so long as such settlement (a) includes an unconditional release of Collateral Agent from all liability in any way related to or arising out of such claim and (b) does not impose any actual or potential liability upon, or contain any factual or legal admission by or with respect to, Collateral Agent. Collateral Agent shall reasonably cooperate with the indemnifying party(ies) in the defense of such claims, including providing reasonable assistance and information at the indemnifying party’s(ies’) expense.

7. Limitation of Liability – Credit Parties and Swap Counterparties. Neither the Swap Counterparties nor any Credit Party (nor any individual partner, member, director, employee or agent of either any Swap Counterparty or any Credit Party) shall incur any liability to the other with respect to the transactions under the Principal Agreements and this Agreement except for liabilities arising from its gross negligence, willful misconduct or material breach of agreement.

Exhibit G - 19

8. Term. Subject to Section 20 below, this Agreement shall terminate upon the earlier of (i) the Discharge of Loan Obligations and the Discharge of Swap Obligations and (ii) the execution and delivery to the Collateral Agent of a written termination notice signed by the Administrative Agent, the Issuing Bank and each Swap Counterparty.

9. Removal and Resignation of Collateral Agent.

(a) Collateral Agent may only be removed as Collateral Agent with the prior written consent of each Swap Counterparty and, subject to Section 9(b), the Majority Lenders. The Administrative Agent and each Swap Counterparty agree to notify Borrower promptly of any removal of Collateral Agent. The Collateral Agent may resign at any time by giving thirty (30) days prior written notice of resignation to the Borrower and each Swap Counterparty. Following delivery by Collateral Agent of such notice of resignation, the Controlling Party shall have the right to appoint a successor Collateral Agent with, so long as no Event of Default exists, the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed). If no successor shall have been so appointed by the Controlling Party and approved by the Borrower (if applicable) within 30 days after such retiring Collateral Agent gives notice of its resignation, then other Secured Parties may, with, so long as no Event of Default exists, the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), appoint a successor Collateral Agent. Upon its resignation, Collateral Agent agrees to execute and deliver assignments, in form and substance mutually satisfactory to Collateral Agent and the other Secured Parties, to the successor Collateral Agent of the rights of the mortgagee or the secured party, as the case may be, under the Security Instruments and of the Collateral Agent’s rights as beneficiary of any guarantee of all or any part of the Total Obligations. Such assignments shall be prepared at the expense of Borrower. Each Loan Party hereby consents to such assignments. Upon the acceptance of any appointment as a Collateral Agent hereunder by a successor entity, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of such retiring Collateral Agent, and such retiring Collateral Agent shall have no further duties, responsibilities or liabilities under this Agreement or the Security Instruments, but shall remain entitled to the benefit of the indemnification of the Collateral Agent provided in this Agreement and to reimbursement, in accordance with applicable provisions of this Agreement, of expenses incurred in the discharge of the duties of the Collateral Agent prior to the effective date of such resignation.

(b) If Collateral Agent fails to take any material action under the Security Instruments to protect or realize upon the Collateral during a Triggering Event as required under Section 4(b) above within a reasonable time after being requested to do so in writing by a Swap Counterparty, or if Collateral Agent materially breaches its obligations to diligently pursue such action as required under this Agreement, then the Swap Counterparties holding a majority of the Outstanding Amount of the Swap Obligations may petition a court of competent jurisdiction to replace Collateral Agent with another Person. Such replacement Collateral Agent may take such other actions as

Exhibit G - 20

it may deem necessary or advisable to secure and enforce the Security Instruments. If a court of competent jurisdiction decides to replace Collateral Agent, any successor Collateral Agent shall be required to apply all Proceeds of any realization upon the Collateral in accordance with Section 5(c) above, provided that any reasonable documented expenses incurred in connection with the replacement of Collateral Agent may be paid to the Person incurring such expenses from the Proceeds of the Collateral pursuant to Section 5(c) above.

10. Survival of Rights. All of the respective rights and interests of the Secured Parties under this Agreement (and the respective obligations and agreements of the Secured Parties under this Agreement), shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any of the Loan Documents or the Swap Agreements or any other agreement or instrument related thereto; or

(b) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower or any Guarantor with respect to the Loan Obligations or the Swap Obligations (other than the defense that such obligations have been fully satisfied).

11. Representations and Warranties. Each of the Swap Counterparties, the Administrative Agent (for itself and on behalf of each Lender and the Issuing Bank), each of the Loan Parties and Collateral Agent represents and warrants to the other parties hereto that:

(a) neither the execution and delivery of this Agreement nor its performance of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any other agreement to which it is now subject, including, but not limited to, any of the Loan Documents or any Swap Agreement;

(b) it has all requisite authority to execute, deliver and perform its obligations under this Agreement; and

(c) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

12. Further Assurances. Each of the Swap Counterparties, the Administrative Agent (for itself and on behalf of the Lenders and the Issuing Bank), each of the Loan Parties, and Collateral Agent covenants that, as long as this Agreement remains in effect, it will (at the sole cost and expense of the Borrower) promptly execute and deliver any and all other documents or instruments and take all further action that may be necessary or reasonably requested by the other parties to give effect to the terms and conditions of this Agreement and the Security Instruments and to enable the Collateral Agent to exercise and enforce its rights and remedies under the Security Instruments (in accordance with the terms of the Principal Agreements) with respect to the Collateral or any part thereof.

Exhibit G - 21

13. Agreement Binding on Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon and enforceable against, the Loan Parties, the Credit Parties, the Swap Counterparties and Collateral Agent and their respective successors and permitted assigns.

14. Notice. Unless otherwise provided, any consent, request, notice, or other communication under or in connection with this Agreement must be in writing to be effective and shall be deemed to have been given (a) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified return receipt requested, and deposited in the appropriate official postal service, or (b) if by courier, electronic transmissions, or facsimile transmission, when actually delivered. Until changed by a subsequent notice delivered in accordance with this Section 14, notices for each party are to be directed to:

For delivery to any Swap Counterparty:

Its address on its signature page hereto or to the applicable Swap Counterparty Joinder,

For delivery to the Loan Parties:

Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

Email: trajan@rexenergycorp.com

with a copy to:

Jennifer McDonough, Senior Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814-278-7286

For delivery to Collateral Agent and Administrative Agent:

Angelo, Gordon Energy Servicer, LLC

c/o Cortland Capital Market Services LLC

225 W. Washington St. 21st Floor

Chicago, Illinois 60606

Attn: Agency Services – Angelo, Gordon

Email: AngeloGordonAgency@cortlandglobal.com

Tele: 312-564-5078

Fax: 312-376-0751

15. Amendments. No amendment, modification, termination or waiver of this Agreement shall in any event be effective without the written concurrence of the Collateral Agent, the Administrative Agent and each Swap Counterparty; provided that no such agreement shall amend, modify or otherwise adversely affect the interests of any Loan Party without such Loan Party’s prior written consent.

Exhibit G - 22

16. Governing Law.

(a) THIS Agreement SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE THE LAWS OF THE STATE OF NEW YORK, without giving effect to any conflict of law principles (but giving effect to Section 5 1401 of the New York General Obligation Law).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17. Invalid Provisions. If any part of this Agreement is for any reason found to be unenforceable, all other portions nevertheless remain enforceable. However, if the provision held to be unenforceable is a material part of this Agreement, such unenforceable provision may, to the extent permitted by law, be replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such provision as the context would reasonably allow, so that such clause or provision would thereafter be enforceable.

18. Multiple Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document and will be effective upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto. All counterparts will, taken together, constitute one and the same instrument.

19. Jury Waiver. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) AMONG THE PARTIES HERETO (OR ANY OF THEM) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

Exhibit G - 23

20. Reinstatement; Termination. If at any time any payment of the Loan Obligations or the Swap Obligations is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of the Loan Parties or otherwise, the obligations of the Loan Parties, the Credit Parties, Swap Counterparties and Collateral Agent under this Agreement, with respect to that payment, shall be reinstated as though the payment had been due but not made at that time and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Secured Parties provided for herein.

21. Controlling Agreement. Notwithstanding any provision to the contrary in any Principal Agreement, to the extent the terms of this Agreement conflict with a provision in any Principal Agreement, the terms of this Agreement shall control.

22. New Swap Counterparties. Each of the parties hereto hereby agrees that, notwithstanding anything to the contrary contained herein, in any Security Instrument, in the Credit Agreement, or in other Principal Agreement, no Person providing any Swap Agreement to any Loan Party may become a secured party under any Security Instrument after the date hereof (a) unless such Person is an “Approved Counterparty” under and as defined in the Credit Agreement, and (b) until such Person agrees to be bound by the terms of this Agreement as a “Swap Counterparty” by executing and delivering a Swap Counterparty Joinder to the Collateral Agent and the Borrower. In each case, upon execution and delivery of such Swap Counterparty Joinder by such Person, Collateral Agent (which the Collateral Agent shall not unreasonably withhold, condition or delay) and Borrower, such Person shall be deemed a Swap Counterparty hereunder as if an original signatory hereto. Swap Counterparty Joinders executed pursuant to this Section 22 do not require the signatures or consents of any other parties to this Agreement. Promptly after execution of any such Swap Counterparty Joinder, the parties thereto will endeavor to send a copy thereof to the Administrative Agent and to each other Swap Counterparty, but failure or delay in doing so will not make such Swap Counterparty Joinder void or voidable or otherwise affect the rights and duties of the parties hereto.

23. Integration. THIS AGREEMENT AND ALL DOCUMENTS AND INSTRUMENTS REFERENCED HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE CREDIT PARTIES, SWAP COUNTERPARTIES, LOAN PARTIES AND COLLATERAL AGENT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Exhibit G - 24

24. Direction of Lenders; Liability of the Administrative Agent.

(a) Each Lender, pursuant to the Credit Agreement, has authorized and directed the Administrative Agent to execute this Agreement and perform its obligations hereunder.

(b) The parties hereto agree that the Administrative Agent shall be afforded all of the rights, privileges, protections, indemnities and immunities afforded to the Administrative Agent under the Credit Agreement in connection with its execution of this Agreement and the performance of its respective duties hereunder.

(Signature Pages Follow)

Exhibit G - 25

IN WITNESS WHEREOF, the parties have executed this Intercreditor Agreement as of the date first hereinabove written.

SWAP COUNTERPARTY:

BP ENERGY COMPANY

By:
Name:
Title:

Address for notices:

BP Energy Company
Attn: Contract Services
201 Helios Way
Houston, Texas 77079
Telephone: 713-323-2000
Facsimile: 713-323-0203
Email: russell.diamond@bp.com, frank.verducci@bp.com

SWAP COUNTERPARTY:

MACQUARIE BANK LIMITED

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

Macquarie Bank Limited - Representative Office
125 West 55th Street, 22nd Floor
New York, NY 10019
Attention:	Anthony Lennon, Senior Managing Director
Phone:	+1 212.231.2083
Fax:	+1 212.231.2177
Email:	anthony.lennon@macquarie.com

Exhibit G - 26

Signature Page to Intercreditor Agreement

With a copy to:

Macquarie Bank Limited - Representative Office
500 Dallas Street, Suite 3300
Houston, Texas 77002
Attention:	Michael Sextro, Division Director
Telephone:	+1 713.275.6207
Fax:	+1 713.275.6222
Email:	MECLoansHouston@macquarie.com

SWAP COUNTERPARTY:

MORGAN STANLEY CAPITAL GROUP INC.

By:
Name:
Title:

Address for notices:

[To come.]

Exhibit G - 27

Signature Page to Intercreditor Agreement

LOAN PARTIES:

REX ENERGY CORPORATION

By:
Name:
Title:

R.E. GAS DEVELOPMENT, LLC
REX ENERGY I, LLC
REX ENERGY OPERATING CORP.
PENNTEX RESOURCES ILLINOIS, INC.
REX ENERGY IV, LLC

By:
Name:
Title:

Exhibit G - 28

Signature Page to Intercreditor Agreement

ANGELO, GORDON ENERGY SERVICER, LLC, as Administrative Agent

By:
Name:
Title:

ANGELO, GORDON ENERGY SERVICER, LLC, as Collateral Agent

By:
Name:
Title:

Exhibit G - 29

Signature Page to Intercreditor Agreement

SCHEDULE 1

Listing of Certain Security Instruments

Uniform Commercial Code Filings

Filing of UCC-1 Financing Statements with respect to the Collateral with the Secretary of State of the State of Delaware

Actions with respect to Pledged Securities

Delivery to the Collateral Agent or a Person designated by the Collateral Agent of all Pledged Securities consisting of certified securities, in each case properly endorsed for transfer or in blank.

Description of Commercial Tort Claims With An Asserted Value in Excess of $1,000,000

None.

Other Actions

1.	Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and R.E. Gas Development, LLC (Ohio).

2.	Financing Statements in respect of item 1.

3.	Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and R.E. Gas Development, LLC (Ohio).

4.	Financing Statements in respect of item 3.

5.	Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and R.E. Gas Development, LLC (Pennsylvania).

6.	Financing Statements in respect of item 5.

7.	Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and R.E. Gas Development, LLC (Pennsylvania).

8.	Financing Statements in respect of item 7.

9.	Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and Rex Energy I, LLC (Pennsylvania).

Exhibit G - 30

Schedule 1

10.	Financing Statements in respect of item 9.

11.	Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and Rex Energy I, LLC (Pennsylvania).

12.	Financing Statements in respect of item 11.

13.	Blocked Account Agreement by and among Manufacturers and Traders Trust Company, Rex Energy Corporation and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 015004221769465.

14.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, R.E. Gas Development, LLC and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000009847503548.

15.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy I, LLC and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000008890765889.

16.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy Operating Corp. and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 015004219154503.

17.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy Operating Corp. and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000008891671508.

Exhibit G - 31

Schedule 1

EXHIBIT A

FORM OF JOINDER

JOINDER NO. [     ] dated as of [            ], 20[    ] (the “Joinder Agreement”) entered into by [            ] (the “New Swap Counterparty”), to the Intercreditor Agreement dated as of April 28, 2017, (the “Intercreditor Agreement”), by and among Rex Energy Corporation, a Delaware corporation (the “Borrower”), each Guarantor under and as defined in the Credit Agreement (the “Guarantors,” and together with Borrower collectively referred to as the “Loan Parties”), each Swap Counterparty, and Angelo, Gordon Energy Servicer, LLC (“AGES”), in its capacity as administrative agent for the Lenders and the Issuing Bank under the Credit Agreement (in such capacity, the “Administrative Agent”) and in its capacity as the Collateral Agent for the Secured Parties, and each other Person that from time to time becomes a party thereto in accordance with the terms of the Intercreditor Agreement.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Loan Parties to enter into additional Swap Agreements and to secure the Swap Obligations arising under such Swap Agreements with the liens and security interests on the Collateral, the New Swap Counterparty in respect of such additional Swap Obligations is required to become subject to and bound by, the Intercreditor Agreement pursuant to the execution and delivery by the New Swap Counterparty of an instrument in the form of this Joinder Agreement. The undersigned New Swap Counterparty is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement.

Accordingly, the New Swap Counterparty agrees as follows:

SECTION 1. In accordance with Section 22 of the Intercreditor Agreement, the New Swap Counterparty by its signature below becomes a Swap Counterparty subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Swap Counterparty had originally been named therein as a Swap Counterparty and the New Swap Counterparty hereby agree to all the terms and provisions of the Intercreditor Agreement applicable to it as such. Each reference to a “Swap Counterparty” in the Intercreditor Agreement shall be deemed to include the New Swap Counterparty. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Swap Counterparty represent and warrant to the Collateral Agent and the other Swap Counterparties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as a Swap Counterparty and (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received a

Exhibit G - 32

Exhibit A

counterpart of this Joinder Agreement that bears the signatures of the New Swap Counterparty, the Borrower and Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. If any part of this Joinder Agreement is for any reason found to be unenforceable, all other portions nevertheless remain enforceable. However, if the provision held to be unenforceable is a material part of this Joinder Agreement, such unenforceable provision may, to the extent permitted by law, be replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such provision as the context would reasonably allow, so that such clause or provision would thereafter be enforceable.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Intercreditor Agreement. All communications and notices hereunder to the New Swap Counterparty shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel.

[Signature Page Follows]

Exhibit G - 33

Exhibit A

IN WITNESS WHEREOF, the New Swap Counterparty has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first written above.

[NAME OF NEW SWAP COUNTERPARTY

By:
Name:
Title:

Address for notices:

Attention of::
Telephone:
Facsimile:
Electronic Mail:

BORROWER:

REX ENERGY CORPORATION

By:
Name:
Title:

COLLATERAL AGENT:

ANGELO, GORDON ENERGY SERVICER,LLC

By:
Name:
Title:

Exhibit G - 34

Exhibit A

EXHIBIT H

FORM OF

INCREASED FACILITY ACTIVATION NOTICE—INCREMENTAL TERM LOANS

To:	Angelo, Gordon Energy Servicer, LLC, as Administrative Agent

under the Credit Agreement referred to below

Reference is made to the Term Loan Credit Agreement, dated as of April 28, 2017 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Rex Energy Corporation (the “Borrower”), the Lenders party thereto and Angelo, Gordon Energy Servicer, LLC, as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This notice is an Increased Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each Lender party hereto hereby notify you that:

1. Each Lender party hereto agrees to make an Incremental Term Loan in the amount set forth opposite such Lender’s name on the signature pages hereof under the caption “Incremental Term Loan Amount”.

2. The Increased Facility Closing Date is                     .

3. The aggregate principal amount of Incremental Term Loans contemplated hereby is $        .

4. The Incremental Term Loan of each Lender party hereto shall mature on the Maturity Date and shall be repaid as set forth in Section 3.01 of the Credit Agreement.

5. The interest for the Incremental Term Loans contemplated hereby is     % per annum.

6. The agreement of each Lender party hereto to make an Incremental Term Loan on the Increased Facility Closing Date is subject to the satisfaction of the conditions precedent set forth in Section 2.05(c) of the Credit Agreement.

REX ENERGY CORPORATION

By:
Name:
Title:

Exhibit H-1

Incremental Term Loan Amount	[NAME OF LENDER]

$

By:
Name:
Title:

CONSENTED TO:

ANGELO, GORDON ENERGY SERVICER, LLC, as Administrative Agent

By:
Name:
Title:

Exhibit H-2

EXHIBIT I

FORM OF

NEW LENDER SUPPLEMENT

SUPPLEMENT, dated             , 20[    ], to the Term Loan Credit Agreement, dated as of April 28, 2017 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Rex Energy Corporation (the “Borrower”), the Lenders party thereto and Angelo, Gordon Energy, Servicer, LLC, as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Credit Agreement provides in Section 2.05(b) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) in connection with a transaction described in Section 2.05(a) thereof by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with an Incremental Term Loan of $        .

2. The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (iv) if it is a Non-U.S. Lender, attached to this Supplement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit I - 1

The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Accepted this      day of             , 20    :

REX ENERGY CORPORATION

By:
Name:
Title:

ANGELO, GORDON ENERGY SERVICER, LLC, as Administrative Agent

By:
Name:
Title:

Exhibit I - 2

SCHEDULE 7.05

LITIGATION

1. A putative class action lawsuit brought in the Court of Common Pleas of Clearfield County, Pennsylvania styled Lucinda A. Cardinale and Iola Hugney, et al. v. R. E. Gas Development, LLC and Rex Energy Corporation, Case No. 2011-1791 – CD relating to leasing activities of the defendants in 2008.

2. A putative class action lawsuit brought in the Court of Common Pleas of Clearfield County, Pennsylvania styled Mary R. Billotte v. R.E. Gas Development, LLC and Rex Energy Corporation, Case No. 2012 – 1099-CD related to leasing activities of the defendants in 2008, which has been consolidated with the Cardinale case.

3. A lawsuit brought in the Court of Common Pleas of Clearfield County, Pennsylvania styled Dennis Meeker, et al. v. R.E. Gas Development, LLC and Rex Energy Corporation, Case No. 2012 – 1100-CD related to leasing activities of the defendants in 2008.

4. A civil action (and eight related cases) brought in the Court of Common Pleas of Butler County, Pennsylvania styled Fred J. McIntyre and Janet A. McIntyre, his wife v. Rex Energy Corporation, et al., Case No. AD 13-10079 related to drilling and stimulation activities of R.E. Gas Development, LLC. This matter, and eight related cases, involve claims by the plaintiffs (all living in one housing development) that R.E. Gas Development is responsible for the degradation of their private water wells. Claims include trespass and nuisance, among others. The claims for McIntyre and all eight related cases have been submitted to insurance and our insurer, Chubb, has accepted responsibility for defense of all nine cases.

5. A civil action brought in the Court of Common Pleas of Butler County, Pennsylvania styled Rodney Gasch and Laurie Kirsch, his wife, et. al. v. Rex Energy Corporation and R.E. Gas Development, LLC, Case No. 14-11094 alleging breach of contract and improper deduction of post-production costs from royalty payments.

6. Two related cases that challenge the permits obtained for drilling wells on the Geyer Pad in Butler County, Pennsylvania (the “Geyer Wells”). In re: Zoning Appeal by Delaware Riverkeeper Network . . . of Zoning Permit Issued to R.E. Gas Development, LLC for the Geyer Well Site, AD No. 15-10429 is an appeal of the zoning permit issued by the local municipality, Middlesex Township, for the Geyer Wells. It alleges the municipality did not have the authority to issue the permits and raises constitutional challenges to the permits under the PA Constitution. The Middlesex Township Zoning Hearing Board ruled in favor of the township, which ruling was later upheld on appeal to the Court of Common Pleas. The plaintiffs have appealed to the Commonwealth Court of Pennsylvania. The Delaware Riverkeeper Network et. al. v. Commonwealth of Pennsylvania Department of Environmental Protection, Appellee, and R.E. Gas Development, LLC, Permittee, EHB Docket No. 2014-142-B is an appeal by substantially the same plaintiffs of the PADEP’s issuance of drilling permits for the Geyer Wells. Neither of these cases involves direct fines, penalties, or potential for cash damages; rather, they are listed because it is the plaintiffs’ intent to use these cases as test cases in Pennsylvania. They wish to reach the Pennsylvania Supreme Court with certain constitutional issues raised in both cases (and in several others, in which the Borrower is not involved), which, if accepted by the PA Supreme Court and ultimately decided in favor of the plaintiffs’ constitutional arguments, would impact the future course of business for all operators in Pennsylvania.

SCHEDULE 7.06

ENVIRONMENTAL MATTERS

1. A civil action (and eight related cases) brought in the Court of Common Pleas of Butler County, Pennsylvania styled Fred J. McIntyre and Janet A. McIntyre, his wife v. Rex Energy Corporation, et al., Case No. AD 13-10079 related to drilling and stimulation activities of R.E. Gas Development, LLC. This matter, and eight related cases, involve claims by the plaintiffs (all living in one housing development) that R.E. Gas Development is responsible for the degradation of their private water wells. Claims include trespass and nuisance, among others. The claims for McIntyre and all eight related cases have been submitted to insurance and our insurer, Chubb, has accepted responsibility for defense of all nine cases.

SCHEDULE 7.14

SUBSIDIARIES AND PARTNERSHIPS

Borrower:

Legal Name	Current Jurisdiction of Organization	Org. ID No.	Taxpayer ID No.	Chief Executive Office or Sole Place of Business
Rex Energy Corporation	Delaware	4313846	20-8814402	366 Walker Drive State College, PA 16801

Subsidiaries and Partnerships:

*	indicates entities which are to be Guarantors

Legal Name	Current Jurisdiction of Organization	Org. ID No.	Taxpayer ID No.	Chief Executive Office or Sole Place of Business
Rex Energy I, LLC*	Delaware	4335969	20-8909799	366 Walker Drive State College, PA 16801

Rex Energy Operating Corp.*	Delaware	3865470	20-2120390	366 Walker Drive State College, PA 16801

Rex Energy IV, LLC*	Delaware	4219136	20-5549688	366 Walker Drive State College, PA 16801

PennTex Resources Illinois, Inc.*	Delaware	3757111	20-0660609	366 Walker Drive State College, PA 16801

Legal Name	Current Jurisdiction of Organization	Org. ID No.	Taxpayer ID No.	Chief Executive Office or Sole Place of Business
R.E. Gas Development, LLC*	Delaware	4456607	20-8814402	366 Walker Drive State College, PA 16801

R.E. Ventures Holdings, LLC	Delaware	4687040	27-0173276	366 Walker Drive State College, PA 16801

Rex Energy Marketing, LLC	Delaware	4256285	20-5956080	366 Walker Drive State College, PA 16801

R.E. Disposal, LLC	Delaware	5023301	30-0729535	366 Walker Drive State College, PA 16801

SCHEDULE 7.19

MARKETING CONTRACTS

BUTLER/MORAINE EAST CONTRACTS

MarkWest

1. Amended and Restated Gas Gathering, Compression and Processing Agreement between Markwest Liberty Bluestone, L.L.C., R.E. Gas Development, LLC, and Rex Energy (for limited purposes) dated August 22, 2014, as amended.

2. Natural Gas Liquids Fractionation Exchange and Marketing Agreement (Bluestone) between Markwest Liberty Midstream & Resources L.L.C., R.E. Gas Development, LLC, and Rex Energy Corporation (for limited purposes) dated August 22, 2014, as amended.

BP Energy Company

1. Natural Gas Sales Agreement (85K mmbtu/d), between R.E. Gas Development, LLC & BP Energy Company. Dated April 29, 2015

2. Natural Gas Purchase & Sale Agreement (20K mmbtu/d), between R.E. Gas Development, LLC & BP Energy Company. Dated August 9, 2011

3. NAESB – Base Contract for Sale & Purchase of Natural Gas, between R.E. Gas Development, LLC & BP Energy Company. Dated October 4, 2011

4. AMA Addendum (100K mmbtu/d), between R.E. Gas Development, LLC & BP Energy Company. Dated February 4, 2015

5. AMA Transaction Confirmation (100K mmbtu/d), between R.E. Gas Development, LLC & BP Energy Company. Dated February 4, 2015

6. Lebanon Fuel Purchase Confirmation, between R.E. Gas Development, LLC & BP Energy Company. Dated May 28, 2015

Dominion Transmission, Inc.

1. Service Agreement Applicable to Transportation of Natural Gas Under Rate Schedule FT (22K mmbtu/d), between Dominion Transmission, Inc & R.E. Gas Development, LLC. Dated October 24, 2014.

2. Discount Letter Agreement Service Agreement Applicable to Transportation of Natural Gas Under Rate Schedule FT (22K mmbtu/d), between Dominion Transmission, Inc & R.E. Gas Development, LLC. Dated August 30, 2016

3. Service Agreement Applicable to Transportation of Natural Gas Under Rate Schedule FT (31,339 mmbtu), between Dominion Transmission, Inc & R.E. Gas Development, LLC. Dated January 8, 2014.

4. Precedent Agreement for Firm Transportation Services Lebanon West II Project (130K mmbtu/d), between R.E. Gas Development & Dominion Transmission, Inc. Dated March 11, 2014.

Enterprise

1. Transportation Services Agreement, between Enterprise Liquids Pipeline, LLC & R.E. Gas Development, LLC. Dated September 27, 2012.

2. Ethane Marketing Agreement, between Enterprise Products Operating, LLC & R.E. Gas Development, LLC. Dated December 30, 2016, as amended.

INEOS

1. NGL Purchase and Sale Agreement, between R.E. Gas Development, LLC & INEOS Europe AG. Dated December 9, 2015.

JERA Energy (Formerly CHUBU Gas Trading)

1. NAESB – Base Contract for Sale and Purchase of Natural Gas, between Chubu U.S. Gas Trading, LLC & R.E. Gas Development, LLC. Dated November 7, 2014.

2. Special Provisions to the Base Contract for Sale and Purchase of Natural Gas, between Chubu U.S. Gas Trading LLC & R.E. Gas Development, LLC. Dated November 7, 2014.

3. Transaction Confirmation, between Chubu U.S. Gas Trading, LLC & R.E. Gas Development, LLC. Dated November 12, 2014.

National Fuel Gas

1. Service Agreement, between National Fuel Gas Supply Corporation and R.E. Gas Development, LLC. Dated September 29, 2014.

Nova Chemicals

1. Ethane Sale Agreement, between Nova Chemicals Corporation and R.E. Gas Development, LLC. Dated January 25, 2013.

Shell Trading (Butler/Moraine East/Warrior North)

1. Condensate Purchase Agreement, between Shell Trading (US) Company and R.E. Gas Development, LLC. Dated January 29, 2013. As amended.

2. Condensate Purchase Agreement – Price Amendment, between Shell Trading (US) Company and R.E. Gas Development, LLC. Dated July 14, 2016.

Stonehenge

1. Gas Gathering Agreement between Stonehenge Appalachia, LLC and R.E. Gas Development, LLC. Dated June 21, 2016, as amended.

Tennessee Gas Pipeline FT Agreements

1. Gas Transportation Agreement, Service Package No: 307474, between Tennessee Gas Pipeline Company, LLC and R.E. Gas Development, LLC. Dated August 1, 2015.

2. Gas Transportation Agreement, Service Package No: 307475, between Tennessee Gas Pipeline Company, LLC and R.E. Gas Development, LLC. Dated November 1, 2015.

Texas Gas Transmission

1. Precedent Agreement and Amendment No.1 to the Precedent Agreement for Texas Gas Transmission, LLC’s Ohio-Louisiana Access Project, between Texas Gas Transmission, LLC and R.E. Gas Development, LLC. Dated October 13, 2016, as amended.

2. Precedent Agreement and Amendment No.1 to the Precedent Agreement for Texas Gas Transmission, LLC’s Northern Supply Access Project, between Texas Gas Transmission, LLC and R.E. Gas Development, LLC. Dated October 13, 2016, as amended.

3. Amended & Restated Credit Support Agreement, between Texas Gas Transmission, LLC and R.E. Gas Development, LLC. Dated October 12, 2016, as amended.

4. Negotiated Rate Agreement (100K mmbtu/d). Rate Schedule FT. Agreement No: 34955, between Texas Gas Transmission, LLC and R.E. Gas Development, LLCC. Dated September 4, 2015.

5. Backhaul Additional Zone Letter Agreement, between R.E. Gas Development, LLC and Texas Gas Transmission, LLC. Dated March 29, 2016.

6. Negotiated Rate Agreement (30K mmbtu/d). Rate Schedule FT. Agreement No: 34955, between Texas Gas Transmission, LLC and R.E. Gas Development, LLCC. Dated March 29, 2016.

WARRIOR NORTH

BlueRacer Midstream

1. Gas Gathering, Processing and Fractionation Agreement, between Blue Racer Midstream, LLC and R.E. Gas Development, LLC. Dated December 1, 2015, as amended.

2. Long Term Sales Program, between Blue Racer Midstream, LLC and R.E. Gas Development, LLC. Dated March 13, 2015.

BP Energy Company

1. Natural Gas Sales Agreement (14K mmbtu/d), between R.E. Gas Development, LLC and BP Energy Company. Dated November 30, 2011.

SCHEDULE 7.20

SWAP ARRANGEMENTS

A list of all Swap Arrangements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notational amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied ) an the counter-party to each such agreement existing as of the Closing Date.

Loan Party	Type	Term	Effective Date	Termination Date	Notational Amounts or Volumes	Net Mark to Market Value(1)	Credit Support Agreements ?	Counter- Party
R.E. Gas	Oil - Collar Contracts	6 Months	1/1/2018	6/30/2018	3,000 bbls/month	$67,327	No	BP
R.E. Gas	Oil - Collar Contracts	6 Months	1/1/2017	6/30/2017	8,000 bbls/month	$1,105	No	SunTrust
R.E. Gas	Oil - Swap	24 Months	1/1/2017	12/31/2018	5,000 bbls/month	$252,046	No	BP
R.E. Gas	Oil - Three-Way Collar	21 Months	4/1/2017	12/31/2018	5,000 bbls/month	$174,005	No	BP
R.E. Gas	Oil - Three-Way Collar	6 Months	7/1/2017	12/31/2017	8,000 bbls/month	$43,142	No	SunTrust
R.E. Gas	Oil – Swap	27 Months	1/1/2019	3/31/2021	2,000 bbls/month	—	No	BP
		3 Months	1/1/2019	3/31/2019	2,500 bbls/month
R.E. Gas	Oil – Collar Contracts	27 Months	1/1/2019	3/31/2020	5,000 bbls/month	—	No	BP
R.E. Gas	Oil – Collar Contracts	27 Months	1/1/2019	3/31/2020	2,500 bbls/month	—	No	BP
R.E. Gas	Natural Gas - Call Contract	12 Months	1/1/2017	12/31/2017	70,000 mmbtu/month	($45,564)	No	BMO
R.E. Gas	Natural Gas - Call Contract	24 Months	1/1/2017	12/31/2018	180,000 mmbtu/month	($745,242)	No	BMO
R.E. Gas	Natural Gas - Call Contract	12 Months	1/1/2018	12/31/2018	10,000 mmbtu/day	($368,524)	No	RBC
R.E. Gas	Natural Gas - Cap Swaps	18 Months	7/1/2016	12/31/2017	300,000 mmbtu/month	($1,653,941)	No	RBC
R.E. Gas	Natural Gas - Collar Contract	7 Months	4/1/2017	10/31/2017	200,000 mmbtu/month	($376,336)	No	RBC
R.E. Gas	Natural Gas - Collar Contract	5 Months	11/1/2017	3/31/2018	150,000 mmbtu/month	($58,451)	No	SunTrust
R.E. Gas	Natural Gas - Swap	21 Months	4/1/2017	12/31/2018	10,000 mmbtu/day	($201,844)	No	BP

Loan Party	Type	Term	Effective Date	Termination Date	Notational Amounts or Volumes	Net Mark to Market Value(1)	Credit Support Agreements ?	Counter- Party
R.E. Gas	Natural Gas - Swap	12 Months	1/1/2018	12/31/2018	10,000 mmbtu/day	$259,968	No	BP
R.E. Gas	Natural Gas - Swap	5 Months	11/1/2017	3/31/2018	10,000 mmbtu/day	($63,970)	No	BP
R.E. Gas	Natural Gas - Swap	3 Months	1/1/2018	3/31/2018	3,750 mmbtu/day	($165,644)	No	BP
R.E. Gas	Natural Gas - Swap	12 Months	4/1/2018	3/31/2019	5,000 mmbtu/day	$116,444	No	BP
R.E. Gas	Natural Gas - Swap	12 Months	4/1/2018	3/31/2019	5,000 mmbtu/day	$116,444	No	BP
R.E. Gas	Natural Gas - Swap	3 Months	1/1/2018	3/31/2018	3,750 mmbtu/day	($165,644)	No	BP
R.E. Gas	Natural Gas - Swap	33 Months	4/1/2016	12/31/2018	30,000 mmbtu/month	$284,414	No	RBC
R.E. Gas	Natural Gas - Swap	33 Months	4/1/2016	12/31/2018	50,000 mmbtu/month	$463,655	No	RBC
R.E. Gas	Natural Gas - Swap	7 Months	4/1/2017	10/31/2017	150,000 mmbtu/month	($390,620)	No	RBC
R.E. Gas	Natural Gas - Swap	7 Months	4/1/2017	10/31/2017	5,000 mmbtu/day	($318,445)	No	RBC
R.E. Gas	Natural Gas - Swap	7 Months	4/1/2017	10/31/2017	5,000 mmbtu/day	($291,787)	No	RBC
R.E. Gas	Natural Gas - Swap	7 Months	4/1/2017	10/31/2017	10,000 mmbtu/day	($583,573)	No	RBC
R.E. Gas	Natural Gas - Swap	36 Months	4/1/2018	3/31/2021	10,000 mmbtu/day	—	No	BP
		3 Months	1/1/2019	3/31/2019	20,000 mmbtu/day
R.E. Gas	Natural Gas - Swaptions	12 Months	1/1/2017	12/31/2017	100,000 mmbtu/month	($95,095)	No	RBC
R.E. Gas	Natural Gas - Swaptions	12 Months	1/1/2017	12/31/2017	100,000 mmbtu/month	($141,475)	No	RBC
R.E. Gas	Natural Gas - Three-Way Collar	34 Months	3/1/2015	12/31/2017	500,000 mmbtu/month	$356,159	No	BMO
R.E. Gas	Natural Gas - Three-Way Collar	36 Months	1/1/2016	12/31/2018	15,000 mmbtu/day	$357,261	No	BMO
R.E. Gas	Natural Gas - Three-Way Collar	21 Months	4/1/2016	12/31/2017	5,000 mmbtu/day	($109,387)	No	Key Bank
R.E. Gas	Natural Gas - Three-Way Collar	33 Months	4/1/2016	12/31/2018	200,000 mmbtu/month	($1,027,179)	No	RBC
R.E. Gas	Natural Gas - Three-Way Collar	5 Months	11/1/2017	3/31/2018	10,000 mmbtu/day	($249,306)	No	SunTrust
R.E. Gas	Natural Gas - Three-Way Collar	3 Months	1/1/2019	3/31/2019	15,000 mmbtu/day	—	No	BP
		15 Months	1/1/2019	3/31/2020	10,000 mmbtu/day
		12 Months	4/1/2020	3/31/2021	100,000 mmbtu/month

Loan Party	Type	Term	Effective Date	Termination Date	Notational Amounts or Volumes	Net Mark to Market Value(1)	Credit Support Agreements ?	Counter- Party
R.E. Gas	Ethane - Swap	12 Months	1/1/2017	12/31/2017	20,000 bbls/month	($40)	No	BP
R.E. Gas	Ethane - Swap	12 Months	1/1/2018	12/31/2018	25,000 bbls/month	$50,005	No	BP
R.E. Gas	Ethane - Swap	12 Months	1/1/2018	12/31/2018	10,000 bbls/month	$19,999	No	BP
R.E. Gas	Ethane - Swap	6 Months	7/1/2017	12/31/2017	10,000 bbls/month	$53,019	No	BP
R.E. Gas	Ethane - Swap	24 Months	1/1/2018	12/31/2019	20,000 bbls/month	($142,601)	No	BP
R.E. Gas	Ethane - Swap	12 Months	1/1/2017	12/31/2017	20,000 bbls/month	($334,183)	No	RBC
R.E. Gas	Ethane - Swap	12 Months	1/1/2017	12/31/2017	25,000 bbls/month	$26,054	No	RBC
R.E. Gas	Ethane - Swap	21 Months	4/1/2018	12/31/2019	10,000 bbls/month	—	No	BP
R.E. Gas	Ethane – Swap	12 Months	1/1/2019	12/31/2019	10,000 bbls/month	—	No	BP
R.E. Gas	Ethane – Swap	15 Months 4 Months	1/1/2020 1/1/2020	3/31/2021 4/30/2020	3,000 bbls/month 3,000 bbls/month	—	No	BP
R.E. Gas	Propane - Swap	12 Months	1/1/2017	12/31/2017	11,000 bbls/month	($674,303)	No	BMO
R.E. Gas	Propane - Swap	12 Months	1/1/2017	12/31/2017	20,000 bbls/month	($275,793)	No	BP
R.E. Gas	Propane - Swap	12 Months	1/1/2017	12/31/2017	15,000 bbls/month	($105,034)	No	BP
R.E. Gas	Propane - Swap	12 Months	1/1/2018	12/31/2018	15,000 bbls/month	$113,579	No	BP
R.E. Gas	Propane - Swap	12 Months	1/1/2017	12/31/2017	5,000 bbls/month	($35,012)	No	BP
R.E. Gas	Propane - Swap	12 Months	1/1/2018	12/31/2018	10,000 bbls/month	$38,693	No	BP
R.E. Gas	Propane - Swap	12 Months	1/1/2018	12/31/2018	25,000 bbls/month	$436,152	No	BP
R.E. Gas	Propane - Swap	11 Months	2/1/2017	12/31/2017	5,000 bbls/month	$90,292	No	BP
R.E. Gas	Propane - Swap	11 Months	2/1/2017	12/31/2017	10,000 bbls/month	$264,119	No	BP
R.E. Gas	Propane - Swap	20 Months	5/1/2016	12/31/2017	15,000 bbls/month	($1,358,066)	No	RBC
R.E. Gas	Propane - Swap	6 Months 3 Months	1/1/2018 1/1/2018	6/30/2018 3/31/2018	4,000 bbls/month 2,000 bbls/month	—	No	BP
R.E. Gas	Propane - Swap	27 Months	1/1/2019	3/31/2021	10,000 bbls/month	—	No	BP
		3 Months	1/1/2019	3/31/2019	20,000 bbls/month
R.E. Gas	Propane - Swap	15 Months	1/1/2019	3/31/2020	5,000 bbls/month	—	No	BP
		3 Months	1/1/2019	3/31/2019	13,000 bbls/month
R.E. Gas	IsoButane - Swap	12 Months	1/1/2017	12/31/2017	3,000 bbls/month	($3,496)	No	BP
R.E. Gas	IsoButane - Swap	12 Months	1/1/2018	12/31/2018	2,000 bbls/month	$21,080	No	BP
R.E. Gas	IsoButane - Swap	17 Months	8/1/2017	12/31/2018	3,000 bbls/month	$46,508	No	BP
R.E. Gas	IsoButane - Swap	7 Months	2/1/2017	8/31/2017	3,000 bbls/month	$84,139	No	BP

Loan Party	Type	Term	Effective Date	Termination Date	Notational Amounts or Volumes	Net Mark to Market Value(1)	Credit Support Agreements ?	Counter- Party
R.E. Gas	IsoButane - Swap	12 Months	1/1/2018	12/31/2018	3,000 bbls/month	$157,513	No	BP
R.E. Gas	IsoButane - Swap	12 Months	1/1/2017	12/31/2017	1,000 bbls/month	($65,488)	No	Key Bank
R.E. Gas	IsoButane - Swap	20 Months	5/1/2016	12/31/2017	3,000 bbls/month	($279,164)	No	RBC
R.E. Gas	IsoButane - Swap	6 Months	1/1/2018	6/30/2018	1,000 bbls/month	—	No	BP
R.E. Gas	IsoButane - Swap	3 Months	1/1/2019	3/31/2019	5,500 bbls/month	—	No	BP
R.E. Gas	Butane - Swap	12 Months	1/1/2017	12/31/2017	3,000 bbls/month	($208,632)	No	BMO
R.E. Gas	Butane - Swap	12 Months	1/1/2017	12/31/2017	4,000 bbls/month	$14,199	No	BP
R.E. Gas	Butane - Swap	12 Months	1/1/2017	12/31/2017	2,000 bbls/month	$2,923	No	BP
R.E. Gas	Butane - Swap	12 Months	1/1/2018	12/31/2018	5,000 bbls/month	$67,453	No	BP
R.E. Gas	Butane - Swap	17 Months	8/1/2017	12/31/2018	5,000 bbls/month	$100,029	No	BP
R.E. Gas	Butane - Swap	6 Months	2/1/2017	7/31/2017	5,000 bbls/month	$116,525	No	BP
R.E. Gas	Butane - Swap	12 Months	1/1/2018	12/31/2018	5,000 bbls/month	$252,591	No	BP
R.E. Gas	Butane - Swap	20 Months	5/1/2016	12/31/2017	6,000 bbls/month	($542,566)	No	RBC
R.E. Gas	Butane - Swap	6 Months	1/1/2018	6/30/2018	1,000 bbls/month	—	No	BP
R.E. Gas	Butane - Swap	3 Months	1/1/2019	3/31/2019	10,000 bbls/month	—	No	BP
R.E. Gas	C5+ - Swap	12 Months	1/1/2017	12/31/2017	10,000 bbls/month	$227,274	No	BP
R.E. Gas	C5+ - Swap	12 Months	1/1/2018	12/31/2018	10,000 bbls/month	$493,684	No	BP
R.E. Gas	C5+ - Swap	12 Months	1/1/2017	12/31/2017	8,000 bbls/month	$106,637	No	BP
R.E. Gas	C5+ - Swap	12 Months	1/1/2017	12/31/2017	4,000 bbls/month	$24,080	No	BP
R.E. Gas	C5+ - Swap	12 Months	1/1/2018	12/31/2018	6,000 bbls/month	$177,724	No	BP
R.E. Gas	C5+ - Swap	10 Months	1/1/2017	10/31/2017	10,000 bbls/month	($260,905)	No	RBC
R.E. Gas	C5+ - Swap	3 Months	1/1/2019	3/31/2019	9,250 bbls/month	—	No	BP
R.E. Gas	DOMSP Basis - Swap	1 Months	4/1/2017	4/30/2017	300,000 mmbtu/month	($190,617)	No	BP
R.E. Gas	DOMSP Basis - Swap	11 Months	5/1/2017	3/31/2018	300,000 mmbtu/month	($666,559)	No	BP
R.E. Gas	DOMSP Basis - Swap	27 Months	10/1/2017	12/31/2019	7,500 mmbtu/day	($2,126,747)	No	BP
R.E. Gas	DOMSP Basis - Swap	27 Months	10/1/2017	12/31/2019	3,500 mmbtu/day	($964,453)	No	BP

Loan Party	Type	Term	Effective Date	Termination Date	Notational Amounts or Volumes	Net Mark to Market Value(1)	Credit Support Agreements ?	Counter- Party
R.E. Gas	DOMSP Basis - Swap	27 Months	10/1/2017	12/31/2019	4,000 mmbtu/day	($942,069)	No	BP
R.E. Gas	DOMSP Basis - Swap	7 Months	4/1/2017	10/31/2017	5,000 mmbtu/day	($273,884)	No	BP
R.E. Gas	DOMSP Basis - Swap	48 Months	1/1/2021	12/31/2024	10,000 mmbtu/day	($1,023,503)	No	BP
R.E. Gas	DOMSP Basis - Swap	69 Months	4/1/2015	12/31/2020	5,000 mmbtu/day	($1,413,531)	No	RBC
R.E. Gas	DOMSP Basis - Swap	69 Months	4/1/2015	12/31/2020	5,000 mmbtu/day	($1,413,531)	No	RBC
R.E. Gas	DOMSP Basis - Swap	69 Months	4/1/2015	12/31/2020	10,000 mmbtu/day	($3,985,640)	No	RBC
R.E. Gas	TGT Basis - Swap	24 Months	1/1/2017	12/31/2018	20,000 mmbtu/day	$90,643	No	RBC
R.E. Gas	TGT Basis - Swap	24 Months	1/1/2017	12/31/2018	20,000 mmbtu/day	($288,339)	No	RBC

(1)	Net Mark to Market Value is as of March 31, 2017

SCHEDULE 9.03

EXISTING LIENS

1. To the extent constituting Liens, liens securing the Keystone Transactions.

SCHEDULE 9.05

INVESTMENTS

1. Rex Energy I, LLC owns all of the outstanding membership interest of Rex Energy Marketing, LLC, a Delaware limited liability company.

2. R.E. Gas Development, LLC owns 40% of the outstanding membership interests of RW Gathering, LLC, a Delaware limited liability company.

3. Rex Energy Operating Corp. owns 50% of the outstanding membership interests of Charlie Brown Air II, LLC, a Delaware limited liability company.

SCHEDULE 9.12

ASSET SALE

The Oil and Gas Properties listed on Exhibit A to the Assignment and Bill of Sale, dated as of October 1, 2016, by and among R.E. Gas Development, LLC, a Delaware limited liability company, MFC Drilling, Inc., an Ohio corporation, ABARTA Oil & Gas Co., Inc., a Delaware corporation, and Antero Resources Corporation, a Delaware corporation.

SCHEDULE 9.14

EXISTING AFFILIATE TRANSACTIONS

1. The use of an Eclipse 500 Airplane owned by Charlie Brown II Limited Partnership pursuant to the terms of (i) the Amended and Restated Limited Liability Company Agreement, dated June 21, 2007, of L&B Air LLC, (ii) the Amended and Restated Limited Partnership Agreement, dated June 21, 2007, of Charlie Brown II Limited Partnership and (iii) the First Amended and Restated Aircraft Joint Ownership and Management Agreement, dated June 21, 2007, between Charlie Brown Air Corp. and Charlie Brown II Limited Partnership.

2. Office lease agreement entered into June 27, 2012 with Shaner Office Holdings, L.P., of which Lance T. Shaner, Chairman of the Board of Directors of the Borrower, is an Affiliate.

3. Master Services Agreement with Bronder Technical Services, Inc. dated July 21, 2015. Lance T. Shaner, Chairman of the Board of Directors of the Borrower, is an Affiliate of Bronder Technical Services, Inc.

4. Master Services Agreement with HydroRecovery LP dated December 29, 2014. Lance T. Shaner, Chairman of the Board of Directors of the Borrower, is an Affiliate of HydroRecovery LP.

5. Hill Barth & King, LLC, the firm of which John A. Lombardi, Director of the Borrower, is a member, is performing a sales and use tax review for potential refund opportunities in Pennsylvania. Mr. Lombardi is not participating in the review.

6. Master Services Agreements (2) with Select Energy Services, LLC dated October 29, 2010. Eric Mattson, Director of the Borrower, is the Chief Financial Officer of Select Energy Services, LLC and its affiliated companies. R.E. Gas Development, LLC and Rex Energy I, LLC have procured water services from Select Energy Services in the past. Neither the Borrower nor any of its subsidiaries have utilized Select Energy Services as a contractor since 2014; however, the Master Services Agreements are still in effect.